EXHIBIT 4(ii)
Conformed Copy


                           DATED 5th May 1995



            TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED,         (1)
           STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED,

                                - and -

                       SPIERER FRERES & CIE S.A.
                            WERKHOF GMBH                                (2)

                                - and -

                    STANDARD COMMERCIAL CORPORATION                     (3)


                                - and -

                          COMMERZBANK A.G.,                             (4)
                     DEUTSCHE BANK A.G. IN HAMBURG,
                 WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                           MEESPIERSON N.V.,
                 NORDDEUTSCHE LANDESBANK GIROZENTRALE,
                     THE ROYAL BANK OF SCOTLAND PLC

                                - and -

                    DEUTSCHE BANK A.G. IN HAMBURG                       (5)

                                - and -


                            MEESPIERSON N.V.                            (6)

                                - and -

                               THE BANKS                                (7)


              ___________________________________________


                      MASTER FACILITIES AGREEMENT

              ___________________________________________



                          LOVELL WHITE DURRANT
                           65 Holborn Viaduct
                            London EC1A 2DY
                           A1/KB/GBY/19239-4

                                CONTENTS


           Heading                                                         Page

           Parties

           Recitals

                                     PART I

1.         Definitions and Interpretation                                    1

                                    PART II

2.         Master Facilities Arrangements                                   24
3.         Position After Master Facilities
              Termination Date                                              31


                                    PART III

4.         Review                                                           32

                                    PART IV

5.         Conditions Precedent                                             34


                                     PART V

6.         Facilities                                                       35

                                    PART VI

7.         Interest                                                         38


                                    PART VII

8.         Repayment                                                        40

                                   PART VIII

9.         No Deductions                                                    42
10.        Change in Law or Regulations                                     44
11.        Cancellation                                                     45

                                    PART IX


12.        Guarantee                                                        46


                                     PART X

13.        Representations and Warranties                                   50

                                    PART XI

14.        General Covenants                                                57
15.        Information Covenants                                            68
16.        Financial Covenants                                              73


                                    PART XII

17.        Termination in Case of Default                                   75


                                   PART XIII
18.        Fees                                                             81
19.        Expenses                                                         81
20.        Stamp Duty                                                       82


                                    PART XIV

21.        Assignments and Transfers                                        83

                                    PART XV

22.        Lead Bank, Security Agent and Steering Committee                 86
23         Amendments and Decisions                                         94
24.        Retirement of Lead Bank, Security Agent and Steering Committee   95


                                    PART XVI


25.        Enforcement of Security and Distribution of Recoveries           98
26.        Equalisation                                                    100
27.        Interim Distributions of Recoveries and Creation of Reserves    101
28.        Calculation of Outstandings                                     102
29         Further Security, Set-Off and Excess Cash Cover                 103
30.        Third Party Security                                            104
31.        Closing out of Foreign Exchange Transactions                    104


                                   PART XVII

32.        Notices                                                         105
33.        Indemnities                                                     106
34.        Certificates, Calculations and Evidence of Debt                 107
35.        Set-Off                                                         107
36.        Forbearance and Partial Invalidity                              108
37.        Authority of SCC                                                108
38.        Counterparts                                                    109
39.        Governing Law and Jurisdiction                                  109



                                   SCHEDULES



Schedule I             :        The Borrowers and the Covenantors          111
Schedule II            :        The Banks                                  112
Schedule III           :        The Charging Companies                     116
Schedule IV            :        The Facility Agreements                    117
Schedule V             :        Wool Group Companies                       123
Schedule VI            :        Security Documents                         124
Schedule VII           :        Form of Transfer Certificate               125
Schedule VIII          :        Group Structure                            128
Schedule IX            :        Capital Expenditure Projections            129
Schedule X             :        Conditions Precedent and Subsequent        130
Schedule XI            :        Existing Security and Guarantees           135
Schedule XII           :        Non-Committed Banks                        141
Schedule XIII          :        Reducing Banks                             143
Schedule XIV           :        Litigation Details                         144

Schedule XV            :        Details of Group Joint Ventures            145
Schedule XVI           :        Insurance Policies                         146
Schedule XVII          :        First Tier Subsidiary Bank Accounts        149
Schedule XVIII         :        Distribution of Recoveries between
                                   Finance Parties                         150
Schedule XIX           :        Existing Intra-Group Indebtedness          153
Schedule XX            :        Security Programme                         154


Signing Pages                                                          155-161
Appendix A             :        The Budget                             Omitted
Appendix B             :        The Cash Flow Forecast                 Omitted


THIS AGREEMENT is made the 5th day of May 1995

BETWEEN:


(1)      THE COMPANIES LISTED IN PART I OF SCHEDULE I (the "Borrowers");

(2)      THE COMPANIES LISTED IN PART II OF SCHEDULE I (the "Covenantors");

(3) STANDARD COMMERCIAL CORPORATION (Federal Tax Identification Number 13/1337610) whose registered office is at 2201 Miller Road, P.O. Box 450, Wilson NC 27894-0450, USA ("SCC");

(4) COMMERZBANK A.G, DEUTSCHE BANK A.G., MEESPIERSON N.V., WESTDEUTSCHE LANDESBANK GIROZENTRALE, NORDDEUTSCHE LANDESBANK GIROZENTRALE AND THE ROYAL BANK OF SCOTLAND PLC (the "Steering Committee");

(5)      DEUTSCHE BANK A.G. in Hamburg (the "Lead Bank");

(6)      MEESPIERSON N.V.  (the "Security Agent");

(7)      THE BANKS LISTED IN COLUMN 1 OF SCHEDULE II  ("the  Banks").


IT IS AGREED:

                                     PART I

                         DEFINITIONS AND INTERPRETATION


1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement terms defined in Clause 16 (Financial Covenants) shall have the meanings set out in that Clause and in addition:--

     "Accounting Reference Period"     shall have the same meaning as
                                       "accounting reference period" in Part
                                       VII of the Act;

     "Accounts Date"                   31st March in each year;

     "Accounts"                        (a) each of the Original Accounts; and

                                       (b) each of the audited and unaudited,
                                       consolidated and unconsolidated accounts of the Group or any division of the Group or any Group Company delivered to the Agent pursuant to Clauses 15.5 (Monthly Accounts) and 15.7 (Accounts);

     "Act"                             the Companies Act 1985;

     "Additional Costs Rate"           in relation to any sum outstanding under
                                       this Agreement, the cost to the Bank
                                       which has made such sum available, of
                                       compliance with any special deposit,
                                       mandatory liquid asset or reserve
                                       requirement of the central bank in
                                       accordance with whose requirements or
                                       directions such Bank is accustomed
                                       to act;

     "Agreed Terms"                    in relation to any document, means the
                                       form of that document initialled by or
                                       on behalf of the Lead Bank and SCC;

     "Agreed Warehouse"                a warehouse approved by the Security
                                       Agent from time to time;

     "Auditors"                        at any time the auditors of the Group,
                                       being Deloitte & Touche or any other firm of accountants approved by the Lead Bank in writing;

     "Auditors' Letter"                a letter from the Auditors addressed to
                                       the Lead Bank on behalf of the Banks
                                       confirming that the Auditors will provide all certificates and confirmations which the Lead Bank is entitled to request and from time to time requests from the Auditors under the terms of this Agreement;

     "Available Commitment"            in relation to a Bank and any Facility,
                                       the Dollar Equivalent of that Bank's
                                       Commitment in respect of such Facility,
                                       less the Dollar Equivalent of all
                                       Outstandings (including, in the case of
                                       foreign exchange transactions, the amount deemed to be outstanding by Clause 2.12
                                       (Foreign Exchange) and, in the case of
                                       any unmatured liability, the maximum
                                       amount of such liability capable of
                                       maturing into an actual liability) under such Facility at that time;

     "Availability Period"             the period beginning on the date of this
                                       Agreement and ending on the day which
                                       falls 364 days after the date of this
                                       Agreement or, if the initial term of the Facilities is extended in accordance with Clause 8.5 (Extension) for a further term, the last day of such further term;

     "Bank" each of the banks identified in Schedule II and any additional or substitute bank or financial institution at any time hereafter designated as a Bank by agreement between the Lead Bank (acting with Majority Bank approval) and SCC pursuant to this Agreement and each of their respective successors in title (but only for so long as such person has any rights or obligations under the Finance Documents);

     "Bill" a bill of exchange or promissory note presented to a Bank by a Group Company for acceptance and discounting pursuant to the terms of the Facility made available by such Bank to a Borrower and satisfactory in form and substance to such Bank;

     "Borrower"                        each of the companies listed in Part I of
                                       Schedule I;

     "Borrower Debentures"             the debentures in the Agreed Terms
                                       entered into or to be entered into by
                                       each of the Borrowers in favour of the
                                       Security Agent on behalf of the Finance
                                       Parties;

     "Borrowings"                      in relation to any Group Company, at any
                                       time, any Indebtedness incurred by that
                                       Group Company in respect of all or any of the following (but without double counting):-

                                       (a) money borrowed or raised;

                                       (b) any debentures, bonds, notes, loan
                                           stock, commercial paper or similar
                                           instruments or  acceptance credit,
                                           bill discounting or note purchase
                                           facilities;

                                       (c) counter-indemnity obligations of such
                                           person in respect of letters of
                                           credit, guarantees or similar
                                           instruments issued by banks or
                                           financial institutions;

                                       (d) receivables sold, assigned or
                                           discounted (unless the effect is that
                                           no Group Company can be under any
                                           obligation in any circumstances
                                           to repurchase or make good any loss
                                           relating to such receivable);

                                       (e) money paid by a Group Company in
                                           consideration for the supply of goods
                                           and/or services to a Group Company
                                           more than 30 days after the due date
                                           for the supply;

                                       (f) money received by a Group Company in
                                           consideration for the supply of goods
                                           and services by a Group Company to
                                           the extent received more than 30 days
                                           before the due date for the supply;

                                       (g) the capital element of conditional
                                           purchase, hire purchase and leases
                                           which are defined as finance leases
                                           in SSAP 21;

                                       (h) any guarantee, indemnity or other
                                           assurance against financial loss in
                                           respect of any Indebtedness of any
                                           other person of a kind referred to
                                           in this definition;

                                       (i) any interest rate or currency swap,
                                           forward rate agreement, cap, floor
                                           or collar transaction calculated by
                                           reference to the net amount payable
                                           under any such agreement if closed-
                                           out or terminated at that time (but
                                           ignoring any net amount receivable by
                                           that Group Company); and

                                       (j) any other transaction having
                                           substantially the same commercial
                                           effect as any of the foregoing,
                                           including liabilities which are not
                                           shown as borrowings on the balance
                                           sheet of such person by reason of
                                           being contingent, conditional or
                                           otherwise;

     "Budget"                          (a) the business plan for the Group
                                           including the projections to 31 March
                                           1995 and projections for 1996 and
                                           1997 annexed as Appendix A to this
                                           Agreement;

                                       (b) the supplemental budget to be
                                           delivered to the Security Agent
                                           pursuant to Clause 14.53 (Conditions
                                           Subsequent); and

                                       (c) each budget now or hereafter
                                           delivered or to be delivered to the
                                           Security Agent pursuant to Clause
                                           15.1 (Budget);

     "Business Day"                    a day (other than a Saturday or Sunday)
                                       on which the relevant financial markets
                                       are open for dealings between banks (a)
                                       in London, New York and Frankfurt and
                                       (b) where a payment is to be made under
                                       this Agreement in any currency other than Sterling, Dollars or DM, the principal financial centre of the currency concerned;

     "Cash Flow Forecast"              (a) the rolling four quarter cash flow
                                           forecast for the Group for the period
                                           to 31 March 1996 attached as Appendix
                                           B to this Agreement; and

                                       (b) each cash flow forecast now or
                                           hereafter delivered or to be
                                           delivered to the Security Agent
                                           pursuant to Clause 15.3 (Cash Flow
                                           Forecast);

     "Charging Company"                at any time, each of SCC, the Companies
                                       listed in Schedule III and any other
                                       Group Company or Companies or other
                                       person which shall have executed a
                                       Security Document at that time and
                                       "Charging Companies" shall be construed
                                       accordingly;

     "Commitment"                      in relation to a Bank and a Facility,
                                       means the amount set opposite such Bank's name in Schedule II under the heading
                                       "Commitment" in relation to such Facility as the same may be transferred (in whole or in part), reduced, varied or terminated in accordance with the terms of this Agreement;

     "Continuing"                      in the context of an Event of Default
                                       shall be construed as follows:-

                                       (a) so that where the underlying
                                           circumstances which caused that Event
                                           of Default are incapable of remedy,
                                           that Event of Default is Continuing,
                                           unless and until it has been
                                           expressly waived in writing by the
                                           Lead Bank (acting on the instructions
                                           of the Majority Banks) and any
                                           conditions of such waiver have all
                                           been fulfilled to the satisfaction of
                                           the Lead Bank (acting on the
                                           instructions of Majority  Banks); or

                                       (b) in any other case, that Event of
                                           Default is Continuing unless and
                                           until either:-

                                           (i)  it has been expressly waived in
                                                writing by the Lead Bank (acting
                                                on the instructions of the
                                                Majority Banks) and any
                                                conditions of such waiver have
                                                all been fulfilled to the
                                                satisfaction of the Lead Bank
                                                (acting on the instructions of
                                                the Majority Banks); or

                                           (ii) the underlying circumstances
                                                which caused that Event of
                                                Default have been remedied to
                                                the satisfaction of the Lead
                                                Bank (acting on the instructions
                                                of the Majority Banks) and the
                                                resulting position is what it
                                                would have been if such Event of
                                                Default had not occurred;

     "Convertible Subordinated
      Debentures"                      the $69,000,000 principal amount of
                                       7 1/4% convertible debentures maturing
                                       March 31, 2007 issued by SCC to refinance certain working capital facilities;

     "Covenantors"                     each of the Companies listed in Part II
                                       of Schedule I;

     "Debenture"                       the debenture in the Agreed Terms to be
                                       granted by SCTC in favour of the Security
                                       Agent as agent and trustee for the
                                       Finance Parties;

     "Disposal"                        (a) a Sale of a Wool Group Company;
                                           and/or

                                       (b) any sale or disposition of any of the
                                           shares or the goodwill and/or assets
                                           of the business of any Group Company
                                           (but excluding stock in trade sold by
                                           a Group Company in the normal course
                                           of its business as carried on at the
                                           date of this Agreement);

     "DM"                              lawful currency of the Republic of
                                       Germany;

     "Dollar Equivalent"               (a) on any date in relation to an amount
                                           denominated in Dollars means the
                                           amount thereof; and

                                       (b) on any date in relation to an amount
                                           denominated in a currency other than
                                           Dollars means the amount of Dollars
                                           which would be required to purchase
                                           such sum at the spot rate of exchange
                                           quoted by the Lead Bank at 11.00 a.m.
                                           on that date for the purchase of the
                                           relevant currency with Dollars;

     "Dollars" and $                   lawful currency of the United States;

     "Effective Date"                  the Business Day on which the Lead Bank
                                       notifies SCC (on behalf of SCC, the
                                       Borrowers and the Covenantors) and the
                                       Banks that the Conditions referred to in Clause 5.1 (Conditions Precedent) have been either satisfied in full or waived by the Lead Bank (acting on the instructions of the Majority Banks);

     "Encumbrance"                     any mortgage, pledge, lien,
                                       hypothecation, charge, security interest, assignment or deposit by way of security or any other agreement or arrangement whatsoever (whether conditional or not and whether relating to existing or to future assets) having the effect of providing a security or preferential treatment to a creditor (including set-off, title retention, defeasance or reciprocal fee arrangements) or any agreement or arrangement to give any form of security or preferential treatment to a creditor;

     "Enforcement Date"                the date on which the Security Agent
                                       shall first enforce any part of the
                                       security constituted by any Security
                                       Document;

     "Event of Default"                any of the events specified in Clause
                                       17.1 (Termination in Case of Default);

     "Existing Security"               Encumbrances over assets of members of
                                       the Group which are in existence as at
                                       the date of this Agreement and are
                                       detailed in Part I of Schedule XI;

     "Facility"                        (a) each facility made available pursuant
                                           to a Facility Letter; and

                                       (b) each facility made available by a
                                           Bank as at the date of this Agreement
                                           and detailed in Schedule II
                                           (notwithstanding that such facility
                                           may not be documented); and
                                           "Facilities" shall be construed
                                           accordingly; and

                                       (c) each other facility at any time
                                           hereafter designated as a Facility by
                                           agreement between the Lead Bank
                                           (acting with Majority Bank approval)
                                           and SCC pursuant to this Agreement;

     "Facility Agreements"             (a) the Facility Letters;

                                       (b) the security documents details of
                                           which are set out in Part II of
                                           Schedule IV;

                                       (c) each other agreement, deed, document,
                                           notice, guarantee, indemnity or
                                           certificate entered into by any
                                           Obligor  in favour of any Bank
                                           pursuant to any document referred to
                                           in (a) or (b) in this definition or
                                           otherwise in connection therewith;
                                           and

                                       (d) each other agreement or document at
                                           any time hereafter designated as a
                                           Facility Agreement by agreement
                                           between the Lead Bank (acting with
                                           Majority Bank approval) and SCC
                                           pursuant to this Agreement;

                                       and "Facility Agreement" shall be
                                       construed accordingly;

     "Facility Letters"                (a) the facility letters and agreements,
                                           details of which are set out in Part
                                           I of Schedule IV;

                                       (b) the NationsBank Facility Agreement;
                                           and

                                       (c) each other facility letter, agreement
                                           or document at any time hereafter
                                           designated as a Facility Letter by
                                           agreement between the Lead Bank
                                           (acting with Majority Bank approval)
                                           and SCC pursuant to this Agreement,
                                           and each is a "Facility Letter";

     "Facility Office"                 in relation to a Bank or a Transferee,
                                       means the office identified at the end of this Agreement or in the relevant
                                       Transfer Certificate, as the case may be, or any replacement facility office nominated in accordance with Clause 32
                                       (Notices);

     "Final Repayment Date"            the date which falls 364 days after the
                                       date of this Agreement or, if the initial term of the Facilities is extended for a further term in accordance with Clause
                                       8.5 (Extension), the last day of such
                                       further term or, if any such day is not a Business Day, the preceding Business Day;

     "Finance Documents"               this Agreement, the Facility Agreements,
                                       the Security Documents, the Negative
                                       Pledge, any Transfer Certificate and any other agreements or documents entered into by any Group Company pursuant to the terms of the Finance Documents or any of them and any other agreement or document now or in the future designated as a Finance Document by agreement between the Lead Bank (acting with Majority Bank approval) and SCC and includes each such Finance Document as extended, supplemented, varied, restated and/or replaced in any manner from time to time
                                       (even if changes are made to the
                                       composition of the Finance Parties and/or the other parties to the Finance
                                       Documents) and/or any document which
                                       extends, supplements, varies, restates
                                       and/or replaces such Finance Document and also includes each or any such Finance
                                       Document and each is a "Finance
                                       Document";

     "Finance Parties"                 the banks and financial institutions for
                                       the time being comprising Finance Parties pursuant to the terms of this Agreement
                                       (including, without limitation, the Banks and any additional or substitute bank or financial institution at any time hereafter designated as a Finance Party to the extent and for the purpose(s) so designated by agreement between the Lead
                                       Bank (acting with Majority Bank approval) and SCC pursuant to this Agreement) and each of their respective successors in title and permitted assignees or transferees (but only for so long as such person has any rights or obligations under any Finance Document) and also includes each or any of them and each is a "Finance Party";

     "First Tier Subsidiaries"         the Borrowers, the Covenantors, Standard
                                       Commercial Tobacco Services (UK) Limited,
                                       Standard Commercial Tobacco Company of
                                       Canada Ltd. and Transconti Srl and each
                                       is a "First Tier Subsidiary";

     "Greater Group"                   means at any time SCC and its
                                       Subsidiaries at such time;

     "Group" means (a) prior to the Sale of the Wool Group, (i) SCC and the other companies detailed in Schedule VIII and (ii) each Wool Group Company (for so long as such Company remains a direct or indirect Subsidiary of SCC) and (b) following the Sale of the Wool Group, SCC and the other companies detailed in Schedule VIII, or such other group of companies as SCC and the Lead Bank (acting on the instructions of the Majority Banks) may agree from time to time and in each case "Group Company" means any member of the Group;

     "Indebtedness"                    at any time any obligation for the
                                       payment or repayment of money, whether
                                       present or future, actual or contingent;

     "Interest Indebtedness"           all accrued, but unpaid, amounts of
                                       interest, commission, bank charges, costs and expenses payable to a Finance Party by an Obligor under a Facility which have not been capitalised to become Principal
                                       Indebtedness;

     "Inventory"                       stocks of tobacco owned by a Borrower and
                                       held in an Agreed Warehouse and pledged to the Security Agent as agent and trustee for the Finance Parties;

     "Kehaya Loan"                     the facility to be provided by
                                       NationsBank, N.A. (Carolinas) to Ery
                                       Kehaya to fund his purchase of certain
                                       senior promissory notes dated 1 July 1988 issued by SCC from each of Principal
                                       Mutual Life Insurance Company, Nationwide
                                       Life Insurance Company, West Coast Life
                                       Insurance Company and Wisconsin Health
                                       Care Liability Insurance Plan in an
                                       aggregate amount of $3,833,500;

     "Lead Bank"                       Deutsche Bank A.G. in Hamburg in its
                                       capacity as lead bank to the Banks under this Agreement and any successor thereto appointed under the terms of this Agreement;

     "Lending Base"                    at any time the figure which is the
                                       aggregate of (a) 85% of the value
                                       attributable to trade receivables of the Borrowers at that time; (b) 75% of the Market Value of the Inventory at that time; and (c) the value of the shares of Standard Wool France S.A. (for so long only as such shares remain charged to the Security Agent). The Lending Base will be suspended until further notice. After the Sale of the Wool Group, and independent of the result, the Steering Committee will examine whether the Lending Base clause can be brought into force, the object being to limit financing to trade deals;

     "Lombard Facility Letter"         a facility letter executed or to be
                                       executed between Standard Wool (UK)
                                       Limited and Lombard NatWest Discounting
                                       Limited relating to the disposal by
                                       Standard Wool (UK) Limited of certain
                                       receivables to Lombard NatWest
                                       Discounting Limited;

     "Majority Banks"                  means at any time those Banks whose
                                       Overall Commitments at such time are
                                       equal to or exceed 67 per cent. of the
                                       aggregate of all Overall Commitments at
                                       such time;

     "Margin"                          for the purposes of Clause 7.1 (Interest
                                       Rate) means 1.25 per cent. per annum;

     "Market Value"                    in relation to Inventory at any time,
                                       means the value conclusively determined
                                       by the Lead Bank, of such Inventory,
                                       having regard to the sale and purchase
                                       prices of tobacco similar to such
                                       Inventory; such prices to be obtained
                                       from such sources as the Lead Bank may
                                       determine;


      "Master Facilities               the earlier of 5.00 p.m. on the Final
       Termination Date"               Repayment Date or the time when the Lead
                                       Bank declares an Event of Default
                                       pursuant to Clause 17 (Termination in
                                       Case of Default);

     "Master Wakala Agreement"         the master wakala agreement executed or
                                       to be executed between Standard Wool
                                       (Chile) SA and Al Rahji Investment
                                       Corporation;

     "Material Adverse Change"         an event or circumstance which (when
                                       taken alone or together with any previous event or circumstance) constitute(s) an adverse change in the assets, financial or trading position of any Group Company;

     "Material Adverse Effect"         an event or circumstance which (when
                                       taken alone or together with any previous event or circumstance) has, or could reasonably be expected in the opinion of the Majority Banks to have, a serious effect on the assets, business or financial condition or trading prospects of any Group Company or of the Group as a whole;

     "Month" a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or, if that corresponding day is not a Business Day, ending on the next Business Day unless that falls in another calendar month in which case it shall end on the preceding Business Day, save that if there is no corresponding day in the month in which the period ends, that period shall end on the last Business Day in the later month;

     "NationsBank Facility Agreement"  the facility agreement dated 3 June 1993 pursuant to which NationsBank, N.A.
                                       (Carolinas) agreed to make available to
                                       TCLC a loan facility of up to $20,000,000 under which the current outstanding balance is $10,000,000;

     "NationsBank Loan"                principal amounts outstanding from time
                                       to time under the NationsBank Facility
                                       Agreement;


     "NationsBank Holding              (a) the loan made by NationsBank of North
      Company Loans"                       Carolina to W.A. Adams Company
                                           Employee Stock Ownership Plan Trust
                                           pursuant to the Loan and Guaranty
                                           Agreement dated June 30, 1992 as
                                           amended from time to time; and

                                       (b) the loan made by NationsBank of North
                                           Carolina pursuant to a Loan Agreement
                                           dated July 1, 1992 as amended from
                                           time to time;

     "Negative Pledge"                 means the negative pledge dated 22 March
                                       1995 executed by SCC in favour of the
                                       Lead Bank on behalf of the Banks;

     "Net Disposal Proceeds"           the proceeds of any Disposal prior to the
                                       Enforcement Date (less, in the case only of a Wool Group Company, repayment of any inter-company indebtedness of that Wool
                                       Group Company to any Tobacco Group
                                       Company);

     "New Finance Documents"           the Finance Documents other than the
                                       Facility Agreements and each is a "New
                                       Finance Document";

     "Non-Committed Banks"             the banks identified in  Schedule XII;

     "Obligors"                        collectively the Borrowers, the
                                       Covenantors, SCC, the Charging Companies and any other person now or in the future designated in writing as an Obligor by the Lead Bank (acting with Majority Bank approval) and SCC pursuant to this Agreement and each is an "Obligor";

     "Original Accounts"               each of the audited accounts of the
                                       Greater Group and each member of the
                                       Group (both consolidated and
                                       unconsolidated) for their respective
                                       Accounting Reference Periods ended
                                       31st March 1994;

     "Outstandings"                    at any time in respect of a Bank means
                                       the aggregate of the Dollar Equivalent of each amount which a Borrower may at any time owe to such Bank under the terms of its Facility or in respect of which such Bank has recourse to a Borrower under its Facility (but excluding, for the avoidance of doubt, any amount for which SCTC may from time to time be indebted to RBS under or pursuant to the RBS
                                       Guarantee);

     "Overall Commitment"              in relation to a Bank means the
                                       aggregate of the Commitments of such
                                       Bank;

     "Permitted Borrowings"            (a) Borrowings under the Facilities, the
                                           NationsBank Holding Company Loans,
                                           the Kehaya Loan, the US Facility and
                                           the Wool Group Facility on the terms
                                           and up to the limits applicable
                                           therein as at the date of this
                                           Agreement (as such limits may be
                                           reduced from time to time in
                                           accordance with the terms of the
                                           respective agreement and/or this
                                           Agreement);

                                       (b) Borrowings by any Group Company other
                                           than SCC or a First Tier Subsidiary
                                           from a third party lender on arms
                                           length terms to finance stock in
                                           trade in the ordinary course of its
                                           business as carried on at the date
                                           of this Agreement, provided that if
                                           security is given for such Borrowing,
                                           such security shall be granted only
                                           to such lender and only over stock in
                                           trade financed by such lender;

                                       (c) Borrowings pursuant to any
                                           conditional purchase, hire purchase,
                                           operating lease or finance lease
                                           arrangements permitted under Clause
                                           14.9 (Hire Purchase Restrictions);

                                       (d) Borrowings pursuant to any Bankers
                                           Automated Clearing System facility
                                           provided by Lloyds Bank Plc to
                                           Standard Commercial Tobacco Services
                                           (UK) Limited from time to time; and

                                       (e) Borrowings which constitute normal
                                           trade credit and other agreed periods
                                           for payment of Indebtedness (in each
                                           case not exceeding 45 days in
                                           duration), incurred by a Group
                                           Company in the ordinary course of
                                           carrying on its business as carried
                                           on at the date of this Agreement;

                                       (f) Indebtedness from time to time
                                           incurred by any Subsidiary of a First
                                           Tier Subsidiary to such First Tier
                                           Subsidiary in connection with any
                                           Borrowing by such Subsidiary from
                                           such First Tier Subsidiary, provided
                                           that the aggregate Indebtedness at
                                           any time of all Subsidiaries of a
                                           First Tier Subsidiary to such First
                                           Tier Subsidiary shall not exceed
                                           $3,000,000 (or its equivalent in any
                                           other currency or currencies), and
                                           provided that no First Tier
                                           Subsidiary which is a Tobacco Group
                                           Company shall make any loan or
                                           advance any credit to any Wool Group
                                           Company after the date of this
                                           Agreement (save that SCTC may
                                           advance an amount not exceeding
                                           (Pounds)5,500,000 to Standard Wool
                                           (UK) Limited by way of subordinated
                                           loan pursuant to a credit agreement
                                           to be dated on or about the date of
                                           this Agreement between SCTC and
                                           Standard Wool (UK) Limited);

                                       (g) Indebtedness incurred by a Wool Group
                                           Company pursuant to a ring fenced
                                           financing arrangement approved by the
                                           Lead Bank (acting on the instructions
                                           of the Majority Banks);

                                       (h) liabilities assumed under guarantees
                                           given by a Wool Group Company or a
                                           Tobacco Group Company prior to the
                                           date of this Agreement or
                                           Indebtedness incurred by a Wool
                                           Group Company or a Tobacco Group
                                           Company prior to the date of this
                                           Agreement where, in each case, such
                                           guarantee or Indebtedness is detailed
                                           in Part II of Schedule XI;

                                       (i) liabilities assumed under guarantees
                                           given by SCC in respect of (i)
                                           Borrowings of a subsidiary of SCC
                                           which are Permitted Borrowings under
                                           paragraph (b) above, or (ii) normal
                                           commercial obligations of a
                                           subsidiary of SCC incurred in the
                                           ordinary course of carrying on its
                                           business as carried on at the date of
                                           this Agreement;

                                       (j) Indebtedness of Spierer under the
                                           existing term loan of $3,200,000 made
                                           available by Bank Julius Baer & Co.
                                           Limited (provided such Indebtedness
                                           is not increased after the date of
                                           this Agreement);

                                       (k) Indebtedness of TCLC under the
                                           existing term loan made available by
                                           Norddeutsche Landesbank Girozentrale
                                           (provided such Indebtedness is not
                                           increased after the date of this
                                           Agreement);

                                       (l) Indebtedness of Tentler & Co B.V. in
                                           respect of the subordinated loan to
                                           be made available by SCC of up to
                                           $1,700,000 and referred to in Clause
                                           14.46(c) (Claims) (provided such
                                           Indebtedness is not increased after
                                           the date of this Agreement);

      "Permitted Encumbrances"         (a) Encumbrances granted with the prior
                                           consent of the Lead Bank (acting on
                                           the instructions of the Majority
                                           Banks);

                                       (b) any Existing Security provided that
                                           such Existing Security is not
                                           amended, extended or renewed and the
                                           amounts secured thereby are not
                                           increased;

                                       (c) liens arising by operation of law in
                                           the normal course of business as
                                           conducted at the date of this
                                           Agreement and not with a view to the
                                           deliberate creation of an
                                           encumbrance;

                                       (d) Encumbrances comprised in the
                                           Security Documents or arising under
                                           any agreement existing at the date of
                                           this Agreement in favour of any of
                                           the Banks in connection with credit
                                           balances held by that Bank which
                                           permit the netting of credit
                                           balances, or in connection with any
                                           Bankers Automated Clearing System
                                           facility or any conditional purchase,
                                           hire purchase or finance lease
                                           arrangement which, in each case, is
                                           a Permitted Borrowing, to the extent
                                           that it may otherwise constitute an
                                           Encumbrance;

                                       (e) the arrangements contemplated in this
                                           Agreement in relation to the
                                           Realisation Account;

                                       (f) any Encumbrance arising in the
                                           normal course of business of any
                                           Group Company (except for a First
                                           Tier Subsidiary) as carried on at the
                                           date hereof over stock in trade of
                                           such Group Company;

                                       (g) any Encumbrance created by or over
                                           the Wool Group Companies (but
                                           excluding any Encumbrance over the
                                           shares in, or assets or undertaking
                                           of, Standard Wool France S.A.);

                                       (h) any Encumbrance created by any Group
                                           Company (except SCC or a First Tier
                                           Subsidiary) in relation to any
                                           Borrowing to finance tobacco and
                                           which is granted to the relevant
                                           lender only over tobacco financed by
                                           such lender or the right to receive
                                           such tobacco and/or the proceeds of
                                           sale of such tobacco where such
                                           tobacco and proceeds have not been
                                           pledged and are not required to be
                                           pledged to the Security Agent (or, if
                                           they are so pledged or required to be
                                           pledged, the Security Agent has given
                                           a consent or release to enable such
                                           Encumbrance to be created);

                                       (i) any Encumbrance over any asset
                                           acquired after the date of this
                                           Agreement and created solely for the
                                           purpose of securing indebtedness
                                           incurred only to finance the payment
                                           of (and where the principal amount of
                                           such indebtedness does not exceed)
                                           the purchase price at fair market
                                           value of such asset, provided that
                                           the acquisition of such asset was
                                           approved in the Budget annexed as
                                           Appendix A to this Agreement or the
                                           most recent Budget produced pursuant
                                           to Clause 15.1 (Budget) and such
                                           acquisition was made on the terms
                                           approved by the Lead Bank in
                                           relation to such Budget;

                                       (j) any Encumbrance (the "New
                                           Encumbrance") created solely to
                                           replace an existing Encumbrance (the
                                           "Old Encumbrance"), provided that:
                                           (i) the New Encumbrance subsists over
                                           the same asset as had been secured by
                                           the Old Encumbrance and is made
                                           available on terms no more onerous
                                           than the terms governing the Old
                                           Encumbrance; (ii) the New Encumbrance
                                           secures no greater amount of
                                           Indebtedness than the Old
                                           Encumbrance; and (iii) the Old
                                           Encumbrance was a Permitted
                                           Encumbrance;

                                       (k) any Encumbrance arising in connection
                                           with a Permitted Borrowing pursuant
                                           to Clause 14.9 where such Encumbrance
                                           arises solely by reason of entering
                                           into the relevant hire purchase
                                           agreement, finance lease or operating
                                           lease and not by the creation of
                                           specific security;

                                       (l) any Encumbrance arising pursuant to a
                                           title retention arrangement with a
                                           supplier to the relevant Group
                                           Company on such supplier's normal
                                           business terms for supply of any
                                           asset or product (other than tobacco
                                           or wool) in the ordinary course of
                                           the business of such Group Company as
                                           carried on at the date of this
                                           Agreement;

                                       (m) the $15,000,000 subordinated note
                                           receivable constituted by a
                                           promissory note dated 29 July 1993
                                           payable by SCT (US) to SCC;

                                       (n) any Encumbrance which does not fall
                                           within (a) to (m) inclusive above,
                                           provided that the aggregate Dollar
                                           Equivalent of the payment obligations
                                           of all Group Companies secured by
                                           such Indebtedness does not exceed
                                           $500,000 (or its equivalent) at any
                                           time;

     "Permitted Share Issue"           the issue by SCC of shares of its common
                                       stock:-

                                       (a) to satisfy any stock dividend
                                           declared by SCC after the date of
                                           this Agreement;

                                       (b) pursuant to the Dividend Reinvestment
                                           Plan under which the Shareholders of
                                           SCC may acquire additional shares of
                                           common stock at fair market value
                                           through automatic reinvestment of
                                           their cash dividends and/or optional
                                           cash investments of up to $3,000 per
                                           quarter without payment of brokerage
                                           commissions or service fees;

                                       (c) pursuant to the SCC 401(k) Savings
                                           Incentive Plan under which SCC
                                           contributes shares of common stock
                                           with a fair market value not to
                                           exceed $3,000 per annum under a 50%
                                           matching programme;

                                       (d) pursuant to the Performance
                                           Improvement Compensation Plan under
                                           which the Compensation Committee of
                                           the SCC Board of Directors has
                                           authority to grant a number of
                                           different types of equity based
                                           compensation vehicles designed to
                                           benefit SCC by attracting, motivating
                                           and retaining personnel of
                                           exceptional ability;

                                       (e) upon conversion of the Convertible
                                           Subordinated Debentures or the
                                           Preference Stock at a conversion
                                           price of $32.35 or $35 per share,
                                           respectively as may be adjusted from
                                           time to time if shares of common
                                           stock are issued at less than the
                                           conversion prices;

                                       (f) in a public offering where the
                                           proceeds of such issue are used to
                                           reduce indebtedness of SCC;

                                       in each case provided no Event of Default or Potential Event of Default has occurred or would occur as a result of such share issue;

     "Potential Event of Default"      (a) any event or the existence of any
                                           circumstance which, with the giving
                                           of notice, the lapse of time, any
                                           determination of materiality, the
                                           satisfaction of any applicable
                                           condition, or any combination of them
                                           might in the opinion of the Lead Bank
                                           (acting on the instructions of the
                                           Majority Banks) constitute or bring
                                           about an Event of Default; or

                                       (b) that financial circumstances exist,
                                           such that (in the opinion of the Lead
                                           Bank (acting on the instructions of
                                           the Majority Banks)) on the
                                           subsequent publication of any audited
                                           or quarterly accounts by reference to
                                           which the financial covenants in
                                           Clause 16.1 (Financial Covenants) are
                                           to be calculated, there would then be
                                           a breach of one or more of those
                                           financial covenants;

     "Preference Stock"                92,005 authorised shares with a par value
                                       of $1.65 each of Series A Cumulative
                                       Convertible Preferred Stock entitled to
                                       receive a dividend of $2 per share
                                       payable quarterly, issued by SCC in
                                       connection with the acquisition of W A
                                       Adams and redeemable by SCC on or after 1
                                       August 1996 at $100 per share plus any
                                       dividend accrued thereon;


     "Preferential Claim"              means a claim by a Bank for sums advanced
                                       to a Borrower to which Section 386 and
                                       Schedule 6 of the Insolvency Act 1986 (or any analogous provision in any other applicable jurisdiction) applies;

     "Principal Indebtedness"          (a) means, in relation to a Facility
                                           under which actual Indebtedness is
                                           owing, the principal amount for the
                                           time being owing thereunder
                                           (including the face amount of any
                                           outstanding Bills accepted and
                                           discounted by a Bank under an
                                           acceptance credit Facility and the
                                           amount of any interest which has been
                                           capitalised to become Principal
                                           Indebtedness but excluding Interest
                                           Indebtedness);

                                       (b) means, in relation to a Facility
                                           under which unmatured liabilities
                                           exist, the maximum unmatured
                                           liability from time to time capable
                                           of maturing into an actual principal
                                           liability thereunder or (if such
                                           liability has matured) the principal
                                           amount of it (excluding Interest
                                           Indebtedness but including interest
                                           which has been capitalised to become
                                           Principal Indebtedness), except that
                                           unmatured liabilities under spot and
                                           forward foreign exchange currency
                                           Facilities shall be valued in
                                           accordance with Clause 2.12 (Foreign
                                           Exchange) and matured liabilities
                                           under all such Facilities shall be
                                           valued at the net actual amount of
                                           such liabilities;

     "Properties"                      at any time, all interests in freehold
                                       and leasehold property then owned by any member of the Group;

     "Proportion of Aggregate
           Commitments"                in relation to any Bank, means the
                                       proportion which its Overall Commitment
                                       bears to the aggregate of all Overall
                                       Commitments on the Enforcement Date;

     "Proportion of Aggregate
           Outstandings"               in relation to any Bank, means the
                                       proportion which its Outstandings bear to the aggregate of all Outstandings on the Enforcement Date;

     "Quarter Date"                    each of 31 March, 30 June, 30 September
                                       and 31 December in any year;

     "RBS"                             The Royal Bank of Scotland plc;

     "RBS Guarantee"                   the two guarantees given by SCTC to RBS
                                       in respect of the obligations of Standard
                                       Wool (UK) Limited dated 12 February 1992 and 30 June 1994 respectively;

     "RBS Legal Charge"                the first legal charge dated 19 December
                                       1991 granted by SCTC to RBS in respect of land and buildings in Godalming, Surrey;

     "Realisation Account"             an interest-bearing Dollar account opened
                                       in the books of Deutsche Bank A.G.
                                       entitled "Deutsche Bank A.G. -
                                       Realisation Account re [*Group Company*]" into which Net Disposal Proceeds are to be paid pursuant to Clause 14.6 (Net
                                       Disposal Proceeds);

     "Recoveries"                      the net amounts (after deducting and
                                       retaining or paying  all proper costs,
                                       charges and expenses (including legal
                                       expenses) and receivers and other costs
                                       of enforcement) received, recovered or
                                       realised by:-

                                       (a) the Security Agent pursuant to the
                                           Security Documents on or after the
                                           Enforcement Date; and/or

                                       (b) any Bank or the Lead Bank in respect
                                           of the Indebtedness of the Obligors
                                           or any of them under or pursuant to
                                           the Facilities, this Agreement and/or
                                           the Finance Documents or any of them
                                           on or after the Enforcement Date
                                           which are deemed to be Recoveries
                                           under this Agreement,

                                       and includes any proceeds derived on or
                                       after the Enforcement Date from an
                                       insurance claim in respect of any asset
                                       or property charged under any Security
                                       Document;

     "Recoveries Account"              shall bear the meaning attributed thereto
                                       in Clause 25.3 (Recoveries to be held as Trustee);

     "Reducing Bank"                   each Bank identified in Schedule XIII;

     "Reducing Outstandings"           means, in relation to any Reducing Bank,
                                       the amount of its Outstandings at the
                                       Relevant Date in excess of its Overall
                                       Commitment (up to the maximum figure set opposite its name in Schedule XIII);

     "Relevant Date"                   the date of this Agreement;

     "Reserve"                         a reserve for unmatured liabilities made
                                       in accordance with the provisions of this Agreement;

     "Sale of a Wool Group Company"    means a sale of the shares or the
                                       goodwill and/or assets of the business of a Wool Group Company at arms length for a cash consideration on terms acceptable to the Steering Committee and "Sale of the Wool Group" means the sale of all the shares or the goodwill and/or assets of the business of the Wool Group Companies
                                       (other than Tentler & Co. B.V.) at arms
                                       length for a cash consideration on terms acceptable to the Steering Committee;

     "SCC" Standard Commercial Corporation, a company registered in the laws in the State of North Carolina, USA, with Federal Tax Identification Number 13/1337610;

     "SCC Subordination Agreement"     shall bear the meaning attributed thereto
                                       in Clause 14.8(b) (Factoring and Loans);

     "SCTC" Standard Commercial Tobacco Company (UK) Limited, a company registered under the laws of England and Wales with registered number 1411968;

     "SCT (US)"                        Standard Commercial Tobacco Company, Inc.
                                       a company registered under the laws of
                                       the State of North Carolina;

     "Security Agent"                  MeesPierson N.V. in its capacity as
                                       security agent for the Finance Parties
                                       and any successor security agent
                                       appointed under the terms of this
                                       Agreement;

     "Security Documents"              each of the documents detailed in
                                       Schedule VI and any new, substituted or
                                       additional security entered into by any
                                       person in favour of the Security Agent on or after the date of this Agreement to secure amounts now or hereafter due or owing (actually or contingently) to any Finance Party under or pursuant to the Finance Documents or any of them;

     "Share Charges"                   the charges granted or to be granted by
                                       SCC in favour of the Security Agent as
                                       agent and trustee for the Finance Parties over the shareholding of SCC in each of the Borrowers, the Covenantors, Standard
                                       Commercial Tobacco Company of Canada Ltd and Standard Commercial Tobacco Services
                                       (UK) Limited;

     "Spierer"                         Spierer Freres & Cie S.A., a company
                                       registered under the laws of Switzerland whose file reference at the Geneva
                                       Companies Registry is 1464/1926;

     "SSAP" a Standard Statement of Accounting Practice issued by the Institute of Chartered Accountants;

     "Sterling" or "(Pound)"           lawful currency of the United Kingdom;

     "Subsidiary"                      (a) a subsidiary as defined in Section
                                           736 of the Act; and

                                       (b) for the purposes of Clause 15
                                           (Information Covenants) and Clause 16
                                           (Financial Covenants), a subsidiary
                                           undertaking as defined in Section 258
                                           of the Act;

     "Surplus Cash"                    on any Quarter Date in respect of which
                                       Surplus Cash is to be calculated, means
                                       the aggregate of:-

                                       (a) the aggregate cash balances standing
                                           to the credit of the Borrowers on
                                           accounts with any of the Banks as at
                                           such date (save to the extent that
                                           such balances constitute cash
                                           collateral under the terms of a
                                           Bank's Facility as at such date); and

                                       (b) the aggregate Available Commitment as
                                           at such date;

                                       LESS

                                       (i)  the amount of any forecast funding
                                            requirement of the Borrowers over
                                            the four Trading Periods next
                                            following such Quarter Date as shown
                                            in the most recent Cash Flow
                                            Forecast delivered pursuant to
                                            Clause 15.3 (Cash Flow Forecast) and

                                       (ii) a further amount agreed between the
                                            Borrowers and the Steering Committee
                                            (in consultation with Coopers &
                                            Lybrand) to take account of
                                            fluctuations in trading within each
                                            Trading Period during the four
                                            Trading Periods covered by that Cash
                                            Flow Forecast;


     "Taxes" all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or levied by any governmental, fiscal or other competent authority (and includes without limitation any penalty payable in connection with any failure by any Group Company to pay or delay by any Group Company in paying any of the same) and "Tax" and "Taxation" shall be construed accordingly;

     "Tax on Overall Net Income"       of a Finance Party shall be construed as
                                       a reference to tax (except tax deducted
                                       or withheld from any amounts paid or
                                       payable under this Agreement) imposed on that Finance Party by the jurisdiction under the laws of which it has been incorporated or in which its Facility
                                       Office is located on (a) the net income, profits or gains of the Finance Party worldwide or (b) such of the net income, profits or gains of the Finance Party as are considered to arise in or to relate to or are taxable in that jurisdiction;

     "TCLC" Trans-Continental Leaf Tobacco Corporation Limited, a company registered under the laws of Liechtenstein with registered number H.LIV/14;

     "Tobacco Group Company"           SCC and each other body corporate
                                       detailed in Schedule VIII and the
                                       "Tobacco Group" means all the Tobacco
                                       Group Companies;

     "Trading Period"                  the three monthly periods by reference to
                                       which SCC prepares:-

                                      (a) the management accounts to be
                                          delivered to the Lead Bank under
                                          Clause 15.7(b) (Quarterly Management
                                          Accounts); and

                                      (b) the Cash Flow Forecasts to be
                                          delivered to the Lead Bank under
                                          Clause 15.3 (Cash Flow Forecast);

     "Transferee"                      a bank or other financial institution to
                                       which a Bank seeks to transfer or has
                                       transferred all or part of its rights and obligations under this Agreement and each other Finance Document in accordance with Clause 21.3 (Assignment and Transfer);


     "Transfer Certificate"            a certificate substantially in the form
                                       set out in Schedule VII signed by a
                                       Transferee and a Bank;

     "United States" or "USA"          the United States of America;

     "unmatured liability"             an unmatured, contingent or future
                                       liability or any other liability which is not immediately due and owing;

     "US Facility"                     the $125,000,000 loan facility to SCT
                                       (US)  made or to be made available by
                                       NationsBank of Georgia N.A. and Union
                                       National Bank of North Carolina or its
                                       affiliates substantially on the terms
                                       contemplated in the term sheet dated 16th
                                       December 1994;

     "Werkhof"                         Werkhof GmbH, a company registered under
                                       the laws of the Republic of Germany whose registered number in the Handelsregister is 16332;

     "Wool Group Company"              any of the Companies detailed in Schedule
                                       V and "Wool Group Companies" shall be
                                       construed accordingly;

     "Wool Group Facility"             the facility agreement entered into or to
                                       be entered into between Standard Wool
                                       (UK) Limited (1), Standard Commercial
                                       Corporation (2), NatWest Capital Markets
                                       Limited (3) the banks and financial
                                       institutions listed therein (4) and
                                       National Westminster Bank Plc (5);

     "Wool Group Lenders"              the banks and financial institutions
                                       which are from time to time parties as
                                       Banks to the Wool Group Facility.


1.2 INTERPRETATION

    In this Agreement, save as otherwise expressly provided:-

    (a) references in this Agreement to this Agreement or any other document include references to this Agreement, its Recitals and its Schedules or such other document as extended, varied, supplemented, restated and/or replaced in any manner from time to time (even if changes are made to the composition of the Finances Parties and/or the other parties to this Agreement) and references to this Agreement shall also include any document which extends, supplements, varies, restates or replaces this Agreement;

    (b) subject to Clause 21 (Assignments and Transfers), references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, assigns or transferees;

    (c) references to Clauses, paragraphs and Schedules are to be construed as references to Clauses and paragraphs of, and Schedules to, this Agreement;

    (d) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

    (e) references to a "person" shall include any individual, company, corporation, firm, partnership, joint venture association, organisation, institution, trust or agency, whether or not having a separate legal personality;

    (f) references to the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, shareholdings, assets, rights and revenues (including any right to receive revenues and uncalled capital);

    (g) references to the one gender shall include all genders, and references to the singular shall include the plural and vice versa;

    (h) headings are inserted for convenience only and shall be ignored in construing this Agreement;

    (i) references to "including" and "in particular" shall not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

    (j) references to "law" shall be construed as including any present or future common law, statute, statutory instrument, treaty, regulation, directive, order, decree, other legislative measure, code, circular, notice, demand, or injunction, including those with which it is customary for persons to whom it is directed to comply, even if compliance is not mandatory;

    (k) references to "writing" include telex and facsimile transmission legibly received, except in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "written" has a corresponding meaning;

    (l) any consent or approval required from the Lead Bank, and/or any of the Banks, to any Borrower under this Agreement must be obtained in writing and shall be of no effect if it is not in writing;

    (m) a reference to time is to London time; and

    (n) a reference to the approval of the Steering Committee is a reference to a unanimous approval by the members of the Steering Committee.


                                    PART II

                         MASTER FACILITIES ARRANGEMENTS

2.  MASTER FACILITIES ARRANGEMENTS

2.1 APPLICATION:

    (a) The terms of the Facilities and the Facility Agreements shall be amended and supplemented to the extent expressly provided in this Agreement.

    (b) In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any existing or future agreement between a Finance Party and one or more Group Companies, the terms of this Agreement shall (unless otherwise expressly agreed by or on behalf of all parties hereto) prevail for so long as required to give full effect to the provisions of this Agreement (provided that, for the avoidance of doubt, the provisions of this Clause 2.1(b) shall not apply to the terms of the Wool Group Facility).

2.2 DEFAULTS: Save as otherwise expressly provided in this Agreement, each Bank agrees that with effect from the Effective Date until the Master Facilities Termination Date:-

    (a) the entry into of any New Finance Document or anything done pursuant to and in accordance with the terms of any New Finance Document shall not constitute a breach of any term of or an event of default (however described) under the terms of any Facility or any Facility Agreement or otherwise render any Facility capable of acceleration; and

    (b) such Bank will not (save as expressly permitted by this Agreement) exercise any rights it may have to accelerate, terminate or amend the terms of its Facility following the occurrence of any default and/or any event of default (however described) under any Facility Agreement and any right or remedy it may now have or become entitled to exercise as a result of any such default or event of default.

2.3 FACILITIES, CONTINUING:

    (a) Save as varied or supplemented by this Agreement, the terms of the Facility Agreements and the Facilities and all of the rights, benefits, commitments, obligations and liabilities of the Banks and each of the Obligors thereunder or in respect thereof shall continue in full force and effect and continue to be regulated by the terms applicable thereto.

    (b) Nothing contained in or done or omitted to be done pursuant to this Agreement shall discharge, release or otherwise adversely affect the obligations of any person under any Encumbrance or guarantee granted or created by such person in relation to or in connection with the Facilities. References in any such guarantee or Encumbrance to any Facility Agreement shall (where the terms of such guarantee or Encumbrance so permit) apply as if the references were to such document as varied and supplemented by the terms of this Agreement.


2.4 FACILITIES, AVAILABILITY:

    (a) Save as expressly provided in this Agreement, the undrawn or unutilised portion of any Facility from time to time shall, with effect from the Effective Date and until the Master Facilities Termination Date, continue to be available for drawing or utilisation up to the level of the relevant Bank's Commitment in accordance with the terms of such Bank's Facility (as expressly varied or supplemented by this Agreement) and each Bank which at the Relevant Date provided to a Borrower a Facility shall continue until the Master Facilities Termination Date to provide such Facility to such Borrower upon the same terms (except as expressly varied or supplemented by this Agreement) as were applicable to such Facility at the Relevant Date and up to the level of its Commitment.

    (b) Without prejudice to paragraph (a) above, all overdue amounts outstanding under any of the Facilities as at the Effective Date shall, with effect from the Effective Date, be deemed to be outstanding by way of overdraft repayable on demand at any time by the relevant Bank following the Master Facilities Termination Date and shall bear interest at the rate set out in Clause 7.1(a) (Interest Rate) and otherwise shall be subject to the terms set out in this Agreement.


    (c) Any Facilities which are expressed in Schedule IV to be revolving facilities shall continue to revolve and remain available until the Master Facilities Termination Date (save as expressly provided in this Agreement).

    (d) If any principal amount outstanding under any Facility which is expressed in Schedule IV to be a term loan facility falls due for repayment by expiration of time before the Master Facilities Termination Date or if any Facility gives rise to a valid reimbursement obligation to a Bank or any unmatured liability under a Facility matures into an actual liability, then the amount becoming due shall be deemed to be converted into an overdraft Facility repayable on demand at any time after the Master Facilities Termination Date and shall bear interest at the rate set out in Clause 7.1(a) (Interest Rate) and otherwise shall be subject to the terms set out in this Agreement.

    (e) For the avoidance of doubt, no Bank shall or shall be obliged to permit any utilisation of a Facility which would cause its Outstandings to exceed the level of its Commitment as reduced from time to time pursuant to Clause 8.6 (Reductions).

    (f) Following the declaration by the Lead Bank of an Event of Default under Clause 17.1(a) (Termination in Case of Default) in relation to any amount due to a Bank pursuant to the terms of its Facility (as amended by the terms of this Agreement), such Bank shall not be obliged to permit any further utilisation of its Facility unless such Bank otherwise expressly agrees.

    (g) Save as expressly permitted by Clause 8.6 and save for a payment to the Non-Committed Banks or the Reducing Banks or a payment or dividend to SCC which does not constitute a breach of the terms of this Agreement, no Facility may be utilised, directly or indirectly, to prepay or repay any borrowings or other indebtedness of any Group Company to any lender or financial institution without the prior written consent of the Lead Bank (acting with Majority Bank approval).

2.5 REPAYMENT, REDUCTION AND DISCHARGE:

    (a) With effect from the Effective Date until the Master Facilities Termination Date, any repayment, reduction or discharge of the amount of any Facility provided for under a Facility Letter shall be effected only in the manner provided in this Agreement.

    (b) The Overall Commitment of a Bank shall be permanently reduced, pro tanto, by the amount of any sum which it receives pursuant to Clauses
        8.7 (Repayments) and/or 14.5(a)(v) (Restriction on Disposals) for application against Outstandings under its Facility in accordance with the terms of this Agreement.

2.6 SURVIVAL OF PROVISIONS OF MASTER FACILITIES AGREEMENT: Save as expressly provided in this Agreement, the provisions of this Agreement shall remain in full force and effect after the Master Facilities Termination Date and, in particular, but without limitation, the provisions of Clauses 2.11 (Outstandings), 2.14 (Consents), 3 (Position After Master Facilities Termination Date), 7.3 (Default Interest Rate), 7.6 (Payment of Interest
    etc), 7.7 (Indemnity), 8.4 (Waiver), Part VIII (No Deductions), Part IX (Guarantee), Part XIII (Fees, Expenses and Stamp Duties), Part XIV (Assignments and Transfers), Part XV (Agency and Inter-Bank Provisions),
    Part XVI (Enforcement), Part XVII (Notices, Etc.), Schedule I (Borrowers and Covenantors), Schedule II (The Banks), Schedule VII (Form of Transfer Certificate) and Schedule XVIII (Distribution of Recoveries between Finance Parties) shall remain in force for so long as any amount is due or owing or may be or become due or owing from any Obligor to any Finance Party under or pursuant to any Finance Document and as otherwise required to give full effect to the provisions of this Agreement.

2.7 AMENDMENTS:

    (a) Save as expressly provided in this Agreement, with effect from the Effective Date until the Master Facilities Termination Date, no Finance Party shall, or shall agree to, vary, amend, waive or supplement the terms of any of the Facilities or the Facility Agreements (save with the prior written consent of the Lead Bank acting with Majority Bank approval), provided that a Finance Party may amend, vary or waive in writing any provision of a Facility or a Facility Agreement to the extent that:-

        (i) such amendment, waiver or variation is of a purely technical, non-material and mechanical nature and is not inconsistent with the terms of this Agreement and does not have the effect of conferring on any Finance Party any priority over the rights of or otherwise prejudicing or adversely affecting any other Finance Party; and

        (ii) the Lead Bank receives at least 7 Business Days' prior written notice of the full terms thereof and has not objected to such amendment, waiver or variation in writing.

    (b) In the case of a permitted amendment of the terms of any Facility, an appropriate alteration shall be deemed to be made to the applicable entries in Schedule IV (if applicable). Such alteration shall be determined by the Lead Bank which shall notify the Banks and the Borrowers thereof and such alteration shall (save for manifest error) take effect from the date specified by the Lead Bank in such notice.
        All the Banks and each Group Company shall be deemed to have irrevocably agreed to the alteration and its effective date set forth in such notice save for manifest error.

    (c) In any case where, after the date of this Agreement, a Bank considers that the entries in respect of itself in Clause 13.4 (Banks' Representation) or in the Schedules to this Agreement are inaccurate, it may request an appropriate amendment and, if the Lead Bank (acting with Majority Bank approval) so agrees, such amendment shall be made and shall take effect from the date determined by the Lead Bank (acting with Majority Bank approval).

2.8 RESTRICTION: Save as expressly provided in this Agreement or authorised hereby, no Bank-shall, after the Effective Date and prior to the Master Facilities Termination Date:-

    (a) take any steps to wind-up or appoint a receiver or administrative receiver, administrator or liquidator to any Group Company or commence any analogous insolvency proceedings in any jurisdiction, or exercise or enforce any of its rights or remedies against or take, commence or continue any legal action or proceedings against any Group Company in each case under or in respect of any obligation or liability of any Group Company under any Facility or Facility Agreement or permit any such rights or remedies to be exercised or enforced or any such action, suit or proceeding to be taken or commenced on its behalf, (provided that nothing in this Agreement shall prevent RBS from making demand under the RBS Guarantee or enforcing the RBS Legal Charge or enforcing any other security held by it in respect of Indebtedness of any Group Company to it under the Wool Group Facility, in each case subject to RBS notifying the Lead Bank in writing as soon as reasonably practicable and in any event no later than the date on which any action is taken to declare an event of default (however called) under the Wool Group Facility or to make demand under the RBS Guarantee or enforce the RBS Legal Charge or enforce any security held by or for the benefit of RBS in respect of Indebtedness of any Group Company to it under the Wool Group Facility);

    (b) (without prejudice to its rights in relation thereto and, following the Master Facilities Termination Date, its rights to take action to recover the same) accept or demand any payment or satisfaction, whether in money or money's worth, from any Group Company in respect of any Outstandings except as expressly authorised or contemplated by this Agreement;

    (c) make any demand for or require (or enforce any provisions which require) the acceleration of any Facility;

    (d) take any security, cash collateral, guarantee, indemnity or other security from any Group Company in respect of any Outstandings or any other amount owed to it under any Finance Document, (except the Existing Security or any security, cash collateral, guarantee, indemnity or other security required to be provided by a Group Company to a Bank pursuant to the terms of a Facility Letter which is in existence at the date of this Agreement in the normal course of operating the relevant Facility) or except as expressly permitted by the terms of this Agreement;

    (e) call in, reduce, withdraw, cancel, close out or cease to make available any of its Facilities save as expressly authorised by this Agreement;

    (f) enforce any provision for the automatic or accelerated payment or discharge of all or any part of the Indebtedness due or owing under any Facility upon the occurrence of any event of default applicable under the terms of such Facility; or

    (g) require payment of any principal amount becoming repayable on its maturity under any Facility; or

    (h) enforce any guarantee or security held by such Bank for all or any part of the Indebtedness due or owing under its Facilities, provided that the foregoing shall not restrict or prevent such Bank from

        (i) exercising any rights of set-off or consolidation of accounts in the usual course of operating such Facilities or any netting or other rights exercisable under a composite accounting system in existence at the date of this Agreement or;

        (ii) retaining any credit balances or other amounts as security for actual or contingent liabilities of any Group Company and applying the same in or towards satisfaction of such liabilities as and when they mature if and insofar as such Bank is expressly permitted in each case to do so by any agreement with the relevant Group Company in existence at the date of this Agreement;

        but without prejudice to any rights of the Lead Bank or the Security Agent acting in such capacity in accordance with the other provisions of this Agreement.


2.9 PRESERVATION OF RIGHTS: Nothing in this Agreement shall prevent a Finance Party taking any action which it considers to be necessary:-

    (a) to preserve any security constituted by any Existing Security granted in its favour;

    (b) to preserve the benefit of any guarantee or indemnity in relation to any Facility granted in its favour;

    (c) to defend any action or proceedings brought against it or to preserve or clarify its contractual rights as amended, supplemented and/or varied hereby if they are being disputed;

    (d) to dispute any purported rescission or repudiation of any liability of any Obligor; and/or

    (e) to enforce any and all of its rights under other agreements which do not constitute Finance Documents, provided that such agreements do not constitute a breach of Clause 13.4 (Banks' Representation) and, in the case only of RBS, and subject to compliance by RBS with Clause 2.8(a), to make demand under the RBS Guarantee and enforce the RBS Legal Charge in respect of amounts owed to RBS under the Wool Group Facility;

    Provided that (a) the relevant Finance Party shall give written notice that it proposes to take such action to the Lead Bank as soon as reasonably practicable and in any event not later than the date upon which such Finance Party takes such action; and (b) such action is taken only on the basis that its purpose is to crystallise or preserve the rights of the relevant Bank and such Bank will not receive any recovery or repayment or enforce any security held by it without the prior written consent of the Lead Bank (acting with Majority Bank approval) and no action shall be taken which would breach any other provision of this Agreement.

2.10 PERMITTED ACTIONS: Nothing in this Agreement shall, during the Availability Period, prevent:-

    (a) any Bank permitting or being entitled to receive repayment of any money or liability or receiving payment or permitting any money or liability to be repaid in the normal course of operating an overdraft or other revolving Facility, provided that such repayment or discharge shall not of itself constitute a permanent reduction of the Commitment or Overall Commitment of such Bank and the amounts repaid or discharged may accordingly be reborrowed subject to the terms of this Agreement and the relevant Facility;

    (b) interest, commission and fees in respect of a Facility being paid on their due date in accordance with the terms of such Facility (as amended by this Agreement);

    (c) in the case of any foreign exchange transaction, or other similar agreement, any Borrower or any Bank continuing to make (and, if applicable, receive) commission or other similar payments thereunder, including payments on maturity thereof in accordance with the express terms of the agreements relating thereto (as amended by this Agreement);

    (d) any Indebtedness becoming due and payable (otherwise than by demand under any revolving Facility ) and being paid in accordance with the terms of any Facility;

    (e) a Bank making a call for cash or other cover (or debiting the relevant Borrower's account for such purpose) where such call or the making of such debit is permitted by the terms of (and in the normal course of operating) the relevant Facility and the Lead Bank (acting with Majority Bank approval) has given its prior written consent thereto;

    (f) a Bank requiring payment of commissions or fees due as a condition of the utilisation of any Facility pursuant to the terms applicable to such facility as at the date of this Agreement;

    (g) any Bank making demand or serving notice of dishonour against any Group Company in accordance with the terms of any Facility or pursuant to any guarantee, security or right of recourse in respect of a Facility, where:-

        (i) such Bank gives at least two Business Days' prior written notice to the Lead Bank specifying why such action is necessary or advisable in order to preserve the rights of the relevant Bank (save in an emergency when the obligation of such Bank shall be to so notify the Lead Bank as soon as reasonably practicable); and

        (ii) such demand or notice is only made on the basis that its purpose is to crystallise or preserve the rights of the relevant Bank and the Bank will not receive any recovery or repayment and no action shall be taken which would breach any other provision of this Agreement.

2.11 OUTSTANDINGS: For the purpose of calculating any amount in any currency, the Outstandings and the Commitments and the Overall Commitments shall continue, as between the relevant Borrowers and the relevant Banks to be calculated in accordance with the terms of the relevant Facility Agreements (save as provided in Clause 2.12 (Foreign Exchange) and Clause 28 (Calculation of Outstandings)). Where it is necessary for the purpose of this Agreement to calculate any such amount, then the Lead Bank shall make such calculation after consultation with the relevant Bank and shall notify the relevant Bank and the relevant Borrower of such amount and such notification shall, save in the case of manifest error, be conclusive for the purposes of this Agreement.

2.12 FOREIGN EXCHANGE: In determining the amount of any Outstandings from time to time at any time prior to the Enforcement Date, each foreign exchange transaction between a Bank and a Borrower shall be treated as follows:-

    (a) with respect to any foreign exchange transaction whose initial term is 210 days or less, an amount equal to 10 per cent. of the gross amount payable by the Borrower under such foreign exchange transaction shall be deemed to be the amount outstanding under the relevant Facility for the purpose of calculating such Bank's Outstandings;

    (b) with respect to any foreign exchange transaction whose initial term is greater than 210 days, an amount equal to 20 per cent. of the gross amount payable by the Borrower under such foreign exchange transaction shall be deemed to be the amount outstanding under the relevant Facility for the purpose of calculating such Bank's Outstandings.

2.13 RULING OFF: If any Borrower shall have a petition presented against it for its compulsory winding up under the Insolvency Act 1986 or any step having a substantially similar effect is taken against it in any jurisdiction outside England and Wales at any time during the Availability Period, then each Bank providing any Facility to such Borrower shall, immediately on receipt of notice of such occurrence:-

    (a) rule off its account(s) with the relevant Borrower and open a new and separate account for the collection of all credits thereafter received by that Bank on behalf of the affected Borrower and if any Bank fails so to rule off it shall, nonetheless, be deemed to have done so;

    (b) refuse to allow the affected Borrower to utilise or draw against or borrow any further amounts under its Facilities unless expressly directed by the Lead Bank (acting with Majority Bank approval) and then only in a case where:-

        (i) a validating order is made under Section 127 of the Insolvency Act 1986 or any analogous provision under any other applicable law, which permits the Facilities to be further utilised to the extent directed by the Lead Bank (acting with Majority Bank approval); or

        (ii) such petition is withdrawn by the petitioner (and no other creditor is substituted for such petitioner) or an order is made by the Court that the petition should be dismissed;

        Provided that, if any such petition is presented or step taken in relation to a Borrower under the NationsBank Facility Agreement, NationsBank shall not be obliged to permit any further utilisation of its Facility except in its sole discretion;

    (c) rule off the relevant account(s) of any Borrower whose indebtedness the affected Borrower has guaranteed (a "Principal Debtor") and (if and when so directed by the Lead Bank (acting with Majority Bank approval)) permit a Principal Debtor to draw further upon its Facilities through a new and separate account, except where a petition has also been presented against such Principal Debtor for its compulsory winding-up (in which case the foregoing provisions of this Clause shall also apply to such Principal Debtor).

2.14 CONSENTS: Each party to this Agreement consents: (a) to the charges, encumbrances and guarantees permitted, created or to be created at any time pursuant to this Agreement and/or the Security Documents; and (b) to the sale or disposal of any assets solely to such extent as may be necessary for the purposes of any disposal approved by the Lead Bank pursuant to Clause 14.4(b) or otherwise permitted by the terms of this Agreement; and
     (c) any other matter or thing expressly permitted by the terms of this Agreement.

2.15 NON-COMMITTED BANK, INVITATION:   Each of the Non-Committed Banks will
     receive a copy of this Agreement, together with a permanent open invitation to participate in this Agreement on the same basis as the Banks and to cease to be a Non- Committed Bank.

3.  POSITION AFTER MASTER FACILITIES TERMINATION DATE

3.1 After the Master Facilities Termination Date:-

    (a) any Bank may make any demand or give any notice for the payment or discharge of any Indebtedness due or owing under or pursuant to any Facility Agreement or Facility, provided that such Bank shall first have given to all Banks a minimum of 7 Business Days' prior written notice of its intention to make such demand or give such notice;

    (b) the Facilities shall be repayable on demand and any Bank may, unless hereafter it expressly agrees to the contrary with a Borrower, refuse to allow further utilisation of, drawings against or borrowings under, any Facilities it provides to such Borrower, or cancel, amend or withdraw such Facilities at any time and/or demand the immediate repayment of any indebtedness and/or any liabilities due, owing or incurred to it by any Obligor, subject to first complying with the requirements for notice applicable under paragraph (a) above;

    (c) any Bank may take steps to enforce any Existing Security which it holds (subject to the terms of that Existing Security and any agreements relating thereto) whenever it so determines for the recovery of any overdue amount outstanding under a Facility, subject to giving all of the Banks not less than 14 Business Days' prior written notice of its intention so to do;

    (d) any Bank may require the Security Agent to enforce the Security for its benefit as contemplated in Clause 25.1(b) (Enforcement);

    (e) each Bank shall deliver all amounts received, recovered or realised by it which fall to be treated under this Agreement as Recoveries (except the proceeds of the enforcement of its Existing Security) forthwith to the Security Agent to be applied in accordance with the provisions of Clause 25.1 (Enforcement) and Schedule XVIII (Distribution of Recoveries Between Finance Parties).

                                    PART III

                                     REVIEW


4.   REVIEW

4.1 REVIEW: Unless notice has been previously given to cancel some or all of the Commitments under Clause 17.1 (Demand on Event of Default), the Steering Committee shall, within 14 Business Days after its receipt of the report to be prepared by Coopers & Lybrand in relation to the affairs of the Group, offer to meet representatives of SCC to review the financial and trading position and prospects of the Group and its business plans in the light of such report and to discuss what changes to the Facilities and the terms of the Finance Documents are considered by the Steering Committee to be appropriate. SCC shall ensure that all necessary co-operation is provided by the Group to Coopers & Lybrand to enable them to complete their report not later than 15 May 1995.

4.2 AMENDMENT: Notwithstanding any other provision of any Finance Document, the Lead Bank (acting with Majority Bank approval) shall have the option, exercisable at any time after allowing SCC an opportunity (not exceeding 10 Business Days) to discuss with Steering Committee representatives the report referred to in Clause 4.1, to review the Facilities and to vary, supplement and/or restate the terms and conditions (including, without limitation, the conditions precedent) set out in this Agreement to such extent as the Lead Bank (acting with Majority Bank approval) shall specify in such notice, provided that the consent of all Banks shall be required in relation to any variation which would:-

     (a) alter the Commitment or Overall Commitment of any of the Banks under this Agreement;

     (b) reduce the Margin;

     (c) extend the Availability Period;

     (d) reduce the amount of principal, interest or other amounts payable under this Agreement;

     (e) change the definition of Majority Banks;

     (f) amend the Events of Default in a material respect;

     (g) amend the terms of this Clause 4.2 or of Clause 16 (Financial
         Covenants);

     (h) amend Schedule XVIII or Parts XV or XVI of this Agreement; or

     (i) alter the definition of "Sale of a Wool Group Company" or the provisions of Clauses 14.4 or 14.5 or 14.39 in relation to the distribution or allocation of Net Disposal Proceeds.

4.3 The changes specified in such notice shall take effect on the date stated by the Lead Bank in such notice and after such date this Agreement shall apply and be binding on all parties as varied, supplemented and/or restated by virtue of such notice. The parties to this Agreement shall (if requested by the Lead Bank) sign for confirmatory purposes a restated version of this Agreement incorporating such changes.

4.4 It is agreed that Coopers & Lybrand shall be instructed to deliver to each Bank a copy of its report referred to in Clause 4.1 above as soon as such report is ready for distribution to the Banks.


                                    PART IV

                              CONDITIONS PRECEDENT


5.   CONDITIONS PRECEDENT

5.1 CONDITIONS PRECEDENT: The provisions of Parts II, V, VI, VII, IX, X, XI, XII, XIV and XVI of this Agreement shall not come into effect and the Effective Date shall not occur unless the Lead Bank has confirmed to SCC that it has received in form and substance satisfactory to it all of the items referred to in Schedule X, Part I (Conditions Precedent) on or before 5 May 1995 (or such later date, if any, as the Lead Bank may agree on the instructions of the Majority Banks) or (acting on the instructions of the Majority Banks) has waived production of any conditions precedent not so received by it.


                                     PART V

                                   FACILITIES


6.  FACILITIES

6.1 SPIERER AND WERKHOF: Notwithstanding any other provision of this Agreement or of any Facility or Facility Agreement, with effect from the Effective Date until the Master Facilities Termination Date, neither Spierer nor Werkhof shall be entitled to make any new drawing or utilisation of any Facility. The provisions of this Clause 6.1 shall be without prejudice to any obligations of Spierer or Werkhof (or any guarantor or surety of either of them) to any Bank existing as at the Effective Date or arising after the Effective Date pursuant to any obligations or liabilities incurred prior to the Effective Date (in each case as such obligations may be amended by the terms of this Agreement).

6.2 EXISTING FACILITIES, OTHER BORROWERS: If, under the terms of any Facility, any person (an "Existing Borrower") other than the Borrowers, Spierer or Werkhof would be entitled to utilise such Facility, such Facility shall, with effect from the Effective Date, cease to be available to such Existing Borrower and SCC shall ensure that all Outstandings of such Existing Borrower shall be repaid in full (or cash cover provided for any unmatured liabilities of such Existing Borrower) on the Effective Date. SCC hereby agrees and confirms that it waives on behalf of each Existing Borrower all rights of such Existing Borrower in relation to any Facility and irrevocably releases each Bank from any obligations it may have to any Existing Borrower under any Facility. SCC warrants and confirms to each Bank that it has authority to grant this waiver and release on behalf of each Existing Borrower. The provisions of this Clause 6.2 shall be without prejudice to any obligations of any such Existing Borrower (or any guarantor or surety of any such person) to any Bank existing as at the Effective Date or arising after the Effective Date pursuant to any obligations or liabilities incurred prior to the Effective Date.


6.3 COUNTER INDEMNITY: In consideration of a Bank (an "Issuing Bank") from time to time agreeing to give and/or procure the giving by its correspondents of such bonds, indemnities, guarantees or other obligations (the "Obligations") as may be requested by a Borrower in accordance with the terms of the Facility made available by such Bank, each of the Borrowers jointly and severally:-

    (a) agrees to keep each Issuing Bank indemnified from and against all actions, proceedings, liabilities, claims, demands, damages, costs and expenses in relation to or arising out of or appearing to such Issuing Bank to arise out of the Obligations or any indemnity given by the Issuing Bank in relation thereto and to pay to such Issuing Bank on demand all payments, losses, costs, charges, damages and expenses suffered or incurred by such Issuing Bank in consequence hereof or arising in connection therewith, whether directly or indirectly;

    (b) irrevocably authorises the Issuing Bank to debit to any account of a Borrower with the Issuing Bank all such payments, losses, costs, charges, damages and expenses and agrees that the Issuing Bank shall be entitled at any time without notice to or consent from a Borrower to apply or transfer any money at any time standing to the credit of any account of such Borrower with such Issuing Bank in part payment or payment of such sums of money as may now or hereafter from time to time be or become due or arising from such Borrower pursuant to paragraph (a) above;

    (c) irrevocably authorises and directs the Issuing Bank to make any payments and comply with any demands which may be claimed or appear to the Issuing Bank to be claimed or made under or pursuant to any of the Obligations or any indemnity given by the Issuing Bank in relation thereto without any reference to or further authority from any Borrower and agrees that any payment made by the Issuing Bank in accordance with or appearing to the Issuing Bank to be in accordance with any of the Obligations and/or any indemnities of the Issuing Bank in respect thereof shall be binding upon each of the Borrowers and shall be accepted by the Borrowers as conclusive evidence that the Issuing Bank was liable to make such payment or comply with such demand and the Issuing Bank may at any time determine or procure the determination of any of the Obligations and/or any of the indemnities of the Issuing Bank in respect thereof;

    (d) agrees that the liability of the Borrowers under this Clause 6.3 shall apply also to any extension or renewal of the Obligations (whether in the same terms or otherwise and whether arising by agreement, operations of law or otherwise howsoever) and the liabilities and obligations of the Borrowers under this Clause 6.3 shall continue in respect of the relevant Obligations as so extended or renewed;

    (e) agrees to provide to the Issuing Bank on demand made at any time following the declaration by the Lead Bank of an Event of Default in accordance with Clause 17.1, cash cover for all liabilities of the Issuing Bank under or pursuant to the Obligations or any of their Outstandings at the time of such demand;

    (f) agrees that nothing in this Clause 6.3 shall impose on a Bank a duty to give or procure the giving of any Obligation requested by a Borrower and each Bank shall be free to decide in each case whether or not to accept the instructions contained in any such request, in whatever manner and on whatever terms (in addition to those contained in this Clause 6.3); and

    (g) agrees that the indemnity contained in this Clause 6.3 shall be in addition to and not in substitution for any other indemnity or reimbursement right which any Bank may hold as at the date of this Agreement.

6.4 BILLS:

    (a) Following the acceptance of a Bill by a Bank (an "Accepting Bank") pursuant to the terms of its Facility, such acceptance shall give rise to a debt from the Borrower by whom or on whose behalf such Bill was presented to the Accepting Bank for acceptance equal to the face value of such Bill, which debt shall be due for payment on the maturity of such Bill. An Accepting Bank may at any time following the declaration by the Lead Bank of an Event of Default in accordance with Clause 17.1 demand full cash cover for the aggregate amount of all outstanding Bills.

    (b) The Borrowers will provide an Accepting Bank with such information with respect to any Bill proposed to be discounted by it as such Accepting Bank may reasonably request.

    (c) Where a Facility has been utilised by way of acceptance credits, the relevant Bank may, at its option after first obtaining the prior written consent of the Lead Bank (acting with Majority Bank approval) and after notifying the relevant Borrower of its intention, re-purchase the relevant Bill in the market at any time during the Availability Period and debit an account with that Bank in the name of the relevant Borrower with the costs of such re-purchase and upon such re-purchase no further drawings may be made by any Borrower by way of acceptance credits without the prior written consent of the Lead Bank (acting with Majority Bank approval).

    (d) Where an acceptance credit Facility is suspended or withdrawn by any Bank pursuant to Sub-clause 6.4(c), the relevant Facility shall be deemed to be converted into an overdraft facility payable on demand at any time after the Master Facilities Termination Date and chargeable to interest at the rate per annum which is the aggregate of (i) 1.25 per cent. (ii) the cost of funds to such Bank (as conclusively determined by it) and (iii) the Additional Costs Rate (if any) applicable to such Facility in respect of the amount from time to time outstanding under such overdraft facility and such overdraft facility shall otherwise be subject to the terms and conditions of this Agreement.

6.5 RBS:

    With effect from the Effective Date:-

    (a) the Facility made available by RBS shall be deemed to be converted into a multi-option facility denominated in Dollars and all amounts payable
        by a Borrower under that Facility shall be paid in Dollars.   The Dollar
        Equivalent of any amount to be paid by a Borrower pursuant to the terms of such Facility shall be conclusively determined by RBS as if references in the definition of "Dollar Equivalent" to the Lead Bank were to RBS; and

    (b) the facility limit applicable to such Facility shall be increased to $5,000,000.


                                    PART VI

                                    INTEREST


7.  INTEREST

7.1 INTEREST RATE:

    (a) With effect from the Effective Date the interest rate per annum payable by the Borrowers on any advance (including, for the avoidance of doubt, any overdraft) under any of the Facilities shall be a rate per annum equal to the aggregate of:-

        (i)   the Margin;

        (ii) the funding rate as provided in the relevant Facility Agreement or if no rate is specified or the relevant Facility is not documented, the cost of funds to such Bank (as conclusively determined by it) in respect of such advance; and

        (iii) the Additional Costs Rate (if any) applicable to the relevant Facility;

    (b) All other interest, commission, fees and charges payable under each of the Facilities shall be agreed between each Bank and the Borrowers and, failing such agreement, shall be the rates prevailing under the relevant Facility at the Relevant Date.

7.2 INTEREST PERIODS: The periods for which each interest rate is calculated and by reference to which interest is to be paid, interest rests and debiting intervals shall be determined by agreement between the relevant Borrower(s) and the relevant Bank (and, failing such agreement, shall in each case be 30 days), provided that the maximum duration of any such period and of any advance under any Facility shall be 180 days and provided that accrued interest shall be paid additionally on the Master Facilities Termination Date.

7.3 DEFAULT INTEREST RATE:

    (a) If any Borrower or SCC fails to pay any amount of principal, interest or any other sum (each referred to in this Clause 7.3 as an "overdue sum") when it is due under this Agreement and/or the terms of any Facility (as amended by this Agreement), then the Borrower or SCC (as the case may
        be) shall pay interest on such overdue sum for the period from the due date to the date of actual payment, as well after as before judgment.

    (b) Such interest shall be calculated and payable by reference to successive interest periods which may be of variable durations. The first interest period shall begin on the due date and each subsequent interest period shall begin on the expiry of the previous one. Each such interest period shall be of such duration as the relevant Finance Party may at its absolute discretion select.

    (c) The rate of interest applicable for each such interest period shall be the rate per annum (as determined by the relevant Finance Party) equal to the sum of (a) 3% and (b) the cost of funds to such Finance Party (as conclusively determined by it) in respect of such overdue sum.

    (d) Any interest payable under this Clause 7.3 which is not paid when due shall be deemed an overdue sum and itself bear interest accordingly.

7.4 ALTERNATIVE INTEREST RATES: If it becomes impossible for any Finance Party to determine any appropriate interest rate basis under the terms of any Finance Document (as varied or supplemented by this Agreement) then:-

    (a) the relevant Finance Party shall promptly notify the Lead Bank and the Borrowers;

    (b) the rate of interest applicable to the sum in respect of which interest is to be determined from time to time during any period applicable to it shall be the rate per annum which is the aggregate of (i) the Margin,
        (ii) the Additional Costs Rate (if any) and (iii) the rate per annum determined by the relevant Finance Party to be the cost to it of funding such sum during such period from whatever sources it may select.

7.5 ACCRUAL: Interest shall accrue from day to day and be payable on the basis of a 365 day year (in the case of Sterling) and a 360 day year or other customary term in the case of any other currency.

7.6 PAYMENT OF INTEREST ETC: Any payments to be made by any Borrower or SCC under or pursuant to any Finance Document shall be made in immediately available funds before 11.00 a.m. on the day in question to the account specified by the relevant Finance Party. Interest, principal and all other amounts payable to any Finance Party under this Agreement or the terms of any Facility shall be paid by the relevant Borrower or SCC (as the case may be) directly to the relevant Finance Party on the date applicable under the terms of the relevant Facility Agreement or if no such date is specified, on the last Business Day of each month during the term of this Agreement and additionally on the Master Facilities Termination Date. Each payment shall be made in the manner provided under the terms of the relevant Facility or otherwise as agreed between the relevant Borrower or SCC (as the case may be) and the relevant Finance Party.

7.7 INDEMNITY: Each Borrower and SCC shall on demand indemnify any Finance Party against any funding or other loss, cost or expense or liability sustained or incurred by such Finance Party as a result of any sum payable by any Obligor under any Finance Document not being paid when due; and the occurrence and/or continuance of any other Event of Default and/or the declaration of all the amounts outstanding to be due and payable as a result thereof.


                                    PART VII

                                   REPAYMENT


8.  REPAYMENT

8.1 REDUCTIONS:   Reductions shall be made as provided in Clause 8.6 below.

8.2 REPAYMENTS: Repayments shall be made out of the proceeds of any Disposals as provided in Clause 8.7.

8.3 FINAL REPAYMENT: Without prejudice to the other provisions of this Clause, the Borrowers shall repay all outstanding amounts under (a) the Facilities and (b) each Finance Document and provide cash cover for all unmatured liabilities of the Banks under or pursuant to each of the Facilities on or before the Final Repayment Date.

8.4 WAIVER: Each Group Company hereby expressly waives and agrees that it will not assert any defence or make any claim in the nature of estoppel, waiver, laches or delay by reason of compliance by any Bank with the terms of this Agreement and it is expressly agreed that all limitation periods which may be applicable to any claim, actions or proceeding which may be brought by any Bank in connection with any of the Facilities are hereby stayed with effect from the Relevant Date, such that the period from the Relevant Date until the Master Facilities Termination Date shall not be included in the computation of time for the purposes of any applicable statute of limitation relating to any such claim, action or proceeding.

8.5 EXTENSION: The Facilities may be extended beyond the initial term of 364 days (the "Initial Term") for a further term of 364 days and shall be so extended automatically (provided that the Steering Committee shall have received a report of reporting accountants acceptable to them on, inter alia, the business and financial condition of the Group and shall have notified the Banks and the Borrowers prior to the expiry of the Initial Term that they have found such report to be satisfactory in form and substance for the purposes of this Clause 8.5), unless:-

    (a) any Bank has served notice on the Borrowers and the Lead Bank not later than three months prior to the expiry of the Initial Term stating that it does not wish to extend its Facility whereupon such Facility shall not be extended and:-

        (i) such Bank shall be repaid in full on the expiry of the Initial Term; and

        (ii) such Bank shall, if expressly entitled under the terms applicable to its Facility at the date of this Agreement, be provided on expiry of the Initial Term with cash cover for unmatured liabilities of such Bank pursuant to its Facility Agreement, but without drawing any Facility of any other Finance Party directly or indirectly for such purpose; and

        (iii) such Bank shall be entitled on expiry of the Initial Term to enforce any Existing Security which it holds but provided that such Bank shall have given at least 10 Business Days' prior notice to the Lead Bank of its intention so to enforce its Existing Security; or

    (b) the Lead Bank has served notice on the Borrowers not later than three months prior to the expiry of the Initial Term stating that the Majority Banks do not wish to extend the Facilities whereupon all of the Facilities shall be repaid in full on the expiry of the Initial Term and each Bank shall, on expiry of the Initial Term, be provided with cash cover on terms satisfactory to such Bank in respect of all unmatured liabilities of such Bank pursuant to its Facility Agreement.

8.6 REDUCTIONS:

    (a) Each Reducing Bank shall be entitled to receive reductions in its Outstandings to the level of its Overall Commitment and the Borrowers shall procure that payments are made to each Reducing Bank in reduction of its Outstandings in accordance with the terms of this Agreement.

    (b) Payments to a Reducing Bank in accordance with Clause 8.6 (a) above or to a Non-Committed Bank shall, subject to Clause 15.3(c) (Cash Flow Forecast), be made 30 days after each Quarter Date during the term of this Agreement commencing on 30 July 1995, (or, if any such day is not a Business Day, on the next following Business Day). It is intended that no more than 25 per cent. of (a) the Reducing Outstandings of a Reducing Bank or (b) the Indebtedness of a Borrower to any Non-Committed Bank shall be paid on any such date. If, as at any Quarter Date, there is insufficient Surplus Cash (having regard to the provisions of Clause 15.3) to satisfy any payment due to a Reducing Bank or a Non-Committed Bank, the payment to be made 30 days after such Quarter Date shall be reduced accordingly, but any shortfall shall be carried forward into the next quarter and shall be payable 30 days after the next following Quarter Date, provided that, as at such next following Quarter Date, there is sufficient Surplus Cash (having regard to the provisions of Clause 15.3) to satisfy such payment.

8.7 REPAYMENTS: All Net Disposal Proceeds shall, following payment of such Net Disposal Proceeds into the Realisation Account in accordance with Clause
    14.6 (Net Disposal Proceeds), be distributed by the Lead Bank between the Banks in accordance with Clause 14.5 (Distribution of Net Disposal Proceeds) and any such amount received by a Bank shall reduce its Overall Commitment accordingly.


                                   PART VIII

                                 NO DEDUCTIONS


9.  NO DEDUCTIONS

9.1 PAYMENTS:

    (a) Each payment to be made by any Borrower, Covenantor or SCC to any Finance Party shall be made free and clear of and without any withholding, deduction or set-off whatsoever, including for or on account of Taxes, unless that Borrower, Covenantor or SCC (as the case may be) is required by law to make such a payment subject to deduction or withholding.

    (b) If a Borrower, a Covenantor or SCC is required by law to make such a deduction or withholding from such a payment, the relevant sum payable by such Borrower, Covenantor or SCC (as the case may be) shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the payee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2 WITHHOLDINGS:

    Each Borrower, each Covenantor and SCC shall:-

    (a) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period stipulated by the relevant law; and

    (b) promptly after any such payment, deliver to the relevant Finance Party, an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to such Finance Party.

9.3 INDEMNITY: Without prejudice to the provisions of Clause 9.1, if any Finance Party is required by law to make any payment on account of Taxes (other than Tax on Overall Net Income of such Finance Party) on or in relation to any sum received or receivable by such Finance Party, or any liability in respect of any such payment is imposed, levied or assessed against such Finance Party, the relevant Borrower or SCC (as the case may be) shall, on demand by such Finance Party, indemnify such Finance Party against such payment or liability together with any interest, penalties and expenses payable or incurred in connection with it.

9.4 TAX CREDITS:

    (a) If a Finance Party in its sole discretion determines that it has received the benefit of a Tax credit or an allowance resulting from a payment which includes an amount paid by a Borrower or SCC under Clause
        9.1 or Clause 9.3, it shall (to the extent that it can do so in its sole discretion without prejudice to the retention of such credit or allowance and to the extent that it is lawful and not contrary to any official directive for it to do so) pay to the relevant Borrower or SCC (as the case may be) such part of that benefit as is, in the opinion of that Finance Party, attributable to the withholding or deduction giving rise to payment of that additional amount, provided that such Finance Party shall:-

        (i) be the sole judge of the amount of any such benefit to be so paid to the relevant Borrower or SCC and of the date on which it is received;

        (ii) have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it or otherwise arranges its tax affairs; and

        (iii) not be obliged to disclose to any person any information regarding its tax affairs or tax computations.

    (b) Any payment by a Finance Party under this Clause 9.4 shall be conclusive evidence of the amounts due to a Borrower or SCC (as the case may be) under this Clause.

9.5 READJUSTMENT: If any Finance Party makes any payment to a Borrower or SCC pursuant to Clause 9.4 and such Finance Party subsequently determines, in its opinion, that the credit, relief, remission or repayment in respect of which such payment was made:-

    (a) was not available to it; or

    (b) has been withdrawn from it; or

    (c) was unable to be used by it in full;


    the relevant Borrower or SCC (as the case may be) shall reimburse such Finance Party for the amount determined by such Finance Party, in its sole opinion, to be necessary to place it in the same after-tax position in which it would have been if such credit, relief, remission or repayment had been obtained and had been fully used and retained by such Finance Party.

9.6 INCREASED COSTS: If after the date of this Agreement by reason of the introduction of, or any change in, any law, treaty or directive (whether or not having the force of law) or in its interpretation, application or administration or compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority:-

    (a) a Finance Party (or its holding company) incurs a cost (including the cost of complying with any reserve, special deposit, liquidity, cash or other requirement) as a result of its having entered into and/or performing its obligations under this Agreement and/or its assuming or maintaining a Commitment under any Facility and/or making any advances and/or permitting any utilisations under a Facility and/or issuing any guarantee, bond or letter of credit pursuant to a Facility or having outstanding to it any unpaid sums under it; or

    (b) there is any increase in the cost to a Finance Party (or its holding company) of funding or maintaining all or any of the assets or liabilities made or incurred or to be made or incurred by such Finance Party under any Facility Agreement; or

    (c) a Finance Party or its holding company is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Finance Party having entered into and/or performing its obligations under and/or assuming or maintaining a commitment under any Finance Document; or

    (d) a Finance Party (or its holding company) becomes liable to make any payment on account of Tax (not being a Tax imposed on its overall net income) on or calculated by reference to the amount of the advances and/or drawings and/or utilisations made or any guarantee, bond or letter of credit issued or to be issued under or pursuant to any Finance Document and/or any sum received or receivable by it under this Agreement;

    then the Borrowers shall, to the extent that they have not already indemnified the relevant Bank in respect of it pursuant to this Clause 9 from time to time on demand by the relevant Finance Party, pay to that Finance Party such amount as it demonstrates to the reasonable satisfaction of the Lead Bank (acting with Steering Committee approval) is equal to such cost, such increased cost or such liability (or such proportion of such cost as is, in the opinion of such Finance Party, attributable to its funding or maintaining available such utilisations, Commitments or Facilities).


9.7 EXCEPTIONS: Notwithstanding Clause 9.6, no Bank shall be entitled to make any claim in respect of any cost, increased cost or liability as is referred to in Clause 9.1 to the extent that the same is compensated for by the Additional Costs Rate and a recovery of such cost has been received in relation thereto.

9.8 MARGIN AND FEES: The fees and other sums payable to the Banks under this Agreement and the terms of each Facility and other Finance Document have been agreed by each Bank having regard to the capital adequacy rules to which each Bank is subject at the date of this Agreement, and to any changes as may be made for the purpose of implementing in the jurisdiction to which such Bank is subject any of the terms, proposals or recommendations of the Basle Paper (being the paper titled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 prepared by the Basle Committee on Banking Regulations and Supervisory Practices), and upon the assumption that, save for any such changes, there will be no change in, or addition to, such capital adequacy rules during the term of this Agreement. If, during the term of this Agreement, it becomes apparent to a Bank that there has been or that there will be a change, or, as the case may be, a further change, in the capital adequacy rules to which it is subject and such Bank determines from time to time that the consequence of such change has been, or may (depending upon the manner in which the Facilities are to be utilised), be, to reduce its rate of return on capital for all or any part of the remaining term of this Agreement, then such Bank may, with the prior written consent of the Lead Bank (acting with Steering Committee approval) by notice in writing to the Borrowers, certify the margin and/or the fee which shall be payable by:-

    (a) the Borrowers to such Bank pursuant to Clause 18 (Fees) (which will be of an amount certified by that Bank as the minimum amount necessary to maintain the value of its margin and the fees as if such change had not occurred); and

    (b) the date upon which such margin and/or the fee shall take effect.

10.  CHANGE IN LAW OR REGULATIONS

10.1 CHANGE IN LAW OR REGULATIONS: If, as the result of the enactment or making of or any change (after the date of this Agreement) in any applicable law, or in its interpretation administration or application by any authority charged with its administration, or compliance with any requests (whether or not having the force of law, but if not having the force of law, being requests with which banks generally (operating in the relevant jurisdictions) are accustomed to comply) of any central bank or any governmental, regulatory or comparable authority, any Finance Party demonstrates to the reasonable satisfaction of the Lead Bank (acting with Steering Committee approval) that it has or will become unlawful (or contrary to any such directive or request) for it to maintain or give effect to its obligations as contemplated by this Agreement, then such Finance Party (the "affected party") shall so inform the Borrowers through the Lead Bank and (while such circumstances are continuing) such Finance Party shall not thereafter be obliged to permit any further drawings or utilisations of its Facilities.

10.2 NOTICE TO REPAY: If no agreement to the contrary shall be reached before the expiry of any grace period allowed by such enactment, change or request, the affected party's Overall Commitment under this Agreement shall reduce to zero, and the relevant Borrowers shall repay to such affected party within 30 days or such earlier date (if any) as that affected party shall certify to be necessary to comply with the relevant law all of the amounts due or owing to such Finance Party under or pursuant to this Agreement and the relevant Finance Documents.

11.  CANCELLATION


     The Borrowers may cancel all (but not part) of the Facilities at any time, provided that:-

     (a) no amount is on such date outstanding under or pursuant to any Finance Document;

     (b) the Borrowers shall have given not less than 14 days' prior written notice to the Lead Bank of the date of cancellation; and

     (c) the Borrowers have paid to the Lead Bank, for distribution amongst the Banks pro rata to their respective Overall Commitments as at the Relevant Date, the cancellation fee of $400,000.



                                    PART IX

                                   GUARANTEE



12.  GUARANTEE

12.1 GUARANTEE:  SCC irrevocably and unconditionally:-


     (a) as principal obligor, guarantees to each Finance Party prompt performance by each Obligor of all its payment obligations under each Finance Document;

     (b) undertakes to each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, SCC shall forthwith on demand by the Lead Bank (acting on the instructions of the Majority Banks) pay that amount as if SCC instead of the relevant Obligor were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by SCC hereunder is or becomes unenforceable, void, voidable, invalid or illegal (whether or not such defect was known to such Finance Party prior to the date of this Agreement).

12.2 CONTINUING GUARANTEE: This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents or any of them, regardless of any intermediate payment or discharge in whole or in part and for the avoidance of doubt will continue until the discharge of all sums hereby guaranteed notwithstanding any termination or cancellation of all or any of the Facilities or Facility Agreements or the occurrence of the Master Facilities Termination Date.


12.3 REINSTATEMENT:

     (a) Where any discharge (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of SCC under this Clause 12 shall continue as if the discharge or arrangement had not occurred.

     (b) A Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

12.4 WAIVER OF DEFENCES: The obligations of SCC under this Clause 12 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 12 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

     (a) any time or waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (d) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the obligations of SCC under this Clause 12 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

     (e) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under this Agreement resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the obligations of SCC under this Clause 12 be construed as if there were no such circumstance; and

     (f) any variation or departure (however fundamental) of or from this Agreement, and any such variation or departure shall, whatever its nature, be binding upon SCC in all circumstances, notwithstanding that it may increase or otherwise affect the liability of SCC.

12.5 IMMEDIATE RECOURSE: SCC waives any right it may have of first requiring any Finance Party to proceed against or enforce any other rights or security or claim for payment from any person before claiming from SCC under this Clause 12.

12.6 APPROPRIATIONS: Until all amounts which may be or become payable to a Finance Party under or in connection with the Finance Documents have been irrevocably paid in full, such Finance Party may:-

     (a) refrain from applying or enforcing any other money, security or rights held or received by any such Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and SCC shall not be entitled to the benefit of the same; and

     (b) hold in a suspense account (with full set-off against interest payable under the Finance Documents) any money received from SCC or on account of the liability of SCC under this Clause 12.

12.7 NON-COMPETITION: Subject to Clause 12.3 (Reinstatement), until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, SCC shall not, after any failure by any Obligor to pay any sum in accordance with the relevant Finance Documents or by virtue of any payment or performance by it under this Clause 12:-

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party or be entitled to any right of contribution or indemnity in respect of any payment made or money received on account of SCC's liability under this Clause 12;

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party; or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

     SCC shall hold in trust for and forthwith pay or transfer to the Lead Bank, any payment or distribution or benefit of security received by it contrary to this Clause 12.7.

12.8 ADDITIONAL SECURITY: This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by the Finance Parties or any of them or by any agent or trustee for their benefit.

12.9 PAYMENTS:

     (a) All payments by SCC pursuant to this Clause 12 shall be made without any set-off or counterclaim and free of any deduction or withholding whatsoever (including, without prejudice to the generality of the foregoing, for or on account of taxes) unless SCC is required by law to make such a payment subject to deduction or withholding.

     (b) If SCC is required to make such a deduction or withholding, the sum payable by SCC in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Finance Party receives and retains (free from any liability in respect of any such deduction or withholding other than Tax On Overall Net Income) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

     (c) If SCC is required by law to make a deduction or withholding, SCC shall:-

         (i) pay the full amount of such deduction or withholding to the relevant authority within the payment period specified by the relevant law; and

         (ii) deliver to the Lead Bank an original (or certified copy) of the receipt issued by the authority or, if the relevant authority does not issue such receipts, such other evidence of payment of the amount withheld or deducted as is acceptable to the Lead Bank (acting reasonably).


12.10 TAX CREDITS:

      (a) If a Finance Party in its sole discretion determines that it has received the benefit of a Tax credit or an allowance resulting from a payment which includes an amount paid by SCC pursuant to Clause 12.9(b) it shall (to the extent that it can do so in its sole discretion without prejudice to the retention of such credit or allowance and to the extent that it is lawful and not contrary to any official directive for it to do so) pay to SCC such part of that benefit as is, in the opinion of that Finance Party, attributable to the withholding or deduction giving rise to payment of that additional amount, provided that such Finance Party shall:-

          (i) be the sole judge of the amount of any such benefit to be so paid to SCC and of the date on which it is received;

          (ii) have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it or otherwise arranges its tax affairs; and

          (iii) not be obliged to disclose to any Obligor or any other person any information regarding its tax affairs or tax computations.

      (b) Any payment by a Finance Party under this Clause 12.10 shall be conclusive evidence of the amounts due to SCC under this Clause.

12.11 READJUSTMENT: If any Finance Party makes any payment to SCC pursuant to Clause 12.10 and such Finance Party subsequently determines, in its opinion, that the credit, relief, remission or repayment in respect of which such payment was made:-

      (a) was not available to it; or

      (b) has been withdrawn from it; or

      (c) was unable to be used by it in full;

      SCC shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is required to place it in the same after-tax position in which it would have been if such credit, relief, remission or repayment had been obtained and had been fully used and retained by such Finance Party.

12.12 CURRENCY: The obligation of SCC hereunder shall be to make payment in the same currency as that in which the principal obligation in respect of which such payment is being made was incurred. If:-

      (a) for any reason any amount payable by SCC under this Agreement is paid to or is recovered by a Finance Party (in whatever manner) in a currency (the "payment currency") other than that in which it is required to be paid under the relevant Finance Document (the "contractual currency"); and

      (b) the payment made in the payment currency to the relevant Finance Party, when converted at the applicable rate of exchange into the contractual currency, is less than the relevant unpaid amount under the relevant Finance Document;

      then SCC shall, as a separate and independent obligation, fully indemnify such Finance Party against the amount of the shortfall. If the payment made in the payment currency to such Finance Party when converted at the applicable rate of exchange into the contractual currency exceeds the relevant unpaid amount under the relevant Finance Document, then the relevant Finance Party shall promptly pay to SCC (or, after the Enforcement Date, the Security Agent) an amount equal to the amount of such excess. For the purposes of this Clause 12.12 the expression "applicable rate of exchange" means a fair market rate at which the relevant Finance Party is able, as soon as reasonably practicable after receipt, to purchase the contractual currency with the payment currency, taking into account any costs associated with the exchange.


                                     PART X

                         REPRESENTATIONS AND WARRANTIES


13.  REPRESENTATIONS AND WARRANTIES

13.1 REPRESENTATIONS AND WARRANTIES: SCC (in respect of itself and each Group Company) and each Borrower (in respect of itself and each of its Subsidiaries) and each Covenantor (in respect of itself and each of its Subsidiaries) severally represents and warrants to each of the Finance Parties that:-

     (a) STATUS: each Obligor is a limited company duly incorporated, validly existing and registered under the jurisdiction of its incorporation and has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its assets and carry on its business;

     (b) POWERS: each Obligor is empowered to enter into, exercise its rights and perform and comply with its obligations contained in the Finance Documents to which it is a party and no limits on the powers of any such Group Company will be exceeded as a result of the borrowings, grant of security and giving of guarantees or the taking of any other action contemplated by any Finance Document;

     (c) DUE AUTHORISATION:

         (i) all actions, conditions and things required to be taken, fulfilled or done (including the obtaining of any necessary consents) in order to enable each Obligor lawfully to enter into, exercise its rights and perform and comply with its obligations contained in any Finance Document to which it is a party, and to ensure that those obligations are legally binding and enforceable (subject to all necessary registrations of the Security Documents) have been taken, fulfilled or done; and

         (ii) the requisite resolutions of each Obligor's board of directors have been duly and properly passed at a duly convened and constituted meeting at which all statutory and other relevant formalities were observed to authorise its execution and performance of the Finance Documents to which it is a party (or, in the case only of SCC, the requisite resolutions have been passed by (aa) a written resolution of each of the directors of SCC in accordance with the by-laws of SCC or (bb) the Executive Committee of the board of directors of SCC in accordance with the authorities granted to such Executive Committee) and such resolutions are in full force and effect and have not been varied or rescinded;

     (d) OBLIGATIONS BINDING: each Finance Document and the borrowings, the grant of security and the giving of guarantees contemplated by this Agreement constitute the legal, valid and binding obligations of each Obligor enforceable in accordance with its terms, except as such enforceability may be limited by:-

         (i)   application of equitable principles;

         (ii) the non-availability of the equitable remedies of specific performance or injunctive relief; and

         (iii) administration, bankruptcy, insolvency, liquidation and similar laws generally affecting the rights of creditors;

     (e) NON-CONTRAVENTION: neither the execution or delivery of any Finance Document nor any borrowing under the Facilities by any Borrower nor the grant of any security or the giving of any guarantees by any Borrower or any other Obligor nor the carrying out of any transaction or the exercise of any rights or the performance of any obligations contemplated by any Finance Document by any Obligor will result in:-

         (i)   any violation of any law to which such persons are subject; or

         (ii) any breach of any of the memorandum and articles of association or other constitutional documents of any Obligor of any borrowing limits contained in any such document; or

         (iii) any breach of any deed, agreement or obligation of any such persons made with or owed to any other person (including, without limitation, any negative pledge or similar restriction); or

         (iv)  any breach of any limits on any powers of any Obligor;

     (f) ENCUMBRANCES:

         (i) there are no Encumbrances affecting any of its assets or the assets of any Group Company except the Permitted Encumbrances; and

         (ii) neither the execution of any Finance Document by any Obligor nor the performance by or exercise of any rights of any Obligor under the terms of any such Finance Document will result in the existence of, or oblige any Group Company to create, any Encumbrance in favour of any person (except the Finance Parties or as contemplated by this Agreement) over the whole or any part of the undertaking or assets (present or future) of such Group Company;

     (g) INVOICE DISCOUNTING: there are no invoice discounting, factoring or similar goods or receivables sale or assignment arrangements in existence relating to the receivables of any Tobacco Group Company, (for the avoidance of doubt it is agreed that Standard Wool (UK) Limited may enter into the Lombard Facility Letter and Standard Wool (Chile) S.A. may enter into the Master Wakala Agreement);

     (h) NO DEFAULT:  no Event of Default has occurred which is Continuing;

     (i) NO LITIGATION: details of all litigation, arbitration or other legal proceedings in which any Group Company is involved are set out in
         Schedule XIV. Save for the litigation involving Stancom Tobacco Company (Malawi) Limited detailed in Schedule XIV, no Group Company is involved in or engaged in any litigation, arbitration or other legal proceedings of a litigious nature (whether as plaintiff or defendant and whether civil, criminal or administrative) which, (alone or taken together with any other litigation, arbitration or legal proceedings) if adversely determined, would be likely to result in a liability (including costs) to it of the greater of (i) $50,000 (or its foreign currency equivalent from time to time) and (ii) 3 per cent. of the net worth of such Group Company (as shown in its latest available monthly management accounts delivered pursuant to Clause 15.5 (Monthly Accounts)) nor are there any circumstances likely to give rise to any such litigation, arbitration or proceedings, provided that this representation shall not apply to any such litigation, arbitration or proceedings where the whole of the actual or potential liability of the relevant Group Company in respect of such litigation, arbitration or proceedings is fully covered by insurance;

     (j) SHARE CAPITAL INTERESTS: no Tobacco Group Company has any interest in the share capital of any other body corporate, except as disclosed in the group structure set out in Schedule VIII;

     (k) NO MATERIAL ADVERSE CHANGE:  since the last Accounts Date:-

         (i) there has been no Material Adverse Change in the financial or trading condition of any Group Company or of the Group taken as a whole; and

         (ii) the business of each of the Group Companies has been carried on in the normal and usual course;

         save to the extent disclosed in (aa) the Form 10Q filed by SCC on 15 February 1995 and (bb) any other written information provided by a Group Company and circulated to all the Banks not later than 5 Business Days prior to the date of this Agreement;

     (l) PLANS AND REPORTS: each Budget, each Cash Flow Forecast and the report of SCC presented to the Steering Committee Meeting on 31st January 1995 fairly present the business and financial condition of the Group and, in particular:-

         (i) all statements of fact relating to the Group and its business contained in those documents were true and accurate in all material respects at the date when such documents were issued and no events have occurred since such date which make any such statements of fact untrue or inaccurate or misleading in any material respect, or mean that they have in any material way ceased to represent the current position as at the date of this Agreement;

         (ii) all statements of opinion, intention and expectation expressed in those documents which are those of the management of any Group Company (hereafter "Managers") were honestly made after careful consideration and none of the Managers disagree with any other statements of opinion, intention and expectation expressed in them;

         (iii) the assumptions upon which the forecasts and projections contained in those documents are based were and are reasonable and made in good faith after careful consideration;

         (iv) the forecasts and projections contained in those documents were and are reasonable and consistent with the assumptions referred to in (iii) above and none of the Managers disagrees with them; and

         (v) the Managers are not aware of any facts or matters not stated in those documents the omission or failure to take into account of which makes any factual statements contained in them misleading or unlikely to be fulfilled in each case in any material respect;

         save, in each case, to the extent disclosed in (aa) the Form 10Q filed by SCC on 15 February 1995 and (bb) any other written information provided by a Group Company and circulated to all the Banks not later than 5 Business Days prior to the date of this Agreement;

     (m) VALIDITY OF CONTRACTS AND LICENCES: all contracts, licences, consents and authorisations (including licences of the appropriate governmental and other authorities in the jurisdictions in which the Group Companies carry on business) necessary for the carrying on by any Group Company of its business as the same is currently carried on have been obtained and all such contracts, licences, consents and authorisations are in full force and effect and are not likely to be revoked or amended or unavailable in whole or in part (whether in the ordinary course of events, by virtue of completion of the Finance Documents or for any other reason);

     (n) SHARE CAPITAL: there are no agreements in force which call for the present or future issue or allotment of, or grant to any person of the right (whether conditional or otherwise) to call for the issue or allotment of, any share or loan capital of any of the Group Companies including any option or right of pre-emption or conversion (other than employee share plans existing at the date of this Agreement relating to the shares in SCC);

     (o) AUDITED ACCOUNTS: the Original Accounts of the Greater Group and (where these representations and warranties are repeated) the most recent Accounts, including the notes to them, delivered to the Lead Bank pursuant to Clause 15.7(a) (Audited Accounts) or Clause 15.7(b) (Quarterly Management Accounts) give a true and fair view of the state of affairs and financial position of the Greater Group or, as the case may be, the relevant Borrower as at the date to which they were made up. In particular, the Accounts either make adequate provision for or, as appropriate, disclose all other material liabilities, whether actual, contingent or disputed (including financial lease commitments, pension liabilities and liabilities to Taxation) of the Greater Group and each Borrower and all material capital commitments of the relevant Borrower or, as the case may be, the Greater Group as at such date in each case in accordance with, and if and to the extent required by, generally accepted accounting principles in the United States (in the case of the consolidated financial statements of the Greater Group) or the jurisdiction of incorporation of the relevant Borrower (in the case of any other financial statements) consistently applied;

     (p) MONTHLY ACCOUNTS: each of the most recent accounts of the Group and of each Obligor delivered to the Security Agent pursuant to Clause 15.5 (Monthly Accounts) give a true and fair view of the state of affairs and financial position of the Group or, as the case may be, the relevant Obligor as at the date to which they were made up. In particular such accounts either made adequate provision for or, as appropriate, disclose all other material liabilities, whether actual, contingent or disputed (including financial lease commitments, pension liabilities and liabilities to Taxation) of the Group and each Obligor and all material capital commitments of the Group or, as the case may be, each Obligor as at such date in accordance with, and if and to the extent required by, generally accepted accounting principles in the United States (in the case of the consolidated financial statements of the Group) or the jurisdiction of incorporation of the relevant Obligor (in the case of any other financial statement) consistently applied;

     (q) NON-DISCLOSURE: the Borrowers have not failed to disclose to the Lead Bank any facts or circumstances which are within their knowledge and which could reasonably be expected, in the opinion of the Steering Committee, to have a significant effect upon:-

         (i) any Borrower's ability to pay or repay any Indebtedness under this Agreement or any Obligor's ability to comply with the terms of any of the Finance Documents; or

         (ii) the validity or enforceability of any of the Finance Documents;

     (r) INTELLECTUAL PROPERTY RIGHTS: each Group Company is entitled to use all the intellectual property rights as are used at the date of this Agreement in its business and, to the best of each Group Company's knowledge, information and belief, there is no challenge or objection by any third party to the use by any Group Company of any such intellectual property rights, or infringement of them by any third party;

     (s) MINORITY INTERESTS:  except in respect of interests:-

         (i)   held by the Finance Parties pursuant to the Security Documents;

         (ii)  detailed in the group structure set out in Schedule VIII; or

         (iii) in the shares of SCC;

         no person has any interest in the issued share capital of any Tobacco Group Company (including an interest derived through an option over or other agreement in relation to such shares);

     (t) GROUP STRUCTURE:  the structure of the Tobacco Group is as set out in
         Schedule VIII and there are no Subsidiaries of any of the First Tier Subsidiaries (other than Wool Group Companies) which are not detailed in Schedule VIII;

     (u) TAX LIABILITIES: no claims are being or are likely to be assessed against any Group Company with respect to Taxes which, if adversely determined, would have (either individually or collectively) a Material Adverse Effect (other than the tax case with the Malawi tax authorities described in Schedule XIV which, if adversely determined, would have a Material Adverse Effect upon Stancom Tobacco Company (Malawi) Limited). No Group Company is overdue in the filing of any Tax returns required to be filed by it and to the extent the same have been finally settled with the relevant taxation authority each Group Company has paid all Taxes shown to be due on such returns or on any assessments made against it;

     (v) BORROWINGS: no Group Company has any Borrowings other than Permitted Borrowings;

     (w) JOINT VENTURES: no Group Company has entered into any partnership, joint venture or other agreement, arrangement or understanding with any person outside the Group for the joint development of any business or the sharing of any assets or revenues derived from any business other than as existing as at the date of this Agreement and set out in
         Schedule XV;

     (x) NO LIABILITIES: there are no matters of which any Group Company is aware which might reasonably be considered by the Lead Bank to have a Material Adverse Effect;

     (y) BUDGET: the Budget for the Greater Group for the period from 1st April 1995 to 31st March 1996 annexed as Appendix A to this Agreement was prepared on the basis of the information available to the directors of SCC after making diligent enquiries and the directors of SCC consider that as at the date of this Agreement such Budget is fair and reasonable based on that information;

     (z) INTRA-GROUP INDEBTEDNESS: no Tobacco Group Company owes any Indebtedness to any member of the Greater Group (except indebtedness to another Tobacco Group Company which is a Permitted Borrowing under the terms of this Agreement) and no member of the Greater Group owes any Indebtedness to any Tobacco Group Company save as set out in Schedule XIX.

13.2 REPETITION: On each day during the term of this Agreement, each of the representations and warranties contained in Clause 13.1 (other than the warranty in Clause 13.1(y)) shall be deemed to be repeated by reference to the then existing circumstances on such date.

13.3 ACKNOWLEDGEMENT BY BORROWERS AND SCC: Each Borrower and SCC acknowledges that the Finance Parties are relying on the representations and warranties and not on any other information contradictory to them or varying them of which the Finance Parties or any of them or their respective agents or advisers may have actual or constructive knowledge.

13.4 BANKS' REPRESENTATION: Each of the Banks represents and warrants in favour of the Lead Bank, the Security Agent and the other Banks that as at the Effective Date only:-

     (a) the information provided by it to the Lead Bank in respect of its Facilities as at the Relevant Date is true and complete in all material respects; and

     (b) save for indebtedness of a Borrower under the Facilities and/or this Agreement or any other New Finance Document or as set out in Clause
         13.5 and save for an existing guarantee of SCC in favour of each of the Banks, it has no claims or rights against any member of the Group in respect of Borrowings except those arising under or pursuant to the Finance Documents.

13.5 BANKS' EXISTING CLAIMS AGAINST GROUP COMPANIES:

     (a) RBS has made facilities available to Standard Wool (UK) Limited pursuant to a facility agreement dated on or about the date of this Agreement made between Standard Wool (UK) Limited as Borrower, Standard Commercial Corporation as the Company, NatWest Capital Markets Limited as the Arranger, the financial institutions listed in Schedule I to the facility agreement as Banks and National Westminster Bank Plc as the Agent. RBS also holds a guarantee of SCTC and a first legal charge from SCTC over office premises in Godalming, Surrey, England. RBS agrees that (a) the maximum amount recoverable from SCTC under the guarantees referred to above is limited to (Pounds)3,500,000 plus interest and expenses; and (b) it will give to the Lead Bank and the Steering Committee written notice of its intention to enforce its security or make a demand under its guarantee as soon as reasonably practicable prior to taking any step to do so and shall consult with the Lead Bank and the Steering Committee.

     (b) NationsBank, N.A. (Carolinas) has made facilities available to SCC pursuant to the NationsBank Holding Company Loans secured by a first lien on the shares of the first tier subsidiaries of SCC and a second lien on the fixed assets of SCC's principal United States tobacco trading companies, Standard Commercial Tobacco Co., Inc, and W A Adams Company.

     (c) BHF Bank has made a committed facility available to Standard Wool GmbH, Bremen and is also participating in the collateral pool managed by Bremer Landesbank in favour of the banks financing Wool Group Companies (including, in particular, pledges of deposits, goods financed and receivables of Standard Wool GmbH, Bremen).

     (d) Norddeutsche Landesbank Girozentrale made a long term loan available to TCLC for the purchase of the equity in World Wide Tobacco Espana SA. Norddeutsche Landesbank Girozentrale holds a negative pledge on the shares of World Wide Tobacco Espana SA.

     (e) Commerzbank AG has made facilities available to:

         (i)  Standard Wool (Deutschland) GmbH, Bremen;

         (ii) Standard Wool (UK) Limited and Jacomb Hoare (Bradford) Limited as joint debtors.

     (f) MeesPierson N.V. has made facilities available to Spierer Tutun Ihracat Ticaret S.A., secured by a mortgage over fixed assets of Spierer Tutun Ihracat Ticaret S.A. in Turkey.

         MeesPierson's general terms and conditions provide for a pledge on all goods and documents of title which are in its possession or will come into its possession or a third party on its behalf from or for the benefit of the customer.

         MeesPierson N.V. has made facilities available to Standard Wool Argentina S.A..

     (g) Westdeutsche Landesbank has made a committed facility to Standard Wool (Deutschland) GmbH. Westdeutsche Landesbank also holds a Sicherungsvertrag and Sicherheilenpodvertrag from Standard Wool (Deutschland) GmbH.


                                    PART XI

                                   COVENANTS


14.  GENERAL COVENANTS

     For so long as any liability remains outstanding or any amount is capable of being drawn down under the Finance Documents, SCC in respect of itself and each Borrower and each Covenantor in respect of itself and its Subsidiaries shall, and SCC shall also procure that each other Group Company shall, save with the prior consent of the Lead Bank (acting on the instructions of the Majority Banks):-

14.1 RANKING OF LIABILITIES: ensure that the liabilities (whether actual or contingent) of:-

     (a) each Obligor (except SCC) under the Finance Documents shall at all times constitute the direct, unconditional obligations of such Obligor and will rank in priority to all present and future Indebtedness issued, created, assumed or guaranteed by such Obligor (except for such Indebtedness as is entitled to priority solely by operation of law or by reason of a Permitted Encumbrance); and

     (b) SCC under each of the Share Charges shall at all times constitute the direct, unconditional obligations of SCC and will rank in priority to all interests of any other person over the shares the subject of the Share Charges;

     (c) SCC under this Agreement shall at all times constitute the unconditional obligations of SCC and shall rank at least pari passu with all present and future liabilities issued, created, assumed or guaranteed by SCC (except for such Indebtedness as is entitled to priority solely by operation of law or by reason of a Permitted Encumbrance);

14.2 RESTRICTION ON ENCUMBRANCES: not create or agree to create or permit to arise or subsist any Encumbrance on its present or future undertaking, property, assets, rights or revenues or any part of them (except Permitted Encumbrances) and not sell or otherwise dispose of its assets on terms which would result in any such asset being leased to or re-acquired by a Group Company;

14.3 RESTRICTION ON BORROWINGS: not incur or permit to subsist Borrowings, except:-

     (a) Permitted Borrowings (provided that no First Tier Subsidiary shall give any guarantee, indemnity or other assurance against financial loss in respect of Indebtedness of any person); or

     (b) intra-group Indebtedness existing at the date of this Agreement as set out in Schedule XIX (provided that the amounts of any such Indebtedness is not increased after the date of this Agreement and that no security is given for such Indebtedness) (subject always to Clause 14.7);

14.4 RESTRICTION ON DISPOSALS:


     (a) not (save with the prior consent of the Lead Bank, acting on the instructions of the Majority Banks) sell, transfer, lend, license, lease, surrender or otherwise dispose of, whether by a single transaction or a number of transactions and whether related or not, the whole or any part of its undertaking, business or assets, except that this Clause 14.4 shall not apply to:-

         (i) disposals by a Group Company of tobacco, wool or other stock in trade of such Group Company in the ordinary course of its day to day trading activities on arm's length terms and for full consideration and provided that the proceeds of any such disposal by a Tobacco Group Company are paid into the account designated by the Lead Bank from time to time; or

         (ii) where no Event of Default or Potential Event of Default shall have occurred which is Continuing, disposals of assets which are not required in connection with the carrying on by the Group of its business (as it is then being conducted) on arm's length terms and for full consideration and where the disposal proceeds, when aggregated with the proceeds of all other such disposals by Group Companies in that Accounting Reference Period, do not exceed $150,000, provided that all Net Disposal Proceeds of such Disposals shall be applied in accordance with Clause 14.5 below; or

         (iii) a Sale of a Wool Group Company on terms acceptable to the Steering Committee, provided that the Net Disposal Proceeds of such Disposal shall be applied in accordance with Clause 14.5 below; or

         (iv) any disposal which has been expressly approved in writing by the Lead Bank acting on the instructions of the Majority Banks;

     (b) Nothing in this Clause 14.4 shall enable any Group Company to dispose of assets falling within the categories specified in Clauses 14.4(a)(i) to (iii) which are subject to a fixed charge (including any floating charge which has crystallised) in favour of the Security Agent on behalf of the Finance Parties ("Fixed Charge Assets") without prior written consent from the Lead Bank (acting on the instructions of the Majority Banks). The Lead Bank (acting on the instructions of the Majority Banks) shall have an absolute discretion to give or refuse any such consent or to grant a consent subject to such conditions as it may think fit, without assigning any reason for so doing. A Group Company wishing to make a disposal of Fixed Charge Assets shall provide to the Lead Bank such information as the Lead Bank may deem to be necessary to enable the Lead Bank to reach a decision whether or not to permit such disposal;

     (c) If the Lead Bank consents to a sale or disposal of any Fixed Charge Assets, then the Group Company selling or disposing of such Fixed Charge Assets shall (unless otherwise specifically agreed by the Lead Bank in a particular case) account to the Lead Bank in full for such proceeds (less the amount of any costs and expenses of such sale or disposal previously approved by the Lead Bank (acting on the instructions of the Majority Banks));

14.5 DISTRIBUTION OF NET DISPOSAL PROCEEDS:

     (a) All Net Disposal Proceeds shall be applied forthwith in the following manner:-

         (i) First: in reduction or discharge of any Indebtedness of the Group Company which sold or disposed of the shares, goodwill and/or assets giving rise to such Net Disposal Proceeds (the "Sold Assets") to any person holding security over the Sold Assets (to the extent such Indebtedness is secured by such security) provided that details of such security and such Indebtedness have been provided to the Lead Bank in writing;

         (ii) Second: in payment of reasonable costs incurred to third parties at arm's length in order to effect such disposal and solely attributable to such disposal;

         (iii) Third: in reduction or discharge of the NationsBank Loan up to a maximum amount of $10,000,000;

         (iv) Fourth: in reduction or discharge of up to 50 per cent. of the outstandings under the NationsBank Holding Company Loans (up to a maximum amount of $6,200,000) and up to 50 per cent. of the Kehaya Loan (up to a maximum amount of $2,200,000);

         (v) Fifth: in reduction or discharge of the Outstandings under the Facilities pro rata pari passu to the Banks' Overall Commitments on the Relevant Date and amounts so received by a Bank shall be applied in permanent reduction of such Bank's Overall Commitment accordingly. Where a Bank has more than one Facility, any amounts received by it under this sub-clause (v) shall be applied by it pari passu between each of those Facilities;

     (b) In this Clause 14.5 "pro rata" means in the proportion which a Bank's Overall Commitment as at the date on which such Net Disposal Proceeds fall to be applied under this Clause 14.5 bears to the aggregate of all the Overall Commitments of the Banks on such date;

     (c) It is noted that, at the date of this Agreement, NationsBank, N.A. (Carolinas) has received $2,500,000 which has been applied in reduction of the outstandings under the NationsBank Holding Company Loans referred to in Clause 14.5(a)(iv) above and the figure of $6,200,000 referred therein shall be reduced accordingly (NationsBank also agrees that the figures set out in Clauses 14.5(a)(iii) and (iv) above shall be reduced by any other amounts which are received by NationsBank for credit against those figures);

     (d) The proceeds of book or other debts generated by a Borrower in the ordinary course of trading and paid to the designated bank in accordance with the Borrower Debentures shall be deemed (but only for the purposes of this Clause) not to constitute Net Disposal Proceeds, notwithstanding that such book debts are subject to a fixed charge under the Borrower Debentures;

     (e) If a distribution to be made to a Bank under Clause 14.5(a)(v) exceeds the amount of the actual liability of the Obligors to such Bank, such distribution (or the balance of such distribution) shall be applied in providing cash cover to such Bank for the unmatured liabilities of the Obligors or any of them to such Bank or on such other basis as the Lead Bank (acting with Steering Committee approval) may direct for the purpose of achieving substantially the same result;

     (f) If a distribution to be made to a Bank under Clause 14.5(a)(v) in reduction of a Facility (which is not fully drawn at the time of such distribution) would otherwise exceed the amount then outstanding under such Facility, such Bank may require the Lead Bank to apply such excess in creating a Reserve specifically for future amounts drawn under such Facility (up to the level of its Overall Commitment as reduced in accordance with Clause 14.5(a)(v)) or on such other basis as the Lead Bank (acting with Steering Committee approval) may direct for the purpose of achieving substantially the same result;

14.6 NET DISPOSAL PROCEEDS: provided that it is lawful to do so, deposit all Net Disposal Proceeds (after payment of amounts, if any, due to any secured lender under Clause 14.5(a)(i) above) immediately upon receipt into a Realisation Account designated with reference to the name of the Group Company to which such proceeds were payable, but so that proceeds derived from Fixed Charge Assets (as defined in Clause 14.4(b)) shall be applied in accordance with the terms applicable to the relevant fixed charges;

14.7 INTER-COMPANY INDEBTEDNESS:

     (a) use all reasonable endeavours to:

         (i) procure the repayment forthwith of all inter-company Indebtedness of each Wool Group Company to any Tobacco Group Company (except any such Indebtedness which is subordinated at the date of this Agreement) as follows:

              (aa) $6,760,000 on the Lombard Facility Letter coming into full force and effect;

              (bb) $7,320,000 on the Master Wakala Agreement coming into full force and effect;

              (cc) all other inter-company indebtedness owed by any Wool Group
                   Company to any Tobacco Group Company (other than any such Indebtedness which is subordinated at the date of this Agreement) as soon as practicable after the date of this Agreement; and

         (ii) procure the repayment forthwith of all subordinated indebtedness of each Wool Group Company to a Tobacco Group Company following a Sale of the Wool Group;


         and in each case pay or procure the repayment forthwith of all such inter-company indebtedness forthwith in reduction or discharge of Outstandings under the Facilities pro rata pari passu to the Banks' respective Overall Commitments. In this Clause 14.7 "pro rata" means in the proportion which a Bank's Overall Commitment as at the date on which a payment falls to be made to a Bank under this Clause bears to the aggregate of all the Total Commitments of the Banks on such date;

14.8 FACTORING AND LOANS:

     (a) not enter into or permit to subsist any arrangement to sell or dispose of (or under which any person other than the Security Agent shall otherwise acquire or gain the right to acquire) any right, title or interest in any of the trade debts of that Group Company, whether on a factoring basis or otherwise, provided that Standard Wool (UK) Limited may enter into:

         (i)   the Lombard Facility Letter

         (ii)  the Master Wakala Agreement; and

         (iii) the Security Deed to be entered into between Standard Wool (UK) Limited and National Westminster Bank Plc pursuant to the Wool Group Facility;

     (b) not make any loans or gifts or grant any credit (other than normal trade credit on arms length terms to customers not exceeding 45 days in duration), or give any financial guarantee, bond or indemnity or otherwise assume any liability or give any assurance against financial loss in respect of any other person, other than pursuant to the Security Documents, provided that:-

         (i) a loan or advance may be made by a First Tier Subsidiary to a Subsidiary of a Tobacco Group Company which is itself a Tobacco Group Company where such loan or advance would be a Permitted Borrowing on the part of the borrowing Subsidiary;

         (ii) a loan or advance may be made by a Tobacco Group Company to a supplier of such Tobacco Group Company in the ordinary course of carrying on the business of such Tobacco Group Company as carried on at the date of this Agreement, provided that the aggregate amount of all loans and advances to suppliers by Tobacco Group Companies does not at any time exceed $25,000,000;

         (iii) SCC may enter into and perform its obligations under the subordination agreement to be entered into between SCC and each bank which is a party to the US Facility in the form or substantially the form of the agreement dated as of 10 August 1994 entered into between SCC and NationsBank, N.A. (Carolinas) (the "SCC Subordination Agreement") and under each guarantee which is a Permitted Borrowing under paragraph (i) of the definition of "Permitted Borrowings";

         and each Tobacco Group Company shall procure that (save for the loan by SCC which is the subject of the SCC Subordination Agreement) all such lending referred to in paragraphs (i) and (ii) above shall be on arms length terms and that the right of repayment shall not be subordinated or postponed in any manner save that the loan to be made by SCTC to Standard Wool (UK) Limited pursuant to an agreement dated on or about the date of this Agreement may be subordinated in the manner provided for in the inter-creditor agreement dated on or about the date of this Agreement made between Standard Wool (UK) Limited (1), SCC (2), ING Bank, National Westminster Bank Plc and RBS (3) and National Westminster Bank plc (4);

14.9 HIRE PURCHASE RESTRICTIONS:

     (i) not enter into any hire purchase or finance leasing agreements (within the meaning of SSAP 21) such that the aggregate outstanding capital value of such agreements entered into by any Group Company is in excess of $100,000 at any time; and

     (ii) not enter into operating leases which would lead to payments in excess of $100,000 in aggregate being payable by any Group Company in any Accounting Reference Period in respect of such leases;

14.10 ACQUISITIONS: without prejudice to Clause 14.11 below, not acquire any business (or substantial part of a business) or shares in the capital of any body corporate or other entity;

14.11 CAPITAL ASSETS: not acquire any capital assets of a value or aggregate value (and for this purpose aggregating with the value of the asset purchased the amount of any liability or Encumbrance assumed with or secured on the asset purchased), or otherwise incur any capital expenditure in any Accounting Reference Period, which, when aggregated with the value of all other capital assets acquired and other capital expenditure incurred by Group Companies in that Accounting Reference Period exceeds the relevant budgeted amount specified in the most recent Budget delivered to the Security Agent pursuant to the terms of this Agreement and accepted by the Steering Committee, provided that the right to spend or commit the Group or any Group Company to capital expenditure under this Clause 14.11 shall be suspended for so long as a Potential Event of Default has occurred and is continuing or an Event of Default has occurred and is Continuing;

14.12 NATURE OF BUSINESS: carry on its business in the normal course in the manner carried on by it at the date of this Agreement and not make any material change to the nature or extent of any business carried on by it at the date of this Agreement or discontinue any such business or (save with the prior written consent of the Lead Bank acting on the instructions of the Majority Banks) close, reorganise, transfer, hive-down or wind down its business or operations or part with possession or ownership of its undertaking or business or merge or amalgamate with any other company or entity and, in particular, each Tobacco Group Company which sells tobacco to or holds or processes tobacco for a First Tier Subsidiary shall use all reasonable endeavours to continue to do so in the manner and to the extent carried on by it at the date of this Agreement;


14.13 RESTRICTION ON ISSUE AND DISPOSALS OF SHARES:

      (a) SCC shall not dispose of any of its legal or beneficial interest in the share capital of any of the First Tier Subsidiaries without the prior written consent of the Lead Bank (acting on the instructions of the Majority Banks);

      (b) Save for a Sale of the Wool Group or the Sale of a Wool Company, no other Group Company shall dispose of any of its legal or beneficial interest in the share capital of any other Group Company without the prior written consent of the Lead Bank (acting on the instructions of the Majority Banks);

      (c) No Group Company shall issue any unissued shares for the time being in its share capital or create or issue any new shares or alter the rights attaching to any class of share without the prior written consent of the Lead Bank (acting on the instructions of the Majority Banks), provided that this Sub-clause 14.13(c) shall not apply to a Permitted Share Issue by SCC;

14.14 LOAN STOCK, LOAN NOTES: not (without prior written consent of the Lead Bank (acting on the instructions of the Majority Banks) issue any loan stock or loan notes after the date of this Agreement or purchase or repay (otherwise than on maturity) any outstanding loan stock or loan notes or redeem or purchase any of its shares or otherwise reduce its share capital;

14.15 DIVIDENDS AND PAYMENTS: deliver to the Lead Bank not less than ten Business Days prior to the date on which a dividend or distribution is proposed to be paid by a Group Company quarterly management accounts for the relevant calendar quarter and a certificate from two directors of the relevant Group Company addressed to the Lead Bank containing calculations where necessary and to the effect that:-

      (a) the directors are not aware, after reasonable enquiry, of the occurrence of a Potential Event of Default or of an Event of Default which is Continuing;

      (b) so far as the directors are aware, after reasonable enquiry, if such payment(s) were to be made, no Event of Default or Potential Event of Default would occur; and

      (c) the requirements of Clause 16 (Financial Covenants) (if then applicable) will be satisfied notwithstanding the proposed payment of dividends or interest;

14.16 INSURANCE: procure that each Group Company shall, either under a group policy maintained by SCC or separately, maintain such policies of insurance in relation to its business and assets as a reasonably prudent person carrying on a similar business to that Group Company might be expected to maintain over such assets and/or in respect of such liabilities (including policies to cover public, product, environmental, terrorism and third party liability) and from time to time upon request supply the Security Agent with copies of all such insurance policies or certificates of insurance or such other evidence of the existence of such policies as may be acceptable to the Security Agent together with confirmation of payment of premiums (a list of all insurance policies maintained by each Group Company as at the date of this Agreement is set out in Schedule XVI);

14.17 NEW SUBSIDIARIES AND JOINT VENTURES: not incorporate any new Subsidiary or subscribe for shares or securities in any company intended to be a joint venture or merge or consolidate with any other person or enter into or incur any liability in connection with any partnership or joint venture or enter into any partnership, joint venture or other arrangement agreement or understanding with any person outside the Group for the joint development of any business or the sharing of any assets or revenues derived from such business (other than a joint venture identified in Schedule XV and existing at the date of this Agreement and to the extent of the liability hereunder or in respect thereof which is contemplated as at the date of this Agreement);

14.18 TOBACCO INVENTORY: forthwith, upon demand by the Security Agent in writing, transfer any stocks of tobacco owned by a Group Company and not held in an Agreed Warehouse, into an Agreed Warehouse and deliver to the Security Agent such documentation in connection therewith (including, without limitation, warehouse warranties and executed pledges) as the Security Agent may require;

14.19 REGISTRATIONS: effect all necessary registrations and notices to perfect and protect the Security Documents from time to time and meet all proper costs in connection with them;

14.20 CONSENTS AND FILINGS: ensure that:

      (i) all consents, licences, approvals and authorisations shall be obtained, complied with renewed and maintained;

      (ii) all filings, recordings, registrations or enrolments shall be effected; and

      (iii) any stamp, registration or similar tax shall be promptly paid;

      from, with or to any governmental authorities or agencies or courts to the extent required under any applicable law or regulation to enable any Group Company to perform its obligations under any Finance Document to which it is a party or to ensure the legality, validity and enforceability of any such Finance Document;

14.21 MAINTENANCE OF LICENCES: take all necessary action to protect and maintain (and take no action which could foreseeably imperil the continuation of) the licences and statutory authorisations, intellectual property, trade names, franchises and contracts (referred to in this Clause 14.21 as the "Authorisations") which are necessary for the conduct of the business of each of the Group Companies substantially as it is presently conducted and to enable such business to be carried on substantially as at present and shall procure that all material conditions attaching to such things are at all times complied with and that the business is carried on within the permitted parameters stipulated in such Authorisations;

14.22 MAINTENANCE OF ACCOUNTS: with effect from the date of this Agreement, each First Tier Subsidiary shall maintain only the current and deposit bank accounts set out in Schedule XVII and shall not open any other accounts or transmit any payments through any other account. All proceeds from a transaction financed by a Bank entered into with or for the account of any Borrower or Covenantor shall be paid into an account designated by the Lead Bank;

14.23 ACCESS: permit any one or more representatives of the Lead Bank or its advisers to have access to the property, assets, books and records of any Group Companies and to inspect the same;

14.24 SUBSTANTIAL CONTRACTS: notify the Lead Bank if any contract entered into by any Group Company which represents 2 per cent. or more of the gross turnover of any Group Company or of the Group is terminated for any reason (and for these purposes turnover shall be calculated by reference to the then most recent audited consolidated accounts of the Group delivered to the Lead Bank);

14.25 DERIVATIVES: not enter into any transaction in derivatives with any person, except an interest rate or currency swap, a forward rate agreement or a cap, floor or collar transaction entered into solely to hedge an existing liability of such Group Company in the ordinary course of business (as conducted at the date of this Agreement);

14.26 MATERIAL TRANSACTIONS: not enter into any material transaction or arrangement with any person except on arm's length terms and for full market value; the expression "material" shall mean a contract, transaction or arrangement under which a Group Company can be expected to pay or to receive an amount in excess of $80,000;

14.27 COMPLIANCE WITH LAWS: comply in all respects with all laws and regulations binding upon it in connection with the carrying on of its business where a failure so to comply would adversely affect the business or financial condition of such company;

14.28 TAXES:  pay all Taxes due and payable by it on the relevant due date;

14.29 DELIVERY OF DEEDS: if, and whenever required by the Security Agent, execute and deliver to the Security Agent or procure the execution and delivery to the Security Agent of all or any guarantees and/or debentures and/or mortgages and/or charges and/or pledges and/or deeds, documents and certificates required by the Security Agent to guarantee or (as may be required) create security for all or any part of the money and liabilities outstanding in respect of or pursuant to the Facilities and/or any of them and/or to perfect and protect the Security Documents or any of them. Any such guarantees and/or security and other documents referred to in this Clause 14.29 shall be in such form as the Security Agent may require;

14.30 SECURITY: give to the Security Agent such assistance as it may require in connection with obtaining security over stocks of tobacco or other assets (including receivables) owned by any Group Company from time to time and pay and discharge on demand all costs, charges and fees (including legal fees) incurred by the Security Agent in connection with such security and execute or cause to be executed in favour of the Security Agent such new or additional guarantees, charges and/or other security over such of its assets as the Security Agent may from time to time specify to secure all money and liabilities for the time being due, owing or incurred to any Finance Party whether outstanding under any Finance Document or otherwise;

14.31 ADDITIONAL DOCUMENTS: if required by the Lead Bank, execute and deliver to the Lead Bank any additional documents required by the Lead Bank following the review conducted pursuant to Clause 4;

14.32 WRITE OFFS: not make provisions or write-offs in its accounting records or financial statements, except to the extent required to comply with the Act (or other applicable legislation for companies incorporated outside England) or good accounting practice and not compromise, discharge, postpone, release, settle or subordinate any Significant Claim or waive its rights of action in connection therewith, save in respect of normal substitutions of tobacco in the ordinary course of the business of a Tobacco Group Company or where the claim or debt concerned is fully covered by insurance. In this Clause 14.32 "Significant Claim" means (a) a claim or debt which is $20,000 or more or (b) any series of claims or debts which in aggregate constitute $100,000 or more in any 12 month period;

14.33 PRO RATA UTILISATION: use reasonable endeavours to ensure that the proportion which the aggregate of the Outstandings from time to time under the Facilities bears to the aggregate of the Banks' Overall Commitments is the same as the proportion which each Bank's Outstandings at such time bear to such Bank's Overall Commitment at such time;

14.34 NO PAYMENT: so far as reasonably practicable, procure that no bank, financial institution or other lender is paid or repaid from a drawing under any of the Facilities;

14.35 PROPERTY: maintain all Properties and all plant and machinery used in the business of any Group Company in good repair;

14.36 REPORT: co-operate fully with any reporting accountants or consultants (each a "Consultant") from time to time appointed at the request of the Lead Bank, the Security Agent and the Steering Committee, to investigate and report upon the Group and/or any Group Company and provide on demand all information requested by any such Consultant and pay the fees of any such Consultant promptly on demand;

14.37 ACCOUNTING REFERENCE PERIOD: ensure that the Accounting Reference Period of each Group Company shall end on 31 March and that no Group Company shall alter its Accounting Reference Period so as to end other than on 31 March without the prior approval of the Lead Bank and in giving any such approval the Lead Bank may require such change in the financial covenants contained in Clause 16 (Financial Covenants) as will reflect the change notified to it), and procure that the Accounting Reference Date of each Group Company shall be the same;

14.38 MAINTAIN AUDITORS:  not change the Auditors;

14.39 SALE OF WOOL GROUP: procure that, upon the Sale of a Wool Group Company, the Net Disposal Proceeds are applied forthwith in accordance with Clause 14.5;

14.40 LIMIT ON TERM: ensure that the maximum period for which any advance or Bill is outstanding under any Facility is 180 days and the maximum period for which any foreign exchange transaction, guarantee, bond, letter of credit, indemnity or other contingent obligation entered into by a Bank under a Facility is capable of being outstanding is 180 days;

14.41 BONUS: not pay any remuneration, benefits, bonus, incentive, commission or profit sharing payment, pension contributions or other payments of any kind (collectively the "benefits") unless such benefits are paid on principles consistent with payments made in the past by such Group Company and in the normal course of the business of such Group Company for good commercial reasons;

14.42 CONTRACTS: not enter into any contract to employ any person which provides for a fixed period of employment exceeding one year or which is not determinable after the expiry of such period without compensation on giving no more than 3 months notice;

14.43 CONSTITUTIVE DOCUMENTS: not alter its memorandum and articles of association or other constitutive documents unless such alteration is required by the law of its country of incorporation;

14.44 DORMANT COMPANIES:

      (a) ensure that no Group Company which is a dormant company (as that term is defined in Section 250 of the Act) shall commence trading or acquire any assets or be put into liquidation, without the prior written consent of the Lead Bank (acting on the instructions of the Majority Banks); and

    (b) ensure that no such dormant company will create or attempt to create or allow to arise or subsist or have outstanding any Encumbrance or anything in the nature of security on or over its assets or undertaking (or any of them), except for (i) liens arising solely by operation of law and (ii) any security granted in favour of the Security Agent on behalf of the Banks;


14.45 US FACILITY: SCC shall notify the Lead Bank forthwith of any amendment to or variation of the terms of the US Facility, the NationsBank Holding Company Loans or the Wool Group Facility;

14.46 CLAIMS: not during the period from the Effective Date of this Agreement until the Master Facilities Termination Date, compromise, discharge, postpone, release or subordinate claims or debts in excess of a maximum aggregate amount of $200,000 or waive its right of action in connection with any such claim or debt provided that this Clause 14.46 shall not apply to:

      (a) normal substitutions of tobacco in the ordinary course of the business of a Tobacco Group Company as conducted at the date of this Agreement;

      (b) the subordination of the debt owed by Standard Wool (UK) Limited to SCTC pursuant to a Subordination Agreement dated on or about the date of this Agreement made between SCTC, Standard Wool (UK) Limited, the Financial Institutions identified therein and National Westminster Bank Plc; or

      (c) the subordinated loan of up to 1,700,000 to be made by SCC to Tentler & Co B.V. and subordinated pursuant to a Deed of Subordination executed on or about the date of this Agreement and made between Deutsche Bank de Bary N.V., MeesPierson N.V., SCC and Tentler & Co B.V.;

      (d)   the debt subordination pursuant to the SCC Subordination
            Agreement;

14.47 ANNOUNCEMENT: SCC shall procure that any public announcement which a Group Company proposes to make which directly refers to the Banks, the Steering Committee, the Lead Bank or the Security Agent (or any of them) or the arrangements contained in any Finance Document, will not be made until the Lead Bank, the Security Agent and any Bank named in such announcement have been given ten Business Days to consider the form of such announcement, provided that the restriction set out above shall not apply to an announcement which is required to be made pursuant to any regulatory requirement and which does not identify any Finance Party by name and SCC shall deliver a copy of each public announcement contemplated by this Clause
      14.47 to the Lead Bank;

14.48 SECURITY: procure that security in form and substance satisfactory to the Security Agent (acting on the instructions of the Majority Banks) is granted in accordance with the programme set out in Schedule XX;

14.49 CO-OPERATION:  each Obligor shall co-operate with the Lead
      Bank and the Security Agent and provide each of them with such information as they may reasonably require in order to carry out their functions hereunder;

14.50 COMPLIANCE: not pay or discharge or satisfy by set-off or otherwise any amount of principal to any Bank or other lender, save as expressly contemplated in this Agreement;

14.51 REVALUATION OF ASSETS:  not revalue any assets of any Group
      Company, save with the prior approval of the Steering
      Committee;

14.52 BOOK DEBTS: in the case only of the Borrowers, Spierer and Werkhof, pay all amounts received by it in respect of book and other debts into the account(s) from time to time designated by the Security Agent or the Lead Bank in writing;

14.53 CONDITIONS SUBSEQUENT: cause the conditions subsequent specified in Part II of Schedule X to be delivered to the Lead Bank (satisfactory in form and substance to the Lead Bank) on or before 12 May 1995 (or such later date as the Lead Bank
      (acting on the instructions of the Majority Banks) may determine);

14.54 BUDGET COMPLIANCE: comply with the current Budget approved by the Lead Bank, provided that:-

      (a) variations in expenditure viewed by the Steering Committee as non-material shall not constitute non- compliance;

      (b) movement of items of expenditure from one quarter to another quarter within the period covered by that Budget shall not constitute non-compliance;

      (c) variations caused by changes in the general rates, or incidence, or taxation shall not constitute non- compliance.

15.  INFORMATION COVENANTS

     For so long as any liability remains outstanding or capable of being drawn down under the Finance Documents, SCC shall:-


15.1 BUDGET: Submit, not later than 10 days before the beginning of each Accounting Reference Period of SCC commencing with the Accounting Reference Period beginning on 1 April 1995, to the Lead Bank (in sufficient numbers for distribution to the Banks), for the approval of the Lead Bank, copies of an itemised consolidated budget in the format reasonably approved by the Lead Bank for the forthcoming Accounting Reference Period for the Group and each such budget shall contain (in such detail as is, in the reasonable opinion of the Lead Bank, necessary):-

     (a) the aggregate amount of capital expenditure (separately specifying individual items of capital expenditure in excess of $100,000) intended to be incurred by the Group during such Accounting Reference Period and the expected timing of such capital expenditure;

     (b) details of the aggregate amount of hire purchase and the finance lease payments intended to be incurred by the Group during such Accounting Reference Period, specifying separately details of payments in excess of $100,000 in aggregate in respect of any one item; and

     (c) proposed trading, inventory, revenue and cash flow forecasts for such Accounting Reference Period prepared on a Month by Month basis;

     such budget to have been approved by the board of directors of SCC and to include consolidated statements and statements, for each Group Company which is trading in each case for each Trading Period, of forecast profit and loss, revenue and cash flow including a rolling four quarter cashflow in a format approved by the Lead Bank and a balance sheet, to include a commentary on the above and to be in such form and to contain such other information as is, in the reasonable opinion of the Lead Bank, necessary.

15.2 REVIEW:

     (a) The Steering Committee will conduct a review of each budget provided in accordance with Clause 15.1.

     (b) SCC will be notified of the date or dates of each such review, will be given an opportunity to make a presentation at each such review and will, if so previously requested on reasonable notice by the Steering Committee, attend at such review.

     (c) Promptly after the conclusion of each review, the Steering Committee will write to all Banks with:-

          (i) any changes to the relevant budget proposed by SCC in the light of the review; and

          (ii) the comments of the Steering Committee on the relevant budget and review; and

          (iii) the recommendations of the Steering Committee with respect to acceptance or rejection of such budget for the purposes of this Agreement, together with a request for directions as to whether to accept or reject the relevant budget.

     (d) In taking part in such reviews and discussions and in indicating whether such budget is acceptable to them (and, if not to any extent, the reasons for such view), the Steering Committee, the Banks and their respective officers and advisers shall not seek to give directions to SCC or any other Group Company or their respective officers; they shall, however, make such comments as they consider fit in order to protect their positions as creditors of, and holders of security, from the Obligors (or advisers to such persons) and to preserve the relative positions of the Banks amongst themselves in relation to the Group Companies.


     (e) The decision whether to accept or reject a Budget shall be made by the Steering Committee acting on the instructions of the Majority Banks given pursuant to paragraph (c) above. In the event that the Majority Banks have not given directions within 10 Business Days of the date of despatch of the request for directions, the Steering Committee will accept or reject the budget on the basis of its recommendations.

     (f) In the event that the decision of the Steering Committee pursuant to paragraph (c) or (e) above is to reject the relevant Budget, then SCC remains free to adopt such budget, but the Steering Committee shall notify the Banks in writing of the position and may convene a meeting of the Banks to consider whether an Event of Default should be called.

     (g) In the event that a Budget is rejected and no replacement agreed then, from the start of the period to which it relates until any Event of Default is called or a replacement Budget is agreed, the cash flow expenditure permitted will be confined to payment of amounts representing contractual obligations dating from before such rejection and any other expenditure unavoidably incurred as the minimum reasonably required to maintain an on-going business.

15.3   Cash Flow Forecast:

       (a) Deliver to the Security Agent in sufficient numbers for distribution to each of the Banks, no later than ten
             Business Days following each Quarter Date commencing on 30
             June 1995:

             (i) a rolling four quarter Cashflow Forecast in the form or substantially the form attached as Appendix A for the Trading Periods next following such Quarter Date; and

             (ii) a calculation of Surplus Cash as at such Quarter Date (a "Calculation") setting out all workings and assumptions for such calculation in such detail as the Security Agent (in consultation with Coopers & Lybrand) shall require.

             The Security Agent agrees to use reasonable endeavours to distribute such Cash Flow Forecast to the Banks as soon as reasonably practicable.

      (b) Coopers & Lybrand will review such Cash Flow Forecast and Calculation and will report to the Steering Committee within ten days of the receipt by the Steering Committee of such documents whether, in their opinion, such Cash Flow Forecast and Calculation are satisfactory. Coopers & Lybrand shall be instructed to deliver to each Bank a copy of its report as soon as such report is ready for distribution to the Banks. The Steering Committee (acting on the instructions of the Majority Banks) will then determine whether to accept or reject such Cash Flow Forecast and Calculation. If the Steering Committee reject the Cash Flow Forecast and Calculation, SCC shall be required to recast such Cash Flow Forecast and/or Calculation (in consultation with Coopers & Lybrand) and Coopers & Lybrand will then report to the Steering Committee whether such recast Cash Flow Forecast and Calculations are, in their opinion, satisfactory.

       (c) If a Cash Flow Forecast and Calculation or a recast Cash Flow Forecast and Calculation are determined by the Steering Committee (acting on the instructions of the Majority Banks) to be satisfactory, then, provided the Calculation shows that there is sufficient Surplus Cash (taking into account the Cash Flow Forecast), payments may be made to the Non-Committed Banks and the Reducing Banks (in each case in accordance with the repayment schedules agreed with those Banks and acknowledged on behalf of the Steering Committee) and by way of dividend to SCC subject to the other terms of this Agreement and to the requirements of the Act and/or any equivalent legislation applicable in Liechtenstein. All such payments shall be made pro rata pari passu. In this Clause 15.3 pro rata means the proportion which an amount to be paid to a Reducing Bank, a Non-Committed Bank or by way of dividend or distribution to SCC during any Trading Period bears to the aggregate of all of the amounts to be paid to the Reducing Banks, the Non-Committed Banks and SCC in that Trading Period.

       (d) If, but for the provisions of Clauses 17.1(r)(vi) and 17.1(s)(vi) (Termination in Case of Default), a payment could be made to a Reducing Bank or a Non-Committed Bank under Clause 15.3(c), the relevant Borrower may place to the credit of a separate account of the Borrower with the Lead Bank designated "[*name of Borrower*] re Reducing and Non-Committed Banks" an amount equal to the amount of any such payment which would otherwise be permitted under Clause 15.3(c) and, following the Sale of the Wool Group, the balance on such account may be paid to the Non-Committed Banks and the Reducing Banks. For the avoidance of doubt, such account and the balance standing to the credit of such account shall continue at all times to be subject to the security granted by the Borrower Debentures and nothing in this Clause 15.3(d) shall create a trust arrangement of any kind.

       (e) If the Master Facilities Termination Date occurs prior to the Sale of the Wool Group, the balance standing to the credit of the account referred to in paragraph (d) shall be paid to the Security Agent and applied as Recoveries.

15.4 SECURITY DETAILS: Deliver to the Security Agent in sufficient numbers for distribution to the Banks, not later than the last Business Day in each month (commencing on or about 30th April 1995) details of all Borrowings of each Group Company during the preceding month and all Encumbrances created in respect thereof and the value of all pledged assets, in such detail as the Lead Bank (acting on the instructions of the Majority Banks) may require.

15.5 MONTHLY ACCOUNTS: Deliver to the Security Agent, not later than the twentieth Business Day in each month (commencing on or about 20th May 1995) in sufficient numbers for distribution to the Banks the consolidated profit and loss account and balance sheet of the Group for the preceding month and profit and loss accounts and balance sheets for each Obligor.

15.6 MONTHLY UPDATES: Deliver to the Security Agent, in sufficient copies for each of the Banks, an update on the most recent budget provided pursuant to Clause 15.1 (including cashflow) in such detail as the Lead Bank (acting on the instructions of the Majority Banks) may require.


15.7 ACCOUNTS:  Deliver to all the Banks copies of:-

     (a) AUDITED ACCOUNTS: the audited consolidated profit and loss account and balance sheet of the Greater Group for each Accounting Reference Period ending after the date of this Agreement as soon as the same has been approved by the board of directors of SCC (but in any event not later than 90 days from the end of such Accounting Reference Period) and audited profit and loss accounts and balance sheets for each operating division of the Greater Group and each of the Group Companies individually not later than 90 days from the end of such Accounting Reference Period. SCC shall procure that there shall simultaneously be delivered a certificate from the Auditors confirming that the financial covenants set out in Clause 16 (Financial Covenants) have been complied with in respect of the Accounting Reference Period to which such audited accounts relate, and on delivery of the audited accounts a reconciliation by the Auditors between business reporting and statutory reporting and a reconciliation between the audited accounts and the financial covenant definitions and calculations;

     (b) Quarterly Management Accounts: copies of management accounts for each of SCC and the Borrowers for each Trading Period and cumulative management accounts for each Trading Period from the beginning of the Accounting Reference Period of the Greater Group, such accounts to include in each case, inter alia:-


          (i) a consolidated profit and loss account and balance sheet for the Greater Group and each operating division of the Greater Group and individual profit and loss accounts for each of the Borrowers;

          (ii) a consolidated statement of assets disposed of and acquired and of capital expenditure on individual items in excess of 2% of the approved budgeted capital expenditure for the relevant Accounting Reference Period;

          (iii) a consolidated cash flow statement incorporating details of revenues and, on a quarterly basis, a rolling annual cash flow forecast;

          (iv) a certificate signed by two directors on behalf of SCC advising whether or not the financial covenants contained in Clause 16 (Financial Covenants) have been complied with and containing calculations demonstrating in reasonable detail compliance (or otherwise) with such financial covenants;

          (v) a reference to any material matter occurring in or relating to the Trading Period in question, including a statement of any releases from provisions, material variations from the appropriate budget for that Trading Period and itemising all transactions referred to in the capital budget entered into by such Borrower during that period;

          (vi) a comparison of current trading and actual performance as indicated by the profit and loss accounts, balance sheets and statements referred to in Clause 15.7(b)(i),
                 (ii) and (iii) against the performance indicated by the monthly management accounts of twelve Months previously and that forecast by the relevant budget together with a commentary on any material variances;

          (vii) at the time at which the management accounts for the Trading Period ending on or about the last day of each Accounting Reference Period are provided, a statement of any proposed dividend to be made with respect to such Trading Period;

          such accounts to have been approved by the board of directors of SCC and, in the case of accounts of a Borrower, the relevant Borrower and submitted to the Lead Bank (with sufficient copies for distribution to all the Banks) within 90 days from the end of each Trading Period;


     (c) OTHER INFORMATION: any other information concerning the business or financial condition of any Group Company or the Group as a whole which the Lead Bank or the Security Agent may require or any Bank may reasonably require from time to time.

15.8 CIRCULARS AND TRADE INFORMATION: Deliver to the Lead Bank copies of all circulars issued to shareholders of any Group Company or any class of them and copies of all reports and other works commissioned by the Group concerning the trade of any of the Group Companies and in particular their comparative market shares and such other trade information as is available to the Group that the Lead Bank may require from time to time.

15.9 INVENTORY PROGRAMME: Establish a programme to the satisfaction of the Security Agent, as far as possible and no later than 30 May 1995, for the purpose of monitoring and reporting levels of Inventory not sold to third parties and deliver such reports (in form and substance satisfactory to the Security Agent) no later than the fifth Business Day of each month with respect to the preceding month.


15.10 CONSISTENT APPLICATION: Ensure that all accounts and other financial information submitted to the Lead Bank have been prepared using accounting bases, policies, practices and procedures consistent with the policies applied in the Original Accounts and in accordance with generally accepted accounting principles consistently applied, except in any case as approved by the Auditors in which event SCC shall notify such modifications to the Lead Bank. In such circumstances the Lead Bank (in consultation with SCC and the Auditors) may require such changes to the financial covenants contained in this Agreement as shall reflect such modifications. SCC shall ensure that such accounts give a true and fair view of the results of its (and, where consolidated, its Subsidiaries') operations for the period in question and the state of its (and, where consolidated, its Subsidiaries') affairs as at the date to which such accounts are made and disclose or reserve against all of its (and, where consolidated, its Subsidiaries') liabilities, actual and contingent.

15.11 AUDITOR'S CERTIFICATE: Require the Auditors for the time being (and at SCC's expense):-

      (a) to verify to the Lead Bank's satisfaction any financial information required by this Agreement to be provided to the Lead Bank and/or the Banks;

      (b) to verify any figures required to calculate any of the financial covenants contained in Clause 16 (Financial
           Covenants); or

      (c) to hold discussions with SCC with a view to ascertaining the manner in which SCC is collecting and preparing the information stipulated in this Clause 15 with a view to ascertaining the accuracy and reliability of such information and to report to the Lead Bank as to their findings;

      and if the Lead Bank (acting on the instructions of the Majority Banks), is concerned as to the accuracy of such information following receipt by it of such information under Clause 15.11(a) or (b) above, the Lead Bank may (at its discretion) require that an independent firm of accountants acceptable to the Lead Bank be mandated to carry out an appropriate investigation and give a certificate in form and content satisfactory to the Lead Bank certifying any matter referred to in Clause 16 for the relevant period or (as the case may be) as at the relevant date to the intent that the covenants contained in Clause 16 (Financial Covenants) shall require to be satisfied by the figures so verified or certified even if (in respect of such covenants to be tested as at or for a period ending on 31st March in any year) the audited accounts for the same date or period have not yet been published.


15.12 LITIGATION: Advise the Lead Bank immediately of the details of any litigation, arbitration or administrative proceeding (to the best of its knowledge and belief) pending or threatened against any Group Company which could, if adversely determined, result in a liability to the Group (including costs) in excess of $50,000 and detailing to what extent such liability is covered by insurance.

15.13 CHANGES IN MARKETS: Discuss with the Steering Committee any changes or proposed or possible changes in the markets in which the Group operates which may have a material effect on its business.

15.14 EVENT OF DEFAULT: Notify the Lead Bank in writing of any event which is an Event of Default or Potential Event of Default immediately upon becoming aware of such occurrence and, if so requested by the Lead Bank at any time, promptly supply to the Lead Bank a certificate signed by two directors, certifying that so far as they are aware, after reasonable enquiry, no Event of Default or Potential Event of Default has occurred and is Continuing or, if it is, specifying it and the steps, if any, being taken to remedy it.

15.15 NOTIFICATION: Notify the Lead Bank in writing immediately upon becoming aware of any request received by a Group Company to give any Encumbrance or guarantee or indemnity or of any demand by any person for repayment of any principal amount or forthwith upon becoming aware that any person is taking steps to recover any principal amount from it.

15.16 PENSIONS: Deliver to the Lead Bank, at such time as those reports are prepared in order to comply with then current statutory or auditing requirements, actuarial reports in relation to the pension schemes for the time being operated by Group Companies, and shall procure that contributions to all such pension schemes are made at a rate not less than that specified in such actuarial reports.

16.   FINANCIAL COVENANTS

16.1 As soon as reasonably practicable after the distribution by Coopers & Lybrand of their report and recommendations (pursuant to Clause 4), the Steering Committee shall consult SCC to determine the financial covenants which shall be applicable to SCC and the Borrowers under this Agreement. The terms of such financial covenants shall be agreed between SCC (acting reasonably) on behalf of itself, the Borrowers and the Covenantors and by the Lead Bank (acting with all Bank approval) on behalf of the Finance Parties, whereupon such financial covenants shall be deemed to be incorporated in and form part of the terms of this Agreement. For the avoidance of doubt, a breach of any such financial covenant shall be deemed to constitute an Event of Default under Clause 17.1(c) (Breach of Agreement).

16.2 For the purpose of determining the financial covenants to be incorporated in this Agreement (pursuant to Clause 16.1) but without prejudice to the requirement that such financial covenants must be approved by all Banks, the Lead Bank shall consult the Steering Committee and both the Steering Committee and the Lead Bank shall have due regard to the views expressed to them by Banks in writing on the subject of such financial covenants within 21 days of the distribution by Coopers & Lybrand of the report and recommendations referred to in Clause 16.1. In formulating their views, the Banks shall have due regard to the recommendations of Coopers & Lybrand as to the nature and scope of the financial covenants which are appropriate in the circumstances.

16.3 SCC and each Borrower shall comply with such covenant (if any) with respect to the Lending Base as the Lead Bank (after consultation with SCC and the Steering Committee) may notify to the Borrowers and SCC in writing following the Sale of the Wool Group.


                                         PART XII

                                     EVENTS OF DEFAULT


17.   TERMINATION IN CASE OF DEFAULT

17.1 DEMAND ON EVENT OF DEFAULT: Upon the occurrence of any of the following events:-

      (a) FAILURE TO PAY: failure by any Obligor to pay in full any sum due under, and in the manner required by, this Agreement or any other Finance Document on the due date (or, if such failure is due solely to an administrative failure on the part of such Obligor's bank and not to any default of such Obligor, within two Business Days of the due date); or

      (b) INCORRECT REPRESENTATION: any representation, warranty or statement made by or in relation to any Group Company in this Agreement or any other Finance Document or in any document furnished under or in connection with such documents being incorrect as at the date on which it is made or deemed to be repeated; or

      (c) BREACH OF AGREEMENT: failure by any Obligor to comply duly and punctually, or to procure that any Group Company so complies, with any other provision of any Finance Document; or

      (d)   FAILURE TO DISCHARGE INDEBTEDNESS:

            (i) failure by any Group Company to discharge on its due date (but only on the expiry of any applicable grace period contained in the original document evidencing the same) any Indebtedness in excess of an aggregate amount outstanding at any one time of $1,000,000 unless the Indebtedness is being disputed in good faith by the relevant Group Company with (in the opinion of its legal advisers) a good prospect of success; or

            (ii) any Borrowings of any Group Company are declared due and payable prior to their stated maturity or are placed on demand by reason of an event of default (however called) or any circumstances arise as a result of which any Borrowings could be so declared due and payable prior to their stated maturity; or

            (iii) any money repayable on demand by any Group Company is not repaid on demand being made; or

            (iv) any lender or other person in whose favour SCC has granted a guarantee, makes demand under such guarantee; or

            (v) any lender or other person in whose favour any Group Company has granted any guarantee or security makes demand under such guarantee or enforces or attempts to enforce such security; or

      (e)   SUSPENSION AND EXPROPRIATION:

            (i) the suspension or the threatened suspension of all or a substantial part of any Group Company's operations; or

            (ii) the expropriation of all or a substantial part of any Group Company's assets by any governmental or other competent authority; or

      (f)   INSOLVENCY:

            (i)      WINDING UP:

                     (aa)    a meeting is convened; or

                     (bb) a petition is presented (unless (a) the relevant Group Company is able to satisfy the Steering Committee that such petition is frivolous or vexatious and (b) such petition is discharged within five Business Days of the date of its presentation); or


                     (cc)    an order is made; or

                     (dd)    a resolution is passed;

                     for the winding-up of any Group Company (except for the purposes of a reconstruction or amalgamation while solvent on terms previously approved in writing by the Lead Bank); or

            (ii)     ADMINISTRATION:

                     (aa)    a meeting is convened; or

                     (bb)    an application is made; or

                     (cc)    a petition is presented;

                     for the appointment of an administrator in relation to any Group Company; or

            (iii) REQUEST BY DIRECTORS OR MEMBERS: the directors or a member of a Group Company request the appointment of a liquidator, receiver, administrative receiver, administrator or similar official; or

      (g) DISTRESS ETC.: a distress, execution or other legal process is levied against any of the assets of any Group Company and is not discharged or paid out within 5 days; or

      (h)   ENFORCEMENT PROCEEDINGS:

            (i)      an encumbrancer takes possession; or

            (ii) a receiver or an administrative receiver, administrator, liquidator, special manager, trustee, supervisor or similar or equivalent officer is appointed, of the whole or any part of the assets or undertaking of any Group Company; or

      (i)   CEASING PAYMENT OF DEBTS: any Group Company:-

            (i) becomes insolvent or bankrupt or ceases or suspends generally payment of its debts (or announces an intention to do so) or is unable to pay its debts or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

            (ii) commences, or announces an intention to commence, negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or any class of its Indebtedness or seeks protection from its creditors; or

            (iii) proposes or its directors make a proposal for a voluntary arrangement under Part I of the Insolvency Act 1986; or


            (iv) enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

            (v) is the subject of any proceedings under any law, regulation or procedure relating to reconstruction or readjustment of its debts; or

            (vi) has a moratorium declared in respect of its Indebtedness; or

      (j)   UNLAWFUL PERFORMANCE:

            (i) it becomes unlawful for any Group Company to perform any of its obligations under any Finance Document to which it is a party; or

            (ii) any Finance Document is not or ceases to be legal, valid and binding on and enforceable against any Group Company which is a party thereto or is materially impaired; or

            (iii) SCC or any Group Company shall at any time give notice purporting to determine its liability under any guarantee or security securing the amounts from time to time due under any Finance Document (including further amounts which may be drawn down under it); or

      (k)   MATERIAL ADVERSE CHANGE:

            (i)      there occurs a Material Adverse Change; or

            (ii) litigation is brought against a Group Company which is likely to succeed and which if successful would result in a Material Adverse Change; or

            (iii) following the receipt by the Steering Committee of the report of Coopers & Lybrand referred to in Clause 4.1 (Review) the Majority Banks consider that, since the Effective Date, there has been a Material Adverse Change;

      (l) AUDITORS' REPORT: the Auditors qualify their report to the audited Accounts; or

      (m) US FACILITY: an event of default (however expressed) is declared under the US Facility or the US Facility is terminated or cancelled or further utilisation of the US Facility is suspended; or

      (n)   CHANGE OF CONTROL:

            (i) any person (whether acting alone or with any other person) which does not have control at the date of this Agreement becomes the beneficial owner of shares in the share capital of SCC carrying the right to exercise more than 25 per cent. of the votes exercisable at a general meeting of SCC or otherwise acquires the power to control the affairs and policies of SCC; or

            (ii) save with the prior consent of the Lead Bank (acting on the instructions of the Majority Banks), there is any change in the legal or beneficial ownership of any Group Company (except pursuant to the provisions of any Finance Document or except as a result of a Sale of a Wool Group Company); or

      (o) CEASING BUSINESS: any Group Company ceases or threatens to cease to carry on any material part of the business it carries on at the date of this Agreement, except as expressly permitted under this Agreement; or

      (p) REPUDIATES OBLIGATIONS: any of the Obligors repudiates any of its obligations under any of the Finance Documents; or

      (q) DIVIDENDS: any First Tier Subsidiary pays any dividends or makes any other distributions of capital or income or pay any management or other fees to any of its members, except:-

            (i) at a time when no Event of Default has occurred and is Continuing (or would occur as a consequence of such action);

            (ii) out of Surplus Cash of such First Tier Subsidiary determined in accordance with Clause 15.3 (Cash Flow Forecast) and not out of reserves;

            (iii) on a date which falls 30 days after a Quarter Date (or, if such date is not a Business Day, on the next following Business Day); and

            (iv) solely for the purpose of enabling SCC to make payments of principal or interest in respect of Borrowings of SCC; or

      (r) any First Tier Subsidiary makes any payments to the Non-Committed Banks, except:-

            (i) at a time when no Event of Default has occurred and is Continuing (or would occur as a consequence of such action); and

            (ii) in accordance with the schedule of repayment negotiated between SCC and the Non-Committed Banks and acknowledged on behalf of the Steering Committee; and

            (iii) out of Surplus Cash determined in accordance with Clause 15.3 (Cash Flow Forecast); and

            (iv) on a date which falls 30 days after a Quarter Date (or, if such date is not a Business Day, on the next following Business Day); and

            (v)    in accordance with Clause 8.6 (Reductions); and

            (vi)   after the Sale of the Wool Group; or

      (s) REDUCING BANKS: any First Tier Subsidiary makes any payments to a Reducing Bank, except:-

            (i) at a time when no Event of Default has occurred and is continuing (or would occur as a consequence of such action); and

            (ii) in accordance with the schedule of repayment negotiated between SCC and the Reducing Banks and acknowledged on behalf of the Steering Committee; and

            (iii) out of Surplus Cash determined in accordance with Clause 15.3 (Cash Flow Forecast); and

            (iv) on a date which falls 30 days after a Quarter Date (or, if such date is not a Business Day, on the next following Business Day); and

            (v)    in accordance with Clause 8.6 (Reductions); and

            (vi)   after the Sale of the Wool Group; or

      (t) OTHER GROUP COMPANIES: any Tobacco Group Company other than a First Tier Subsidiary makes any payment to any Non-Committed Bank or Reducing Bank; or

      (u) ANALOGOUS EVENTS: any event occurs which, under the applicable law of any relevant jurisdiction, has an analogous or equivalent effect to any of the above events mentioned in this Clause 17.1;

       then and in any such event and at any time while it is Continuing, the Lead Bank may, in its sole discretion, and at the instruction of the Majority Banks shall, by notice in writing to the Borrowers declare that an Event of Default has occurred and such declaration shall constitute an event of default or any analogous such event (however described) under each Facility Agreement and each Bank (or the Lead Bank on its behalf) may declare that each of its Commitments and its Overall Commitment is cancelled and reduced to zero and all amounts outstanding to such Bank under or in connection with any Facility and/or Finance Document shall be repayable on demand whereupon they shall become immediately due and payable together with all accrued interest and other costs, commissions and charges owing under such Facility and/or Finance Document forthwith upon demand being made by such Bank (or the Lead Bank on its behalf). For the avoidance of doubt, an Event of Default may be waived only with the consent of the Majority Banks.

17.2 FOREIGN EXCHANGE AND CASH COVER: Upon the making of a declaration by the Lead Bank of an Event of Default under Clause 17.1 above, each Bank shall be entitled, in addition to any rights conferred upon it under Clause 17.1 above:-

     (a) to close out all or any foreign exchange contracts then currently outstanding under or pursuant to the Facility; and

     (b) to call for the immediate payment to it of full cash cover in respect of all unmatured liabilities of any Obligor to such Bank.


                               PART XIII

                    FEES, EXPENSES AND STAMP DUTIES


18.  FEES

18.1 ARRANGEMENT FEES: SCC shall on the date of this Agreement pay to the Lead Bank for the Banks a fee of an amount equal to 0.2 per cent. of the aggregate of the Overall Commitments of the Banks on the date of this Agreement and the Lead Bank shall distribute such fee on the following basis: 0.05 per cent. for the Lead Bank, 0.05 per cent. for the Security Agent, the balance to be divided between the Banks pro rata to their Commitments.

18.2 COMMITMENT FEE:

     (a) The Borrowers shall, on the date of this Agreement, pay to the Lead Bank a commitment fee of an amount equal to 0.25 per cent of the aggregate of the Overall Commitments of the Banks on the date of this Agreement and the Lead Bank shall distribute such fee pro rata to the Bank's respective Overall Commitments as detailed in Schedule II to this Agreement. In this Clause 18.2(a) "pro rata" means in the proportion which a Bank's Overall Commitment as at the Relevant Date bears to the amount of all the Overall Commitments as at the Relevant Date.

     (b) If this Agreement is renewed beyond the Initial Term pursuant to Clause 8.5 (Extension), the Borrowers shall pay a further fee on the last day of the Initial Period, of an amount equal to 0.25 per cent of the aggregate of all the Banks' Overall Commitments on such date for distribution amongst the Banks in the same proportions as applicable under Clause 18.2(a).

19.  EXPENSES

     The Borrowers shall reimburse the Lead Bank, the Security Agent, the Steering Committee and the Banks on demand (on a full indemnity basis and whether or not any of the Facilities are utilised after the date of this Agreement) for all fees, costs and expenses in any relevant jurisdiction (including, without limitation legal fees, valuation, accountancy and consultancy fees and communication and out-of-pocket expenses) and any value added or similar tax upon such costs and expenses, incurred by:-

     (a) the Lead Bank and the Security Agent in connection with the carrying out of due diligence procedures, negotiation, preparation, execution, and completion of the Finance Documents or any of the documents referred to in any Finance Documents or the transactions contemplated by them including, for the avoidance of doubt, any such fees, costs and expenses incurred by the Security Agent in connection with the taking of any security from time to time as contemplated by this Agreement; and

     (b) the Lead Bank, the Security Agent and the Steering Committee in connection with the operation of this Agreement and/or any Finance Document and/or the performance of their duties under any such agreement including, without limitation, legal fees and reporting accountants fees; and

     (c) the Lead Bank, the Security Agent and each Bank in connection with the enforcement or preservation of any of their respective rights under any of the Finance Documents or any of the documents referred to in such Finance Documents in any jurisdiction.

20.  STAMP DUTY

     The Borrowers jointly and severally agree to pay on demand all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any jurisdiction in connection with the execution, delivery, performance or enforcement of any of the Finance Documents or any judgment given in connection with them and shall indemnify each of the Lead Bank, the Security Agent, the Steering Committee and the Banks against any and all liabilities, including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges (except for any such stamp, registration and similar taxes or charges incurred in connection with any assignment or transfer by a Bank in accordance with Clause 21 (Assignments and Transfers)).



                                PART XIV

                       ASSIGNMENTS AND TRANSFERS

21.  ASSIGNMENTS AND TRANSFERS

21.1 BORROWER: No Borrower may assign or transfer any of its rights or obligations under any Finance Document.

21.2 BANKS: Any Finance Party may with the prior written consent of the Lead Bank acting on the instructions of the Majority Banks (which consent shall not be unreasonably withheld):-

     (a) assign all or any part of its rights and benefits under its Facilities and this Agreement and each other Finance Document to which it is a party, or

     (b) transfer in accordance with Clause 21.4 all or any part of its obligations under this Agreement and each other Finance
          Document.

21.3 ASSIGNMENT AND TRANSFER: If a Finance Party assigns all or any of its rights and benefits under its Facilities and this Agreement and each other Finance Document to which it is a party in accordance with Clause 21.2, then, subject to the assignee delivering to the Lead Bank a duly executed undertaking in writing to the Lead Bank (on behalf of the Finance Parties) and SCC (on behalf of itself, the Borrowers and the Covenantors) irrevocably undertaking that it shall be under the same obligations towards each of them as if it had been an original party to this Agreement and each such Finance Document as a Finance Party:-

     (a) the assignee shall be substituted for the assignor for all the purposes and shall have the same rights against the other parties to this Agreement and in respect of each Finance Document to which it is a party as it would have had if it had been an original party to this Agreement and each such Finance Document as a Finance Party with the rights so assigned to it;

     (b) the other parties shall execute such documents as are reasonably necessary to release the assignor from its obligations under this Agreement and each such Finance
          Document to the extent of the assignment and join the assignee as a party to this Agreement.

21.4 TRANSFER CERTIFICATE: Any permitted transfer of the obligations of a Finance Party (a "Transferor") under this Agreement and each other Finance Document to which it is a party may be made in whole or in part and shall be effected by the delivery to the Lead Bank of a Transfer Certificate duly completed and signed by the Transferor and the Transferee and approved in writing by the Lead Bank.

21.5 EFFECTIVE DATE: Each of the parties to this Agreement agrees that following receipt by the Lead Bank of a completed and signed
     Transfer Certificate and with effect from the date specified in such certificate:-

     (a) to the extent that the Transferor elects in such Transfer Certificate to transfer its obligations under its Facilities and this Agreement and each other Finance Document to which it is a party, the Transferor shall be released from further obligations to each Obligor and their respective rights against each other (except for rights accrued prior to the date on which such Transfer Certificate takes effect) shall be cancelled;

     (b) the Transferee shall assume obligations towards each Obligor and each Obligor shall acquire rights against the Transferee which differ from the rights and obligations so discharged only insofar as each Obligor and the Transferee have assumed and/or acquired the same in place of the Obligors and the Transferor (as the case may be); and

     (c) the Lead Bank, the Transferee and the other Finance Parties (as the case may be) shall acquire towards each other the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement and each other Finance Document as a Finance Party with the obligations acquired and/or assumed by it as a result of such transfer (and, to that extent, the Lead Bank, the Transferor and the other Finance Parties shall each be released from further obligations to each other under this Agreement and such Finance Documents).

21.6 LEAD BANK'S NOTIFICATION: The Lead Bank shall promptly notify SCC, the Security Agent and the other Finance Parties for the time being of the receipt of a Transfer Certificate and shall deliver a copy of such Transfer Certificate to SCC.

21.7 SCC'S AND BORROWER'S AUTHORISATION: SCC, the Borrowers and the Covenantors irrevocably authorise the Finance Parties to deliver, and the Lead Bank to receive, Transfer Certificates in accordance with this Clause 21.

21.8 FURTHER ASSURANCE: Each of SCC, the Borrowers and the Covenantors agrees to enter into and to procure that the other Obligors shall enter into such additional documentation (if any) as may be required by the Lead Bank or the Security Agent to effect any assignment or transfer in accordance with this Clause 21.

21.9 SUB-PARTICIPATIONS, etc: Nothing in this Agreement restricts the ability of a Finance Party to sub-participate all or any of its rights and/or obligations under the terms applicable to its Facilities and this Agreement and each other Finance Document to which it is a party.

21.10 TRANSFEREE ACKNOWLEDGEMENT: Each Transferee, by its execution of a Transfer Certificate, acknowledges that none of the other Finance Parties is responsible to it for:-

     (a) the accuracy and/or completeness of any information supplied to the Transferee in connection with the Finance Documents, the matters referred to in those documents or the Group;

     (b) the financial condition, creditworthiness, condition, affairs, status and nature of any of the Group Companies or the observance by any of the Obligors of any provisions of the Finance Documents of any of its obligations under this Agreement or any document so relating; or

     (c) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating to this Agreement or to those documents.


21.11 NO OBLIGATION: The Transferor shall not be obliged by any Finance Document to:-

     (a) accept a re-transfer from the Transferee of any of the rights and/or obligations assigned or transferred under this Clause 21; or

     (b) indemnify the Transferee for any losses arising by reason of any Obligor's failure to perform its obligations under the Finance Documents or otherwise.

21.12 FEE: On the date that a transfer becomes effective, the Transferee shall pay to the Lead Bank a fee of $100 for its own account.

21.13 INFORMATION

      Each of SCC, the Borrowers and the Covenantors agrees that the Finance Parties may at any time disclose such information relating to it and each other Group Company as shall come into their possession, whether or not in relation to the Facilities:-

      (a)  to any prospective assignee, Transferee or sub-participant;

      (b) to their respective advisers, (professional or otherwise) and to any reporting accountant, consultant or surveyor appointed from time to time in relation to any Group Company and to the Auditors;

      (c)  to the other Banks;

      (d)  if required to do so by an order of a court in any jurisdiction;

      (e) pursuant to any law or regulation or to any applicable regulatory authority (including, without limitation, the Bank of England) in any jurisdiction; and

      (f) where such information shall have already entered the public domain,

      and in the case of paragraph (a) above, subject to requiring and receiving written confirmation from the recipient of the information that it will treat in confidence any confidential information so disclosed to it and not use it for any unauthorised purpose.



                                PART XV

                    AGENCY AND INTER-BANK PROVISIONS

22.  LEAD BANK, SECURITY AGENT AND STEERING COMMITTEE

22.1 APPOINTMENT:

     (a)  Each Finance Party appoints:-

          (i) the Lead Bank to act as its agent in connection with this Agreement and authorises the Lead Bank to exercise such rights, powers and discretions as are specifically delegated to it by the terms of this Agreement together with all such rights, powers and discretions as are reasonably incidental to them;

          (ii) the Steering Committee to act on its behalf in exercising such rights, powers and discretions as are specifically delegated to it by the terms of this Agreement together with all such rights, powers and discretions as are reasonably incidental to them; and

          (iii) the Security Agent to act as its agent and trustee in relation to the Security Documents and authorises the Security Agent to exercise such rights, powers and discretions as are specifically delegated to it by the terms of this Agreement and the Security Documents together with all such rights, powers and discretions as are reasonably incidental to them.

     The Obligors shall be entitled to assume that the Lead Bank, the Security Agent and the Steering Committee act with the approval of all Banks or the Majority Banks (as the case may be), and that all consents and notices given or decisions made, by the Lead Bank, the Security Agent or the Steering Committee under or in connection with the Finance Documents are validly given or made.

22.2 POWERS: Each of the Lead Bank, the Security Agent and each member of the Steering Committee may:-

     (a)  assume that:-

          (i) any representation made by the Obligors in or in connection with the Finance Documents is true;

          (ii) no Event of Default or Potential Event of Default has occurred; and

          (iii) no Obligor is in breach of or default under its obligations under any Finance Document;

          unless the Lead Bank or, as the case may be, the Security Agent or the Steering Committee has in its capacity as such received actual notice to the contrary, at its address for communications under this Agreement from any other party to this Agreement;

     (b) assume that each Transferee's Facility Office is that identified in the Transfer Certificate pursuant to which it became a party to this Agreement until it has received from such Transferee a notice designating some other office of such Transferee as its Facility Office and act upon any such notice until the same is superseded by a further such notice;

     (c) (in the case only of the Lead Bank and the Security Agent) engage and pay for the advice or services of any lawyers, accountants or other advisers whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     (d) rely as to matters of fact which might reasonably be expected to be within the knowledge of an Obligor or any officer or employee of an Obligor upon a certificate or statement signed by or on behalf of that Obligor or that officer or employee;

     (e) rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed;


     (f) refrain from exercising any right, power or discretion vested in it under any Finance Document unless and until instructed by the Majority Banks whether or not such right, power or discretion is to be exercised and, if it is to be exercised, the manner in which it should be exercised, and it shall not be liable for acting or refraining from acting in accordance with or in the absence of instructions from the Majority Banks;

     (g) refrain from taking any step to protect or enforce the rights of any Finance Party under any Finance Document, or beginning any legal action or proceeding arising out of or in connection with any Finance Document until it shall have been indemnified and/or secured as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

     (h) refrain from doing anything which would or might in its opinion be contrary to any applicable law or any requirements (whether or not having the force of law) of any governmental, judicial or regulatory body or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such applicable law or requirement;


     (i) do any act or thing in the exercise of any of its powers and duties under this Agreement which may lawfully be done and which in its absolute discretion it deems advisable for the protection and benefit of the Finance Parties;

     (j) perform any of its duties, obligations and responsibilities under this Agreement by or through its personnel or agents;

     (k) accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Company without any liability to account (and it is expressly agreed that this will not be a breach of any of their duties to the Finance Parties); and

     (l) accept instant enquiry, requisition, objection or investigation such title as any person may have to any property or assets of such person which is the subject of any Security Document;


     (m) (in the case only of the Lead Bank and the Security Agent) from time to time send to each Finance Party (other than itself) a notice requesting such details of such Finance Party's Facilities, Facility Agreements, Outstandings, Commitment, Overall Commitment and other information relating to the Facilities as it may require and each Finance Party undertakes to complete and return promptly any such notice which it receives.

22.3 DUTIES:   Each of the Lead Bank, the Security Agent and Steering
     Committee shall:

     (a) (in the case only of the Lead Bank and the Security Agent) except as regards purely administrative acts which do not have a material effect upon any of the Banks, consult whenever reasonably practicable with the Banks before doing or refraining from doing any act or thing in the exercise of its powers as such;

     (b) (in the case only of the Lead Bank and the Security Agent) promptly upon receipt inform each Bank of the contents of any notice or document or other information received by it in its capacity as Lead Bank under this Agreement from the Borrowers or as Security Agent under the Security Documents from any Obligor;


     (c) (in the case only of the Lead Bank and the Security Agent) promptly notify each Bank of the occurrence of any Potential Event of Default or Event of Default or any material breach by any Obligor in the due performance of its obligations under this Agreement or any Security Document of which the Lead Bank or, as the case may be, the Security Agent (in its capacity as such) has received actual notice from any other party to this Agreement;

     (d) subject to the foregoing provisions of this Clause 22.3 and to Clause 22.4, act in accordance with any instructions given to it by the Majority Banks; and

     (e) if so instructed by the Majority Banks, except (in the case only of the Security Agent) in circumstances set out in Clause 25.1(b) (Enforcement), refrain from exercising any right, power or discretion vested in it under the Finance Documents.

22.4 EMERGENCY POWERS: If it becomes necessary in the opinion of the Lead Bank, the Security Agent or the Steering Committee to do any act or thing in the exercise of any of its powers, trusts, authorities and/or discretion under this Agreement or any other Finance Document in any case where (in the opinion of the Lead Bank, the Security Agent or the Steering Committee (as the case may be)) it is not practicable to obtain the prior agreement of the Majority Banks or all the Banks (as the case may require) before doing so, then the Lead Bank, the Security Agent or the Steering Committee (as the case may be) shall be at liberty to take such steps as it shall in its absolute discretion deem advisable for the protection and benefit of the Finance Parties or to refrain from taking any steps and shall have no liability to any Finance Party by reason of any exercise or failure to exercise such powers, authorities and discretions.

22.5 WAIVERS AND DEEMED CONSENTS: Each Bank shall be deemed to consent to the Lead Bank (i) granting such waivers as the Lead Bank considers appropriate in relation to the Negative Pledge and Clause
     14.2 (Restriction on Encumbrances) and/or any provision of a similar nature applicable to any Facility to any proposed lender to any subsidiary of a First Tier Subsidiary where the Borrowing by such Subsidiary would be a Permitted Borrowing or (ii) agreeing the terms of the financial covenants to be incorporated in this Agreement (pursuant to Clause 16), where:-

     (a) the Lead Bank shall have notified all Banks in writing by facsimile of (i) details of the waiver requested and the terms of the waiver proposed to be given by the Lead Bank or (ii) the terms of the financial covenants proposed to be incorporated in this Agreement, as the case may be; and

     (b) the Banks shall have been given at least two clear Business Days to respond to such notification (in the case of a waiver) or five clear Business Days to respond to such notification (in the case of financial covenants); and

     (c) (in the case of a waiver) the Majority Banks shall have expressly agreed to such waiver, or shall not have objected to it prior to the time specified in such notification, or (in the case of financial covenants) all Banks which have responded prior to the time specified in such notification have expressly agreed such financial covenants or have not objected to them.

22.6 EXONERATION: Notwithstanding anything to the contrary expressed or implied in this Agreement, none of the Lead Bank, the Security Agent nor any member of the Steering Committee shall:-

     (a) be bound to enquire as to:-

         (i) whether or not any representation or warranty made by any Obligor under or in connection with any Finance Document is true;

         (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default;


         (iii) the performance by any Obligor of its obligations under any Finance Document;

         (iv) any breach of or default by any Obligor of or under its obligations under any Finance Document;

     (b) be bound to account to any Finance Party for any fee or other sum or the profit element of any sum received by it for its own account;

     (c) be bound to disclose to any other person any information relating to any Group Company if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

     (d) be under any fiduciary duty towards any Finance Party or under any obligations other than those expressly provided for in this Agreement and the Security Documents;

     (e) be liable (in the absence of its own gross negligence or wilful misconduct):-


         (i) for any failure to obtain any licence, consent or other authority or for any failure, omission, or defect in the due execution, delivery, validity, legality, adequacy, performance, enforceability, or admissibility in evidence of any Finance Document or any communication, report or other document delivered under this Agreement or under any Finance Document; or

         (ii) in respect of its exercise or failure to exercise any of its powers, duties and discretions under this Agreement or under any Finance Document; or

         (iii) for any failure to effect or procure registration of or otherwise protect all or part of the security created by any Security Document or for any failure to take or require any Group Company to take any steps to render the Security created or purported to be created by or pursuant to any Security Document effective or enforceable or to perfect any such security or to secure the creation of any ancillary charge under the laws of any territory

     (f) be under any obligations except those expressly provided for in this Agreement and shall have no liability or responsibility of whatever kind (in the absence of its own gross negligence or wilful misconduct) to:-

         (i) any Group Company arising out of or in relation to any failure or delay in the performance or breach by any Finance Party of any of its obligations under any Finance Document; or

         (ii) any Finance Party arising out of or in relation to any failure or delay in the performance or breach by any Group Company of any of its obligations under any Finance Document.

22.7 THE SECURITY AGENT:

     (a) The Security Agent shall receive and apply as trustee for the Finance Parties all amounts paid to it by way of Recoveries under or pursuant to this Agreement or any Finance Document (except any amounts paid to it in respect of fees, costs or expenses of the Security Agent, the Lead Bank, the Steering Committee or any professional advisers appointed by the Lead Bank or the Security Agent).


     (b) Except as stated in Clause 22.6(a), amounts received by the Security Agent in respect of Recoveries will be applied between the Banks in accordance with the provisions of Part XVI
         (Enforcement) and Schedule XVIII (Distribution of Recoveries between Finance Parties).

     (c) All interest earned on money held by the Security Agent in respect of Recoveries pending application will be added to and from part of the money held.

     (d) The Security Agent will use reasonable endeavours to distribute amounts received by it in respect of Recoveries as soon as reasonably practicable following receipt.

     (e) The Security Agent shall be at liberty to place any of the Finance Documents and any other instruments documents or deeds delivered to it pursuant to this Agreement or in connection with any Finance Document and for the time being in its possession in any safe deposit or safe selected by it with the Lead Bank of any other bank or any company whose business includes undertaking the safe custody of documents or any lawyers and shall not be responsible for any loss thereby incurred (otherwise than as a result of its gross negligence or wilful misconduct).

     (f) The Security Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons all or any of the rights, powers, authorities and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and subject to such conditions as the Security Agent shall think fit and it shall not be bound to supervise or be in any way responsible for any loss incurred by reason of any default or misconduct on the part of such person or persons.

     (g) The Security Agent may refrain from doing anything which would or in its opinion might be contrary to any relevant law in any jurisdiction or any relevant directive or regulation or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, regulation or directive.

     (h) The Security Agent and every attorney or other person appointed by it under any of the Finance Documents may indemnify itself out of the Security and/or the Recoveries against all claims, demand, liabilities, claims, costs, proceedings, losses and expenses incurred by any of them in relation to or arising out of any Security Document or its enforcement or the exercise of any of the rights, powers and discretions vested in them or any other matter or thing done or omitted to be done in connection with any of the Finance Documents (otherwise than as a result of its gross negligence or wilful misconduct).

     (i) The Security Agent may, take such security (if any) on behalf of the Finance Parties after the date of this Agreement as the Security Agent in its sole discretion may consider appropriate provided that the Security Agent shall use reasonable endeavours to notify the Banks from time to time of the security taken or proposed to be taken by it. The Security Agent shall have no liability to any Finance Party in respect of any such security or any failure to take any such security or any failure, omission or defect in the due execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any such security.

22.8 The Steering Committee, Duties:

     (a) Except as regards purely administrative acts, whenever in its reasonable opinion practicable, the Steering Committee shall notify all the Banks of any proposal to do or refrain from doing any act or thing in the exercise of its duties or, if it is not, in the reasonable opinion of the Steering Committee, practicable to so notify the Banks beforehand, it will so notify the Banks promptly thereafter.

     (b) In reaching any decision the Steering Committee shall be unanimous. In any case where the Steering Committee cannot reach a unanimous decision, the matter shall be determined by the Majority Banks (save where some other or additional majority is expressly specified in this Agreement).

     (c) The Steering Committee shall promptly notify each Bank of the occurrence of any Event of Default of which the Steering
         Committee has actual knowledge or actual notice.

22.9 GROUP INDEMNITY: SCC and the Borrowers hereby jointly and severally undertake to indemnify forthwith upon demand from time to time on a full indemnity basis:-

     (a) the Lead Bank, the Security Agent and each member of the Steering Committee against all costs (including, but not limited to, professional fees and reporting accountants' fees and disbursements) claims, expenses, demands and liabilities incurred or sustained by the Lead Bank and/or the Security Agent and/or each member of the Steering Committee in the performance of their duties as contemplated in this Agreement, or by reason of any act or omission of the Lead Bank, the Security Agent and/or the Steering Committee acting in its capacity as such, together with value added tax and any other applicable taxes and undertake not to challenge any costs so incurred;

     (b) each Finance Party against all actions, charges, claims, costs, damages, demands, expenses, liabilities, losses or proceedings (each a "Claim") which may be brought or threatened against such Finance Party or incurred or sustained by such Finance Party in connection with any Finance Document (save where such Claim arises as a result of the gross negligence or wilful misconduct of such Finance Party).

     Each Finance Party agrees (without prejudice to the obligations of SCC and the Borrowers under this Clause 22.9) to provide reasonable details of any Claim in respect of which it makes demand under this Clause 22.9.

22.10 BANKS' INDEMNITY: Each Bank shall, on demand by the Lead Bank, the Security Agent or any member of the Steering Committee, indemnify the Lead Bank, the Security Agent or such member of the Steering Committee (as the case may be), against any and all fees (to the extent properly chargeable by the Lead Bank, the Security Agent or the Steering Committee (as the case may be) under this Agreement or under any other Finance Document but not promptly reimbursed by SCC and the Borrowers) and all costs, claims, demands, expenses and liabilities which the Lead Bank, the Security Agent or the Steering Committee (as the case may be) may pay or incur (except by reason of its own gross negligence or wilful misconduct) in acting in its capacity as such on behalf of the Finance Parties or any of them or by reason of any act or omission of the Lead Bank, the Security Agent and/or the Steering Committee acting in its capacity as such. The cost of indemnifying the Lead Bank, the Security Agent or the Steering Committee (as the case may be) shall be borne by each Bank in the proportion which its Overall Commitment on such date bears to the aggregate amount of the Overall Commitments of all Banks on such date, provided that the Lead Bank, the Security Agent or such member of the Steering Committee shall make an appropriate refund to such Banks of any amount subsequently received by it from SCC and/or the Borrowers or any person in respect of such fee, cost, claim, expense and/or liability.

     If a Bank (referred to in this Clause 22.10 as a "defaulting Bank") fails to pay its due contribution under this indemnity, then:-

     (a) The Lead Bank, the Security Agent or the Steering Committee (as the case may be) may (without prejudice to its other rights and remedies) deduct the amount due from the defaulting Bank from any sums which are then or afterwards in its possession or control which would otherwise be payable to the defaulting Bank;


     (b) If the Lead Bank, the Security Agent or the Steering Committee is at the relevant date unable to recover the full amount due from the defaulting Bank from such Recoveries either because the Security Documents have not been enforced or because there are no or insufficient Recoveries then available for the purpose, the other Banks liable to contribute under Clause
         22.10 (the "non-defaulting Banks") shall pay to the Lead Bank, the Security Agent or the Steering Committee (as the case may be) the amount or balance of the contribution outstanding from the defaulting Bank (to the extent that it has not been satisfied out of Recoveries) in the proportion in which the non-defaulting Banks would otherwise have been required to indemnify to it if the defaulting Bank had not been a party to this Agreement and in this event:-

         (i)  any money subsequently recovered from the defaulting
              Bank; and/or

         (ii) the proportion of any Recoveries subsequently received by the Security Agent which would, in the normal course of events, have been paid to the defaulting Bank up to an amount not exceeding the aggregate amount of the payments made by the non-defaulting Banks under this Clause; shall be shared between the non-defaulting Banks in the proportions that such non-defaulting Banks have paid the outstanding contribution of the defaulting Bank.

22.11 DISCLAIMER: The Lead Bank, the Security Agent and the Steering Committee accept no responsibility to any Finance Party for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Lead Bank, the Security Agent and the Steering Committee shall be under no liability to any Finance Party as a result of taking or omitting to take any action in relation to any Finance Document (save in the case of the gross negligence or wilful misconduct of the Lead Bank, the Security Agent or the Steering Committee (as the case may be)).

22.12 NO ACTIONS AGAINST INDIVIDUALS: Each Finance Party agrees that it will not assert or seek to assert against any director, officer or employee of the Lead Bank, the Security Agent or any member of the Steering Committee any claim it may have against any of them in respect of the matters referred to in this Clause 22.

22.13 CREDIT APPRAISALS: It is agreed by each Finance Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of any Group Company, and, accordingly, each Finance Party confirms to the Lead Bank, the Security Agent and each member of the Steering Committee that it has not relied and will not hereafter rely on the Lead Bank, the Security Agent, the Steering Committee or any other Bank:-

     (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any representation, warranty, statement or information provided by or on behalf of any Group Company in connection with any Finance Document or any communication or document delivered under any of them and/or the security contemplated in such documents (whether or not such information has been or is after the date of this Agreement circulated to such Finance Party by the Lead Bank, the Security Agent or the Steering Committee (as the case may be)); or

     (b) to provide it with any information in relation to any Group Company or (save as expressly provided in this Agreement) assess or keep under review on its behalf the financial condition, creditworthiness, condition, business affairs, status or nature of any Group Company; or

     (c) to advise it on the effect of or the implications of any provisions of any Finance Document or any security rights or obligations hereunder.

22.14 INFORMATION: Each Finance Party (other than the Security Agent) agrees that it will deliver to the Security Agent no later than ten Business Days following the end of each calendar month (commencing on or about 13th May 1995) details of its Outstandings as at the last Business Day of the preceding month in such detail as the Lead Bank may require. If any Finance Party fails to provide details, a calculation by the Lead Bank of the Outstandings of such Finance Party shall be conclusive for the purposes of this Agreement.

22.15 SECURITY AGENT REPORT: The Security Agent shall report to the Banks monthly in a format to be agreed between the Security Agent and the Lead Bank (acting on the instructions of the Majority Banks).

23.   AMENDMENTS AND DECISIONS

23.1 MAJORITY BANK DECISIONS: Except as provided in Clause 23.2, with the prior written consent of the Majority Banks, the Lead Bank and SCC may from time to time enter into written amendments, supplements or variations to this Agreement (however fundamental) for the purpose of adding any provisions to the Finance Documents or changing in any manner the rights and/or obligations of all or any of the parties to this Agreement and the Lead Bank may execute and deliver to any Borrower a written instrument waiving, prospectively or retrospectively, on such terms and conditions as the Lead Bank may specify in such instrument, any of the requirements of any of the Finance Documents.

23.2  UNANIMOUS CONSENT:

     (a) No waiver of and no amendment, supplement or modification to any Finance Document shall, without the prior consent of all the Banks:-

         (i) amend the definitions of Borrowings, Encumbrance, Event of Default, Majority Banks, Potential Event of Default, Availability Period or Final Repayment Date;

         (ii) amend or waive any provision of Clauses 5 (Conditions Precedent), 7 (Interest), this Clause 23, Clause 25 (Enforcement of Security and Distribution of Recoveries), 26 (Equalisation) or 27 (Interim Distributions of Recoveries and Creation of Reserves) or Schedule XVIII or Clause 16 (Financial Covenants) or any financial covenants incorporated in this Agreement pursuant to Clause 16;

         (iii) have the effect of changing the amount of any Facility or any Bank's Commitment or Overall Commitment or the principal or face amount or currency of any utilisation, or extend the term of any Facility;

         (iv) have the effect of decreasing the amount of, or change the currency of or extend the date for any payment of interest, fees or any other amount payable to all or any of the Lead Bank and the Banks under any of the Finance Documents; or

         (v)   have the effect of changing re-allocation of Net Disposal
               Proceeds;

     (b) not withstanding any other provision in this Agreement, the Lead Bank, the Security Agent or the Steering Committee, as the case may be, shall not be obliged to agree to any such waiver, amendment or supplement if the same would:-

         (i)   amend or waive any provision of this Clause 23; or

         (ii) otherwise amend or waive any rights of the Lead Bank, the Security Agent or the Steering Committee under any of the Finance Documents or subject the Lead Bank, the Security Agent or the Steering Committee to any additional obligations under such documents.

23.3 COSTS: If any Borrower requests any amendment, supplement, modification or waiver in accordance with Clause 23.1, then the Borrowers shall, within five Business Days of demand by the Lead Bank or the Security Agent, reimburse the Lead Bank or the Security Agent (as the case may be) for all costs and expenses (including, without limitation, legal fees), together with any value added tax on them, incurred by the Lead Bank or the Security Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 23.1.

23.4 RELEASE OF SECURITY: The Security Agent shall be entitled at its sole discretion to release any asset or assets from the Security Documents to the extent that their disposal or release is permitted or required by the terms of this Agreement or any of the Security Documents, without reference to the Banks. In addition, the Security Agent shall be entitled to release:-

     (a) any fixed security held by it over any stock in trade of a Group Company at any time in order to permit a disposal of such stock in trade by such Group Company in the ordinary course of carrying on its business (but so that the proceeds of such stock shall continue to be subject to such security);

     (b) any fixed security held by it over the shares in any Subsidiary or any First Tier Subsidiary where the Security Agent (acting on the instructions of the Steering Committee) is satisfied that such fixed security is preventing that subsidiary from obtaining financing from sources other than the Banks; and

     (c) any security held by it upon written instructions from the Lead Bank (acting on the instructions of the Majority Banks).

23.5 ADMINISTRATIVE DETERMINATIONS: The Lead Bank shall be entitled to determine purely administrative matters which do not materially affect the position of any Finance Party without reference to the Finance Parties.


23.6 PRIOR NOTICE: Where a Finance Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions is sought, but so that the Borrowers shall be entitled (and bound) if so informed by the Lead Bank to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is the case.

24.  RETIREMENT OF LEAD BANK, SECURITY AGENT AND STEERING COMMITTEE

24.1 NOTIFICATION OF INTENTION: If the Lead Bank or, as the case may be, the Security Agent wishes at any time to retire, it shall notify the Borrowers and the other Finance Parties (and in the case of retirement of the Security Agent any other beneficiaries under the Security Documents), of its intention to do so and upon receipt of such notice the Majority Banks may in writing (after consultation with SCC for a period not exceeding 7 days) appoint a successor Lead Bank or, as the case may be, a successor Security Agent. If such a successor has not been appointed and accepted office in writing within thirty days after the Lead Bank's or, as the case may be, the Security Agent's notice of proposed retirement, the Lead Bank or, as the case may be, the Security Agent may within a further fourteen days give to the Borrowers and the other Finance Parties (and in the case of the retirement of the Security Agent any other beneficiaries under the Security Documents) fourteen days' prior written notice nominating an alternative successor Lead Bank or, as the case may be, an alternative successor Security Agent.

24.2 NOMINEE: Unless the Majority Banks shall have appointed a successor which has accepted office within such notice period of fourteen days, then, upon the expiry of such fourteen day period and upon the written acceptance in such form as the Banks may unanimously approve (such approval not to be unreasonably withheld or delayed) of its nomination by the Lead Bank's or, as the case may be, the Security Agent's nominee as successor Lead Bank or, as the case may be, successor Security Agent and, in the case of a successor Security Agent, due execution of such documentation as may be necessary to transfer and vest in such successor Security Agent all the rights and obligations of the retiring Security Agent under the Security Documents, such nominee shall be deemed to have been appointed to the office of Lead Bank or, as the case may be, Security Agent.

24.3 PROVISIONS RELATING TO SUCCESSOR: With effect from the date that a successor is appointed and accepts the office of Lead Bank or, as the case may be, the Security Agent and executes such necessary documentation in accordance with this Clause 24:-

     (a) as regards the other Finance Parties, and the Obligors, such successor shall become bound by all the obligations of the Lead Bank or, as the case may be, the Security Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Lead Bank or, as the case may be, the Security Agent under the Finance Documents;

     (b) the agency of the retiring Lead Bank or, as the case may be, the trusteeship of the Security Agent shall terminate and the retiring Lead Bank or, as the case may be, the retiring Security Agent shall be discharged from any further liability or obligation under the Finance Documents, but without prejudice to any liabilities which the retiring Lead Bank or, as the case may be, the retiring Security Agent may have incurred prior to the termination of its agency;

     (c) the costs, charges and expenses of the retiring Lead Bank or, as the case may be, the retiring Security Agent shall be discharged if recoverable under the provisions of this Agreement; and

     (d) the provisions of the Finance Documents shall continue in effect for the benefit of any retiring Lead Bank or, as the case may be, the retiring Security Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

24.4 RETIREMENT OF STEERING COMMITTEE:

     (a) The role of any Bank as a member of the Steering Committee may be terminated at any time by:-

         (i) that Bank giving at least 21 days' prior written notice to all Finance Parties of its resignation; or

         (ii) the Majority Banks (which shall be calculated by excluding the Overall Commitment of the Bank which resignation is sought) notifying the relevant Steering Committee member of the proposed termination with effect from a date at least 21 days after the date of delivery of such notice.

      (b) As soon as practical after delivery of such notice, or in any case where any Banks request the appointment of any additional member or members, the Steering Committee shall consult with the Finance Parties as to whether a successor (or additional member or members) is considered necessary. If so, the Steering Committee shall make arrangements for the Majority Banks (voting on the basis of Overall Commitments) to appoint a successor.

      (c) With effect from the operative date of resignation/termination of a Steering Committee member:-

          (i) the role of the retiring Steering Committee member shall terminate but without prejudice to any liabilities which the retiring Steering Committee member may have incurred or rights it may have acquired prior to its termination;

          (ii) the retiring Steering Committee member shall be discharged from any further liability or obligations as a member of the Steering Committee under this Agreement; and

          (iii) the costs, charges and expenses of the retiring Steering Committee member incurred in such capacity shall be paid in full by the parties liable.

      (d) With effect from the operative date of appointment of a new Steering Committee member, such successor shall become bound by all the obligations of a member of the Steering Committee and become entitled to all the rights, privileges, powers, authorities and discretions of a member of the Steering Committee under this Agreement.




                               PART XVI

                              ENFORCEMENT



25.  ENFORCEMENT OF SECURITY AND DISTRIBUTION OF RECOVERIES

25.1 ENFORCEMENT: The Security Agent shall enforce the security constituted by the Security Documents:


     (a) before the Final Repayment Date if the Majority Banks so direct after the Lead Bank has declared an Event of Default pursuant to Clause 17.1 (Demand on Event of Default) of this Agreement and demand has been made for the payment of all or part of the Indebtedness owing under the Facilities; or

     (b) If after the Final Repayment Date any Bank so requests in writing not less than 90 days after the Final Repayment Date in circumstances where the Steering Committee shall not have received within such period from SCC repayment proposals in form and substance satisfactory to the Steering Committee and where the relevant Borrower or Obligor has failed to repay Indebtedness due and owing to such Bank under its Facilities; or

     (c) at any time, if requested to do so in writing by a Charging Company.

25.2 DISTRIBUTION OF RECOVERIES: The Recoveries shall be distributed between the Finance Parties in the order of priority set out in Schedule XVIII. Distributions of Recoveries shall be made in the manner set out in Clause
     27.1 (Interim Distributions of Recoveries).

25.3 RECOVERIES TO BE HELD AS TRUSTEE:   Each Finance Party
     (other than the Security Agent) shall pay any Recoveries received by it to the Security Agent forthwith upon receipt. The Security Agent shall hold the Recoveries in an interest bearing Dollar deposit account (the "Recoveries Account") as trustee for distribution to the Finance Parties in accordance with the provisions of Clause 27 (Interim Distributions of Recoveries and Creation of Reserves) and Schedule XVIII of this Agreement and shall hold the security constituted by the Security Documents as agent and trustee for the Finance Parties to give effect to this Agreement and shall exercise its rights, powers and duties under the Security Documents (and particularly those concerned with the protection and enforcement of the security afforded by such documents) and/or under this Agreement for the benefit of all Finance Parties. For the avoidance of doubt, the Security Agent agrees that it will not exercise or purport to exercise any right of set-off over any amount from time to time standing to the credit of the Recoveries Account.

25.4 PROCEEDS OF EXISTING SECURITY:

     (a) Proceeds derived by a Bank from enforcement of or sale or disposition of property subject to Existing Security in favour of such Bank shall (after providing for any claims ranking in priority and save as provided in Clause 25.4(b)) be applied, first, in or toward payment or discharge of the money and liabilities due, owing or incurred (actually or contingently) (including the provision of cash cover for any contingent liabilities) to the Bank in whose favour such Existing Security was granted up to the limit of such Bank's Overall Commitment (and shall reduce such Bank's claim on any Recoveries accordingly) and, second, the balance of such proceeds (including the amount of any cash cover which proves to be excessive) shall be deemed to be Recoveries where it is recovered from any Group Company or other person from which the Security Agent also holds a guarantee and/or security, provided that the proceeds realised by RBS from an enforcement of the RBS Legal Charge may be applied in reduction or discharge of amounts owing to RBS under the Wool Group Facility and/or its Facility.

     (b) For the avoidance of doubt, any proceeds derived by a Reducing Bank from enforcement of or sale or disposition of property subject to Existing Security in favour of such Reducing Bank may only be applied in payment or discharge of the money and liabilities due, owing or incurred to such Reducing Bank in accordance with Clause 25.4(a) above up to the level of such Reducing Bank's Overall Commitment and the balance of such proceeds shall not be applied in reduction of such Reducing Bank's Reducing Outstandings, but shall be deemed to be Recoveries and shall be paid to the Security Agent in accordance with Clause 25.3.

     (c) It is agreed that the RBS Legal Charge will rank in priority to the Borrower Debentures for all money thereby secured as a continuing security in favour of RBS for the repayment of all funds thereby secured, and so that the priority of RBS will not be affected by any fluctuation in the money, obligations and liabilities from time to time due, owing or incurred to RBS or by the existence at any time of a credit balance on any account or other account of a Group Company.

25.5 PROCEEDS OF LITIGATION: any amounts received by any Bank, the Lead Bank or the Security Agent after the Enforcement Date pursuant to any legal action or proceeding arising out of or in connection with any Finance Document shall (after deduction of all costs and expenses payable in connection therewith) be deemed to form part of the Recoveries.

25.6 TREATMENT OF A BANK'S PREFERENTIAL CLAIMS: All Preferential Claims recovered by a Bank on or after the Enforcement Date shall be retained by the relevant Bank and its claim on any Recoveries reduced accordingly.

25.7 CURRENCY CONVERSION:

     (a) The Security Agent is authorised to make such currency conversions as it considers necessary or appropriate in order to convert into Dollars any Recoveries received by it in any currency other than Dollars, provided that, where Recoveries are available for distribution in the same currency as that of the Indebtedness in respect of which a payment or Reserve is to be made out of such Recoveries, then the amount of such payment or Reserve shall be calculated in accordance with Clause 25.7(b) but paid or made in such currency.

     (b) Where it is necessary to calculate the amount of Recoveries distributable to a Bank, such Bank's Overall Commitment and the amount outstanding to such Bank under any Finance Document in a currency other than Dollars shall be deemed, for the purpose only of such calculation, to be converted from such currency into Dollars at the spot buying rate of the Lead Bank for the purchase of that currency with Dollars in similar amounts at or about 11.00 am on the date following receipt by the Security Agent of the relevant Recoveries.

26.  EQUALISATION

26.1 NOTIFICATION: Within five Business Days after the Enforcement Date, each Bank shall notify the Lead Bank and the Security Agent of the aggregate amount of Indebtedness incurred by each Group Company to such Bank (actually or contingently) under its Facilities as at the Enforcement Date.

26.2 CALCULATION: The Lead Bank shall calculate as at the Enforcement Date (taking into account both actual Indebtedness and any provisions made for unmatured liabilities): the balancing credit or balancing payment (if any) due to or from each Bank, being the amount required to be paid or received in order to equalise each Bank's Proportion of Aggregate Outstandings with its Proportion of Aggregate Commitments and shall notify each Bank of the amount (if any) payable or receivable by such Bank accordingly.

26.3 PAYMENTS: Forthwith upon receipt of a written request from the Lead Bank, each relevant Bank shall pay to the Lead Bank the amount of the balancing payment shown as payable by it under Clause 26.2.

26.4 DISTRIBUTION OF BALANCING PAYMENTS: Out of the amounts paid to it pursuant to Clause 26.3, the Lead Bank shall, as soon as practicable, pay to each Bank to which a balancing credit is due the amount of such credit, provided that where an amount is claimed by a Bank as a Reserve for an unmatured liability, then the amount of the Reserve (as determined pursuant to Clause 27.2) (Calculation of Reserves) shall be paid into an interest-bearing deposit account in accordance with Clause 27.6 (Account).

26.5 NO CHANGE IN INDEBTEDNESS: The provisions of Clauses 26.1, 26.2, 26.3, and 26.4 shall not operate to increase or reduce the indebtedness of the Obligors to the Banks nor shall any amounts received by a Bank pursuant to Clause 26.4 be applied in actual reduction of any part of the indebtedness of any Obligor to the Banks until the Lead Bank shall notify the Banks that no further distributions of the Recoveries will be made; nor shall any such payment be deemed to constitute an assignment to another Bank of a debt due to one Bank.

26.6 INTEREST: Any payment made by any Bank under Sub-Clause 26.3 shall be deemed as between the Banks for the purposes only of this Agreement (including distribution of Recoveries) to bear interest from the date of payment at the rate stated by the Lead Bank from time to time. It is agreed, for the avoidance of doubt, that in the case of any unmatured claim by a Bank against a Group Company, interest thereon shall be calculated with effect from the date on which it matures into an actual liability.

26.7 SUSPENSE ACCOUNT:

     (a) Where any Bank receives funds pursuant to Clauses 25.2 (Distribution of Recoveries), 26.4 or 27.1 (Interim Distribution of Recoveries) it shall not (unless required by law) apply any part of such funds in or towards payment of the relevant indebtedness but shall instead place the funds on an interest bearing overnight suspense account until otherwise agreed by all the Banks.

     (b) If any estimate made by the Lead Bank (or any other Finance Party) in order to calculate, directly or indirectly, the distributions hereunder shall prove to be inaccurate when made or becomes inaccurate through the passage of time or otherwise, then the amounts received by each Bank shall be adjusted by the Lead Bank to take account of such inaccuracy and such Bank shall forthwith upon notice by the Lead Bank pay to the Lead Bank any part of the funds standing to the credit of such suspense account as may be required to achieve such a correction.

26.8 CURRENCY CONVERSIONS: Where it is necessary to calculate the amount of any payment to be made to or by any Bank pursuant to this Clause 26, the amounts outstanding to a Bank in a currency other than Dollars shall be deemed, for the purpose only of such calculation, to be converted into Dollars at the spot buying rate of the Lead Bank for the purchase of that currency with Dollars in similar amounts at or about 11.00 am on the date on which the calculation falls to be made.

27.  INTERIM DISTRIBUTIONS OF RECOVERIES AND CREATION OF RESERVES

27.1 INTERIM DISTRIBUTION OF RECOVERIES: The Lead Bank shall as soon as practicable following receipt of Recoveries and applying the order of priority set out in Schedule XVIII:-

     (a) pay to each Bank that part of its pro rata share (calculated pursuant to paragraph 3 of Schedule XVIII) as is referable to claims which have matured; and

     (b) create a Reserve equal to that part of a Bank's pro rata share (calculated pursuant to paragraph 3 of Schedule XVIII) as is referable to the provision made for unmatured liabilities in accordance with the following provisions of this Clause 27.

27.2 CALCULATION OF RESERVES:

     (a) The Lead Bank shall, after consultation with the Banks, and acting on the instructions of the Majority Banks, decide on the amount of the provision which should be made in respect of unmatured liabilities under the Facilities as soon as practicable after the Enforcement Date for the purpose of creating Reserves for such claims.

     (b) Any provision made by the Lead Bank in respect of an unmatured liability of a Bank shall be regarded as the amount of its potential claim in respect of the relevant unmatured liability solely for the purpose of creating a Reserve and shall not prejudice the claim of a Bank under Clauses 25 (Enforcement of Security and Distribution of Recoveries) or 26 (Equalisation) if the amount of such provision proves to have been insufficient.

27.3 RELEASE OF RESERVES: Subject to Clause 27.4, a Reserve shall be released to the relevant Bank upon the maturity of the unmatured liability in respect of which that Reserve had been created.

27.4 EXCESS RESERVES: If the provision for an unmatured liability proves to have been excessive, then an amount equal to the difference between (i) the amount of the Reserve actually made for such liability and (ii) the amount of the Reserve which otherwise would have been made if the amount of the provision had equalled the amount of the liability which actually arose at maturity, shall form part of the Recoveries and shall be applied in accordance with the provisions of Clause 25.2 (Distribution of Recoveries).

27.5 INSUFFICIENT RESERVES: If the amount of any Reserve proves to be insufficient to meet the pro rata claim of the relevant Bank intended to be covered by such Reserve, then such adjustment shall be made between the Banks forthwith on demand by the Agent as shall be necessary to ensure that such pro rata claim is met in full.

27.6 ACCOUNT:  Pending distribution pursuant to this clause:-

     (a) the Recoveries shall be placed in an interest bearing deposit account in the joint names of the Security Agent and the relevant Bank (or, if that Bank is the Security Agent, in the name of the Security Agent acting as Security Agent);

     (b) any Reserve may, at the option of the Security Agent, be paid to the relevant Bank (whereupon such Reserve shall be held by such Bank in an interest bearing deposit account until released to the relevant Bank pursuant to Clause 27.3) or be placed in an interest bearing deposit account in the name of the Security Agent pending release pursuant to Clause 27.3. The interest earned on any Reserves shall form part of such Reserve.

27.7 ALTERNATIVE METHOD:   Notwithstanding the foregoing provisions of
     this Clause 27, each Finance Party shall (if requested by the Lead
     Bank) implement such alternative method as the Lead Bank may reasonably require (on the basis of legal advice received by it) to achieve the same result contemplated by Clauses 26, 27, 29 and 31 and Schedule XVIII without the creation of Reserves, having regard to the law applicable in each relevant jurisdiction.

28.  CALCULATION OF OUTSTANDINGS

     For the purpose of calculating any payments due to a Bank under Clause 26.3 (Payments), Equalisation Payments and amounts payable to a Bank by way of distribution of Recoveries in accordance with the terms of this Agreement, Outstandings shall be calculated as follows:-

     (a) OVERDRAFTS: the amount recorded in the relevant Bank's books at the opening of business on the Enforcement Date (or, if that is not a Business Day, the next following Business Day) together with accrued interest thereon;

     (b) ACCEPTANCE CREDITS: the face amount of the Bill(s) accepted and discounted by such Bank as at the Enforcement Date, to the extent that the relevant Bank has not already received cash cover for such Bill(s);

     (c) LOANS AND ADVANCES: the aggregate amount of principal and accrued but unpaid interest outstanding from each of the Borrowers to the relevant Bank at the opening of business of the relevant Bank on the Enforcement Date;

     (d) FOREIGN EXCHANGE: the amount of the loss which the relevant Bank would have incurred on a foreign exchange transaction entered into with a Borrower pursuant to a Facility prior to Enforcement Date, if it had closed out that transaction on the Enforcement Date or (if that is not a Business Day) the next succeeding Business Day or on such other basis as may be approved by the Steering Committee;

     (e) APPLICATIONS: sums received by a Bank which it is free to apply to reduce Indebtedness under any Finance Document and cash collateral held by a Bank in respect of any Outstandings as at the Enforcement Date shall, for the purposes of calculations to be made under this Clause 28, be deemed to have been applied to reduce the relevant indebtedness;

     (f) DUAL CLAIMS: in any case where a Bank has claims against two or more Group Companies in respect of the same Facility, (including, but not limited to the case where a Bank makes a Facility available to one Group Company and holds a guarantee from another Group Company) calculation of its entitlement under this Schedule shall be based on its Facility claim only and no greater entitlement will be permitted by reason of its having more than one claim in respect of the same Facility.

29.  FURTHER SECURITY, SET-OFF AND EXCESS CASH COVER

29.1 SURETIES, SET-OFF AND EXCESS CASH COVER:   Except as otherwise
     expressly stated in this Agreement including, in particular Clause 25.4, if any Bank shall, on or after the Enforcement Date:-

     (a) hold (otherwise than as the Security Agent pursuant to this Agreement) from any Group Company or any other person, any Encumbrance (which expression shall include any guarantee or indemnity) of any nature in respect of any Facility granted by it; or

     (b) be otherwise entitled to have recourse to any of the assets of any Group Company or of any other person in respect of Facilities provided by it; or

     (c) be entitled to any negotiable or other instruments, being instruments on which any Group Company is or may be liable, but excluding cheques, bills or notes which a Bank may have purchased without recourse from a Group Company and in respect of which the relevant Bank has already given value (such Bank being entitled to retain for its own benefit any proceeds recoverable from any third party in connection therewith); or

     (d) shall receive any other money, whether by way of contractual or voluntary payment or otherwise, from or on behalf of any Group Company in respect of the liabilities of any Group Company to the Banks;

     then, in any such case, subject to Sub-Clause 29.2, such Bank shall account to the Security Agent for the proceeds thereof and the Security Agent shall (i) distribute such proceeds as Recoveries in accordance with Schedule XVIII and (ii) pay any surplus after such application to the Bank which received such proceeds for its sole benefit.

29.2 PERMITTED EXCEPTION: The provisions of Sub-Clause 29.1(b) shall not apply to any credit balance (in whatever currency denominated) held by a Bank at the Enforcement Date to the extent that it is capable of being set off against any accrued liability to that Bank at the Enforcement Date, where:-

     (a) the amount represents cash cover for an existing Facility which the Bank is permitted to hold under this Agreement, in which case the cash cover may be applied against the liability (if any) under such Facility and any surplus from such cash cover shall be distributed as Recoveries in accordance with Schedule XVIII;

     (b) the set-off arises from operation of a composite accounting or similar scheme in existence at the date of this Agreement which case the set-off may be operated and the Bank concerned may retain the benefit of such set-off to the extent permitted by the documentation for the existing Facility and any surplus shall be distributed in accordance with Schedule XVIII.

     In all other cases, the relevant amounts shall be distributed as Recoveries in accordance with Schedule XVIII.


29.3 In the event that any distribution pursuant to Schedule XVIII called for by Clause 29.2 is prevented by mandatory statutory set-off, the Security Agent shall notify the relevant parties of the adjustments which are required to their entitlements to Recoveries and deemed indebtedness (and, if required, by way of inter-bank payments) to produce the same result as if no such mandatory statutory set-off had occurred and instead distribution had been made pursuant to Schedule XVIII and (if required) such parties shall promptly make such payments among themselves.

29.4 EXCESS CASH COVER: If, after the Enforcement Date, a Bank is holding cash cover for a Facility (which it is permitted to hold under this Agreement) but the liability in respect of which the cash cover is held fails to arise or arises for less than the amount of the cash cover, then that Bank shall (if it is lawfully able to do so) pay such excess to the Lead Bank who shall distribute the same as Recoveries.

30.  THIRD PARTY SECURITY

     THIRD PARTY SECURITY: Save as otherwise expressly provided below, where any Third Party Security secures both the liabilities of a Group Company under the Facilities and the liabilities of a person (other than a Group Company) and where the Bank holding such Third Party Security is entitled to elect (at its discretion) how the recoveries or benefit derived therefrom should be applied and appropriated as between the Indebtedness thereby secured, then such Bank shall bring into account as part of the Recoveries any benefit derived therefrom to the extent that such benefit is not actually appropriated and applied in or towards the discharge of any Indebtedness incurred to such Bank by such person.

31.  CLOSING OUT OF FOREIGN EXCHANGE TRANSACTIONS

31.1 CLOSING OUT: Each Bank may at its option close out any foreign exchange facilities forthwith upon the Security Agent taking any steps to enforce the security constituted by the Security Documents or any part of it or at any time or times thereafter as it thinks fit and, in each case, all costs, losses and liabilities resulting from such closing out shall become immediately due and payable to such Bank by the relevant Borrower.

31.2 RETENTION OF NET PROFIT: A Bank shall be entitled to retain any net profit made on the closing out of any foreign exchange transactions of a Borrower (having deducted any losses arising from the closing out of any such transactions) and shall apply the same against any amounts owing to it by any Obligor in such manner as it deems appropriate and such profits, to the extent they are so applied, shall not be treated as forming part of the Recoveries.

                             PART XVII

                            NOTICES, ETC.

32.  NOTICES

32.1 COMMUNICATIONS THROUGH LEAD BANK: A copy of any communication or document from or to any party to this Agreement in connection with any Finance Document shall be sent in writing to the Lead Bank.

32.2 ADDRESSES: Any notices, demands, proceedings or other documents made in writing to be sent to any party to this Agreement pursuant to this Agreement shall be addressed to such party at the address or telex or fax number and marked for the attention of the person (if any) from time to time designated by that party in writing to the Lead Bank (or, in the case of the Lead Bank, by it to each other party to this Agreement) for the purpose of this Agreement. The initial address, telex and fax numbers and person(s) (if any) so designated by each party are set out under its name at the end of this Agreement. The initial address, telex and fax numbers and person(s) (if any) so designated by a Transferee are those set out at the end of the relevant Transfer Certificate.

32.3 TIME OF DELIVERY:

     (a) Any communication to any Obligor or to any Bank shall be deemed to have been received by that Obligor or that Bank:-

         (i)   if delivered by hand, at the time of
               actual delivery;


         (ii) if transmitted by telex or facsimile, at the time of transmission;

         (iii) if sent by pre-paid first class post within Great Britain, at noon on the next
               Business Day following the day of posting or, if sent by pre-paid first class air mail post to or from an address outside
               Great Britain, at noon on the fifth
               Business Day following the day of posting and in each case shall be effective notwithstanding that it may be misdelivered or returned undelivered.

     In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the communication was correctly addressed and posted or that the telex was transmitted with the correct answerback or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

     (b) Any communication by any Obligor to the Lead Bank, the Security Agent, the Steering Committee or any Bank shall be deemed to have been given only on actual receipt by the Lead Bank, the Security
         Agent, the Steering Committee or such Bank (as the case may be).


32.4 LANGUAGE: all communications pursuant to this Agreement shall be in the English language.

33.  INDEMNITIES

33.1 CURRENCY OF ACCOUNT: Dollars are the currency of account and payment for each sum due from any Group Company hereunder, provided that:-

     (a) each repayment of any of the Facilities or a part thereof shall be made in the currency in which the relevant obligation is denominated at the time of that repayment;

     (b) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

     (c) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

     (d) any amount expressed to be payable in a currency other than Dollars shall be paid in that currency.


     In the event that any Finance Party receives an amount in a currency other than the currency payable as provided above, it shall convert that currency (the "received currency") to the relevant currency at its spot buying rate for the relevant currency with the received currency as soon as reasonably practicable after the date of receipt and, for the purposes hereof, shall be deemed to have received that amount of the relevant currency on the date of such conversion.

33.2 CURRENCY INDEMNITY:  If:-

     (a) for any reason any amount payable under this Agreement is paid or is recovered by any Finance
         Party (in whatever manner) in a currency (referred to in this Clause 33.2 as the "received currency") other than that in which it is required to be paid under any Finance Document (referred to in this Clause 33.2 as the "contractual currency"); and

     (b) the payment made in the received currency to the Finance Party when converted at the applicable rate of exchange into the contractual currency, is less than the relevant unpaid amount under the applicable Finance Document;

     then, the Borrowers shall, as a separate and independent obligation, fully indemnify the relevant Finance Party against the amount of the shortfall. For the purposes of this Clause 33.2 the expression "applicable rate of exchange" means the rate at which the relevant Finance Party is able, as soon as reasonably practicable after receipt, to purchase the contractual currency in London with the received currency, taking into account any costs associated with the exchange.

33.3 MISCELLANEOUS INDEMNITIES: The relevant Borrower shall on demand indemnify each Finance Party against any funding or other costs, loss, expense or liability sustained by such Finance Party as a consequence of:-

     (a) a requested utilisation under a Facility not being made for any reason (other than default by such Finance Party in its obligations hereunder) on the date specified in the relevant request by any Borrower;

     (b) the receipt by any Bank of any payment, or an overdue sum, otherwise than on the due date for payment thereof;

     (c) any default or delay in payment by any Borrower of any sums when due under any Finance Document; or

     (d) the occurrence or continuance of any Event of Default or Potential Event of Default and/or the declaration of amounts outstanding to be due and payable as a result.

34.  CERTIFICATES, CALCULATIONS AND EVIDENCE OF DEBT

34.1 BASIS OF CALCULATION: Interest and fees shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365 day year in the case of sums denominated in sterling and a 360 day year or other customary period in the case of sums denominated in Dollars, DM or any other currency. In determining the number of days in a period from one day to another, the first day shall be included but the last day shall not.

34.2 ACCOUNTS AS EVIDENCE: Evidence made in the accounts maintained respectively by each Finance Party in connection with this Agreement shall, in the absence of manifest error, be conclusive evidence of sums owing to that Finance
     Party.

34.3 CERTIFICATES FROM THE FINANCE PARTIES:  A certificate of:-

     (a) the Lead Bank as to (i) an interest rate payable under Clause 7 (Interest) or (ii) the Additional Cost Rate or (iii) any costs claimed under Clause
         33.3 (Miscellaneous Indemnities); or any other certificate, determination, notification or opinion provided for in this Agreement; and

     (b) a Bank as to (i) any amount by which a sum is to be increased under Clause 9.1 (Payments) or 9.3
         (Indemnity); (ii) any increased costs claimed under Clause 9.6 (Increased Costs); (iii) any costs claimed under Clause 33.3 (Miscellaneous
         Indemnities);

     shall constitute conclusive evidence in the absence of manifest error.

34.4 CERTIFIED DOCUMENTS: Unless stated to the contrary, any certified document to be delivered under the terms of this Agreement or any other Finance Document shall be certified as genuine and in full force and effect or, if a copy, as a true, complete and up-to-date copy of the original by:-

     (a) two directors of the party providing the document;
         or

     (b) such other persons as the party providing the document may evidence to the satisfaction of the Lead Bank to have at the relevant time the requisite authority to provide such a certificate.

34.5 CERTIFICATES TO FINANCE PARTIES: Any certificate or certification of any amount or financial matter to be provided to any Finance Party under the terms of this Agreement shall contain such detail as the Lead Bank may consider necessary to determine how the amount or financial matter was determined.

35.  SET-OFF

     Each Borrower authorises each Finance Party and without notice to any Borrower to apply any credit balance to which such Borrower shall be entitled on any account of such Borrower (in whatever currency such credit balance may be denominated and whether or not there are any restrictions on the withdrawal of such credit balance with any office anywhere of such Finance Party) against any amounts due from such Borrower pursuant to a Finance Document but unpaid. Each Finance Party is authorised by each Borrower to purchase with the money standing to credit of any such account such other currencies as may be necessary to effect such application. Notwithstanding the provisions of this Clause 35, no charge or proprietary or other security interest shall be created by this Clause 35.

36.  FORBEARANCE AND PARTIAL INVALIDITY

36.1 FORBEARANCE: No failure or delay in exercising any right, power or privilege by any Finance Party under any Finance Document shall operate as a waiver, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. The rights and remedies provided in any Finance Document are cumulative and not exclusive of any rights or remedies provided by law or under any other Finance Document.

36.2 PARTIAL INVALIDITY: If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

36.3 WAIVER:

     (a) Each Bank consents to the charges created or to be created at any time pursuant to this Agreement or any Security Document and for such purpose hereby waives any rights exercisable by it during the subsistence of any Security Document to prevent or restrict any Obligor from creating such charges.

     (b) Each Bank waives any restrictions on any Obligor imposed by it under its Facility Agreement on (a) the sale or disposal of the assets of any Group Company or (b) changes in the business carried on by any Group Company for so long and to such extent as may be necessary to implement and enforce this Agreement and the Security Documents.

37.  AUTHORITY OF SCC

37.1 AMENDMENT: Each Group Company which is a party to this Agreement (other than SCC) hereby irrevocably authorises SCC to sign on its behalf any document extending the term of this Agreement or otherwise extending, amending, varying, supplementing, replacing and or restating this Agreement or any Finance Document or any documents ancillary or supplemental to it in any way (even if changes are made to the composition of the Finance Parties and/or the other parties to this Agreement) and further irrevocably authorises SCC on its behalf:-

     (a) by agreement with the Lead Bank (acting with Majority Bank approval), to designate or cease to designate any person as a Bank and/or a Finance
         Party from time to time under this Agreement;

     (b) by agreement with the Lead Bank (acting with Majority Bank approval), to designate or cease to designate any person as a Group Company or an Obligor from time to time under this Agreement; and

     (c) by agreement with the Lead Bank (acting with Majority Bank approval), to designate or cease to designate any agreement or document as a Facility
         Letter or a Finance Document under this Agreement.

37.2 AGREEMENT: TCLC hereby irrevocably appoints SCC as its agent to execute on its behalf an agreement for the purpose of the re-execution before a Notary Public in London of the agreement contained in Clause 39 (Governing Law and Jurisdiction) for the submission by such company to the non-exclusive general jurisdiction of the English Courts and other matters dealt with therein to comply with the relevant provisions of the Liechtenstein Law on Civil Procedure.

38.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single instrument.

39.  GOVERNING LAW AND JURISDICTION

39.1 This Agreement shall be governed by and construed in accordance with English law.

39.2 (a) For the benefit of each other party, each party to this Agreement irrevocably agrees that the English Courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement or any other Finance Document and that accordingly any proceedings (referred to in this Clause 39 as the "Proceedings") arising out of or in connection with this Agreement may be brought in the English Courts.

     (b) Each of the Borrowers and the Covenantors hereby designates, appoints and empowers Standard Commercial Tobacco Services (UK) Limited ("SCTS") at its registered office at the date of this Agreement (or such other address in England as SCTS may notify to the Lead Bank in accordance with the provisions of Clause 32 (Notices)) to accept service of process in such jurisdiction in any Proceedings and agrees that failure by such firm to give notice of such service of process to the Borrowers or the Covenantors shall not impair or affect the validity of such service or any judgment based on it.

     (c) Each party to this Agreement irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the English Courts and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such Proceedings brought in the English Courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

     (d) Nothing contained in this Clause 39 shall limit the right of any party to take action against any other party in any court of competent jurisdiction, nor shall the taking of Proceedings by any party against another party in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction whether concurrently or not.

     (e) Each party whose registered office is outside England and Wales further irrevocably consents to the service of process out of the English Courts in any such Proceedings by the mailing to them of copies by registered or certified airmail, postage prepaid.

AS WITNESS the hands of the parties the day and year first above written. By their signature of this Agreement in their capacities as Lead Bank and Security Agent respectively, Deutsche Bank A.G. in Hamburg and MeesPierson N.V. sign both in their capacities as Lead Bank and Security Agent respectively and in their capacities as Banks.

                               SCHEDULE I

                                 PART I

                              THE BORROWERS


NAME                                                   COMPANY NUMBER


Trans-Continental Leaf Tobacco Corporation Limited     H.LIV/14

Standard Commercial Tobacco Company (UK) Limited       1411968






                                 PART II

                             THE COVENANTORS


NAME                                              COMPANY NUMBER


Werkhof GmbH                                      16332



Spierer Freres & Cie S.A.                         1464/1926 (file
                                                  reference number
                                                  at the Geneva
                                                  Companies
                                                  Registry)


                              SCHEDULE II


                                                                                                                       Overall
BANK                            BORROWER                                TYPE OF FACILITY               COMMITMENT    COMMITMENT

Bank Julius Baer & Co. Ltd      Trans-Continental Leaf Tobacco          Overdrafts                     $5,000,000     $5,000,000
                                Corporation Limited


Bank of America NT & SA         Standard Commercial Tobacco Company     US Dollar Overdraft            $8,000,000     $8,000,000
                                (UK) Limited and/or Trans-Continental
                                Leaf Tobacco Corporation Limited

BfG Bank Aktiengesellschaft     Trans-Continental Leaf Tobacco          Revolving - multi-purpose      $13,000,000     $13,000,000
                                Corporation Limited and Spierer Freres  For Euro-Fixed-loans,
                                Current account & Cie S.A               facility, Letters of Credit
                                                                        and guarantees

Berliner Handels-und            Trans-Continental Leaf Tobacco          Revolving                      $10,000,000     $10,000,000
Frankfurter Bank                Corporation Limited and Spierer Freres
                                & Cie S.A.


Commerzbank Aktiengesellschaft  Trans-Continental Leaf Tobacco          Revolving                      $12,000,000     $12,000,000
                                Corporation Limited and Spierer Freres
                                & Cie S.A.

MeesPierson N.V.                Standard Wool Argentina S.A., Tentler   Revolving                      $10,000,000     $10,000,000
                                & Co. B.V., Lohmann & Company GmbH,
                                Standard Commercial Tobacco Company
                                (UK) Limited, Trans-Continental Leaf
                                Tobacco Corporation Limited, Spierer    Foreign Exchange
                                Freres & Cie S.A., Standard Wool (UK)
                                Limited and Jacomb Hoare (Bradford)
                                Limited


NationsBank, N.A. (Carolinas)   Trans-Continental Leaf Tobacco          Revolving                      $10,000,000     $10,000,000
                                Corporation Limited

Norddeutsche Landesbank         Standard Commercial Tobacco Company     Revolving                      $17,000,000     $17,000,000
Girozentrale                    (UK) Limited, Trans-Continental Leaf    Available for cash
                                Tobacco Corporation Limited and Spierer credits, short term loans,
                                Freres & Cie S.A                        L/Cs/bank guarantees


Schroder Munchmeyer Hengst &    Trans-Continental Leaf Tobacco          Revolving                      $10,000,000     $10,000,000
Co.                             Corporation Limited and Spierer Freres
                                & Cie S.A.

Westdeutsche Landesbank         Trans-Continental Leaf Tobacco          Revolving                      $22,000,000     $22,000,000
Girozentrale                    Corporation Limited

The Thai Farmers Bank Public    Trans-Continental Leaf Tobacco          Current account, import        $ 9,000,000      $9,000,000
Company Limited                 Corporation Limited                     financing, letter of credit


Joh. Berenberg, Gossler & Co.   Trans-Continental Leaf Tobacco          internal credit facility       $12,000,000     $12,000,000
                                Corporation Limited

Berliner Bank                   Werkhof GmbH, Trans-Continental         Revolving                      $18,000,000     $18,000,000
Aktiengesellschaft              Rohtabak A.G., Standard Commercial
                                Tobacco Company (UK) Limited and
                                Spierer Freres & Cie S.A

Deutsche Bank                   Werkhof GmbH, Spierer Freres & Cie      Internal Credit Facilities     $38,000,000     $38,000,000
Aktiengesellschaft              S.A., Trans-Continental Leaf Tobacco    (no credit facility agreement
                                Corporation and T.T. Trading            but written confirmations of
                                                                        rollover credit agreements)
                                                                        of up to $38,000,000 with a
                                                                        sub-limit of $12,000,000 for
                                                                        the facilities available to
                                                                        T.T. Trading and a sub-limit
                                                                        of $26,000,000 for the
                                                                        facilities available to Werkhof
                                                                        GmbH, Spierer Freres & Cie S.A.
                                                                        and Trans-Continental Leaf
                                                                        Tobacco Corporation

The Royal Bank of Scotland plc  Standard Commercial Tobacco Company     Multi-Option Facility relating  $5,000,000       $5,000,000
                                (UK) Limited                            to overdrafts, short term
                                                                        fixtures, acceptance credits,
                                                                        contingent obligations,
                                                                        uncommitted foreign
                                                                        exchange, letters of credit,
                                                                        interest rate swaps, currency
                                                                        swaps, forward rate agreements,
                                                                        foreign currency and
                                                                        interest rate options



                                     SCHEDULE III

                               THE CHARGING COMPANIES




                                PLACE OF
NAME                            INCORPORATION                COMPANY NUMBER




Trans-Continental Leaf Tobacco
Corporation Limited             Liechtenstein                H. LIV/14


Standard Commercial Tobacco
Company (U.K.) Limited          England                      1411968



Standard Commercial
Corporation                     North Carolina               Federal Tax
                                                             Identification
                                                             No. 13/1337610


Standard Wool Inc.              Delaware                     56-1546115



Advhus Gestion SNC              France                       B855 780 874


                                   SCHEDULE IV

                              THE FACILITY AGREEMENTS


                                      PART I

                        THE FACILITY LETTERS AND FACILITIES



DETAILS                                                                      BANK
(1)     Facility Letter dated 25 March 1988 to Standard                      Bank Julius Baer & Co
        Commercial Tobacco Company (UK) Limited                              Limited
        relating to a term facility of up to $15,000,000
        (as subsequently amended)

(2)     Facility Letter dated 19 October 1993 to Standard                    Bank of America NT & SA
        Commercial Tobacco Company (UK) Limited and
        Trans-Continental Leaf Tobacco Corporation Limited
        (as subsequently amended and supplemented)
        constituting a US Dollar overdraft facility of up
        to $8,000,000

(3)     Facility Letter dated 2 October 1992 to Trans-Continental            Banque Indosuez Belgique
        S.A. Leaf Tobacco Corporation Limited, Standard Commercial
        Tobacco Company (UK) Limited and Spierer Freres &
        Cie S.A. relating to a revolving facility of up to
        $8,000,000


(4)     1993 Facility Letter to Trans-Continental Leaf Tobacco               BfG Bank A.G.
        Corporation Limited and Spierer Freres & Cie S.A. relating to a revolving facility  of up to $25,000,000 for
        Euro-Fixed-loans, Current account facility, Letters of
        Credit and guarantees

(5)     Facility Letter dated 17 February 1994 to                            Berliner Handels-und
        Trans-Continental Leaf Tobacco Corporation Limited                   Frankfurter Bank
        and Spierer Freres & Cie S.A. relating to a revolving
        loan facility of up to $10,000,000

(6)     Facility Letter dated 28 March 1995 to                               Commerzbank A.G.
        Trans-Continental Leaf Tobacco Corporation Limited
        and Spierer Freres & Cie S.A. relating to a revolving
        loan facility of up to $12,000,000

(7)     Facility Letter dated 29 June 1994 to Standard Wool                  MeesPierson N.V.
        Argentina S.A., Tentler & Co B.V., Lohmann &
        Company GmbH, Standard Commercial Tobacco
        Company (UK) Limited, Trans-Continental Leaf
        Tobacco Corporation Limited, Spierer Freres &
        Cie S.A., Standard Wool (UK) Limited and Jacomb
        Hoare (Bradford) Limited relating to a revolving
        loan facility of up to $27,500,000 with a
        $20,000,000 foreign exchange facility

(8)     Facility Letter dated 3 June 1993 to Trans-Continental               NationsBank, N.A.
        (Carolinas) Leaf Tobacco Corporation Limited relating
        to a revolving facility of up to $20,000,000

(9)     Facility Letter dated 21 February 1993 to Standard                   Norddeutsche Landesbank
        Commercial Tobacco Company (UK) Limited,                             Girozentrale
        Trans-Continental Leaf Tobacco Corporation Limited
        and Spierer Freres & Cie S.A. relating to a revolving
        facility of up to $20,000,000 available for cash credits,
        short term loans, letters of credit, bank guarantees

(10)    Facility Letter dated 4 January 1994 to Trans-Continental            Schroeder Munchmeyer
        Leaf Tobacco Corporation Limited and Spierer Freres                  Hengst & Co
        & Cie S.A. relating to a revolving facility of up to
        DM20,000,000

(11)    Facility Letter to be entered into with Trans-Continental            Westdeutsche Landesbank
        Leaf Tobacco Corporation Limited relating to a                       Girozentrale
        revolving facility of up to $22,000,000.  Westdeutsche
        Landesbank to provide further details.

(12)    Facility Letter to Standard Commercial Tobacco                       The Royal Bank of
        Company (UK) Limited  as amended relating                            Scotland plc
        to a revolving loan facility of up to $5,000,000

(13)    Facility Letter dated 6 February 1992 to Werkhof GmbH,               Berliner Bank A.G.
        Trans-Continental Rohtabak A.G., Standard Commercial
        Tobacco Company (UK) Limited and Spierer Freres &
        Cie S.A. relating to a revolving facility of up to
        $20,000,000

(14)   Internal credit facility (no written credit facility, but             Deutsche Bank A.G.
       written confirmations of Roll-over-credit-agreements)
       of up to US$38,000,000.

       A sublimit of US$12,000,000, is only to be used by T.T. Trading.
       US$26,000,000, available to
               - Werkhof GmbH
               - Spierer Freres et Cie SA
               - Trans-Continental Leaf Tobacco Corporation

(15)   Internal credit facility (no written credit facility,                 Joh. Berenberg, Gossler & Co.
       but written confirmations of Roll-over-credit-
       agreements) of up to $12,000,000 available
       to Trans-Continental Leaf Tobacco
       Corporation Limited

                                 PART II

        EXISTING SECURITY DOCUMENTS AND OTHER RELATED DOCUMENTATION
             HELD BY BANKS IN CONNECTION WITH THE FACILITIES


DETAILS                                                                      BANK
(1)     Unlimited guarantee of SCC regarding the                             Deutsche Bank A.G.
        Outstandings of:

        -     Spierer Freres & Cie S.A.
        -     Trans-Continental Leaf Tobacco Corporation
              Limited
        -     Werkhof GmbH
        -     T.T. Trading Company

(2)     Import Finanzierung (Mantelvertrag) mit                              Deutsche Bank A.G.
        Sicherheitenbestellung of Trans-Continental Leaf
        Tobacco Corporation Limited

(3)     (i) Two guarantees from Standard Commercial plc                      The Royal Bank of Scotland
            Tobacco Company (UK) Limited dated
            12 February 1992 and 30 June 1994 respectively

       (ii) All money guarantee of Standard
            Commercial Corporation dated 6 March 1981

(4)     All money first legal charge by Standard Commercial plc              The Royal Bank of Scotland
        Company (UK) Limited over office
        premises in Godalming, Surrey, England

(5)     Unlimited Guarantee of Standard Commercial                           Bank of America NT & SA
        Corporation

(6)     Unlimited Guarantee of Standard Commercial Corporation               Berliner Bank A.G.
        regarding the outstandings of Trans-Continental Leaf
        Tobacco Corporation Limited, Spierer Freres & Cie S.A.,
        Standard Commercial Tobacco Company (UK) Limited
        and Werkhof GmbH

(7)     Guarantee of Standard Commercial Corporation up to                   BfG Bank A.G.
        $25,000,000 together with interest and any and all legal
        costs and expenses regarding the outstandings of
        Spierer Freres & Cie S.A. and Trans-Continental
        Leaf Tobacco Corporation Limited

(8)     Unlimited Guarantee of Standard Commercial Corporation                Commerzbank A.G.
        regarding the Outstandings of:

        -  Trans-Continental Leaf Tobacco Corporation Limited
        -  Spierer Freres & Cie S.A.

(9)     Guarantee of Standard Commercial Corporation                          MeesPierson N.V
        limited to $27,500,000 plus accrued interest, commissions
        and costs of the obligations of Standard Wool Deutschland
        GmbH, Spierer Freres & Cie S.A., Standard Commercial
        Tobacco Company (UK) Limited, Standard Wool
        Argentina S.A., Tentler & Co. B.V., Trans-Continental
        Leaf Tobacco Corporation and Standard Wool (UK)
        Limited

(10)    Unlimited Guarantee of Standard Commercial Corporation                NationsBank, N.A.
        (Carolinas)

(11)    (i) Unlimited Guarantee of Standard Commercial Corporation            Norddeutsche Landesbank
            regarding outstandings of:                                        Girozentrale

            -      Trans-Continental Leaf Tobacco Corporation Limited
            -      Spierer Freres & Cie S.A.
            -      Standard Commercial Tobacco Company (UK) Limited
            -      Werkhof GmbH

       (ii) The Bank's general terms and conditions provide for a pledge on all the Borrowers' assets (e.g. goods, money, securities, etc.)
            which are in the possession of the Bank or will come into the possession of the Bank

(12)   Unlimited Guarantee of Standard Commercial Corporation                 Schroder Munchmeyer
                                                                              Hengst & Co.

(13)   Guarantee of Standard Commercial Corporation limited to                Berliner Handels-Und
       $10,000,000.  Guarantee of Standard Commercial Corporation             Frankfurter Bank
       Limited to DM12,000,000.  Import security agreement
       to be entered into to cover import transactions of Trans-Continental
       Leaf Tobacco Corporation Limited.

(14)   (i)    Unlimited guarantee dated July 1 1981 of SCC covering           Bank Julius Baer
              credit facilities granted to Standard Commercial Tobacco        & Co. Ltd
              Company (UK) Limited;


      (ii) Guarantee limited to $8,000,000 dated 28 April 1988 of SCC covering credit facilities granted to Standard
              Commercial Tobacco Company (UK) Limited

     (iii) Unlimited guarantee dated 6 January 1988 of SCC covering credit facilities granted to Trans-Continental
              Leaf Tobacco Corporation Limited, Werkhof GmbH and Spierer Freres & Cie S.A.

(15)  The Bank's general terms and conditions provide for a pledge          MeesPierson N.V.
      on all goods and documents of title which are in the possession or will come into the possession of the Bank or a third party on the Bank's behalf from or for the benefit of the customer.

(16)  Guarantee of Standard Commercial Corporation limited to               Westdeutsche Landesbank
      $30,000,000 covering Trans-Continental Leaf Corporation               Girozentrale
      Limited

(17)  Importsicherungsvertrag in relation to TCLC                           Westdeutsche Landesbank
                                                                            Girozentrale

(18)  Importsicherungsvertrage mit Sicherheitenstellung                     Joh. Berenberg, Gossler
      (Waren/Forderungen) of Trans-Continental                              & Co.
      Leaf Tobacco Corporation

(19)  Import security agreement to be entered into to cover import          Berliner Handels-und
      transactions of Trans-Continental Leaf Tobacco Corporation            Frankfurter Bank
      Limited

(20)  Unlimited Guarantee of Standard Commercial Corporation                Joh. Berenberg, Gossler
      regarding the Outstandings of Trans-Continental Leaf                  & Co.
      Tobacco Corporation Limited


                                 SCHEDULE V

                            WOOL GROUP COMPANIES


NAME OF COMPANY                               STATE OR COUNTRY

Standard Wool Inc                             Delaware
Standard Wool France S.A.                     France
Advhus Gestion SNC                            France
Tentler & Co B.V.                             Netherlands
Standard Wool S.A.                            Panama
Standard Wool Holdings S.A.                   Argentina
Roca SACIF                                    Argentina
Standard Wool Argentina                       Argentina
Pole Fueguina S.A.                            Argentina
Standard Wool (UK) Limited                    United Kingdom
Jacomb Hoare (Bradford) Limited               United Kingdom
Thomas Chadwick & Sons Limited                United Kingdom
Standard Wool Chile S.A.                      Chile
Standard Wool Australia (Pty) Ltd             Australia
Hulme Wool Scouring Co. (1983) Pty Ltd        Australia
Standard Wool Faring Pty Ltd                  Australia
Mascot Wools Pty Ltd                          Australia
Stawool Brokers Pty Ltd                       Australia
Independent Wool Dumpers Pty Ltd              Australia
Standard Wool South Africa (Propriety) Ltd    S. Africa
Mosenthals Wool & Mohair                      S. Africa
S.A. Wool Exporters (Pty) Ltd                 S. Africa
Standard Wool Deutschland GmbH                Germany
Lanimex Trading GmbH                          Germany
Prolaine Wollhandels Gesallschaft GmbH        Germany
Lohmann & Company Wollhandel GmbH             Germany

                                 SCHEDULE VI

                              SECURITY DOCUMENTS


1. Debentures containing fixed and floating charges granted by Standard Commercial Tobacco Company (UK) Limited in favour of the Security Agent over all of its assets and undertaking (except fixed charges over land and fixed plant and machinery);

2. Debenture containing fixed and floating charges granted by Trans-Continental Leaf Tobacco Corporation Limited in favour of the Security Agent over all of its assets and undertaking (except fixed charges over land and fixed plant and machinery);

3.   Charge by SCC of its shares in the First Tier Subsidiaries
     (except Transconti Srl) in favour of the Security Agent;

4.   Charge by Standard Wool Inc. of its shares in Standard
     Wool France S.A. in favour of the Security Agent;

5.   Charge by Advhus Gestion SNC of its shares in Standard
     Wool France S.A. in favour of the Security Agent;

6.   Charges by Trans-Continental Leaf Tobacco Corporation
     Limited in favour of the Security Agent of its receivables and its inventory.


                                 SCHEDULE VII

                        FORM OF TRANSFER CERTIFICATE


To: (1)   [The Lead Bank]
          [*insert address*]
          Attention:***

    (2)   [The Borrowers]
          [*insert address*]
          Attention:***
          ("the Borrowers")                        [Date]




                             TRANSFER CERTIFICATE

This Transfer Certificate relates to a Master Facilities Agreement ("the Agreement" which expression shall include any amendments to it in force from time to time) dated [*insert date*] between [* insert names of parties*]. Terms defined in the Agreement shall have the same meanings in this Transfer Certificate.

1. [insert name of Transferor Bank] (the "Transferor") (a) confirms that the details appearing in the attached Schedule are correct and
    (b) requests [*insert name of Transferee Bank*] (the "Transferee") to accept and procure the transfer to the Transferee of the obligations of the Transferor specified in the attached Schedule by countersigning and delivering this Transfer Certificate to the Lead Bank at its address for the service of notice specified in the Agreement.

2. The Transferee requests the Lead Bank to accept this Transfer Certificate as being delivered pursuant to and for the purposes of Clauses 21.4 (Transfer Certificate) and 21.5 (Effective Date) of the Agreement so as to take effect in accordance with the terms of such clauses on [*insert date of transfer*] (the "Transfer Date") or if applicable on such later date as may be determined in accordance with the terms thereof.

3. The Transferee undertakes to the Lead Bank, the Transferor and each of the other parties to the Agreement that it will:-

    (a) perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it after delivery of this Transfer Certificate to the Lead Bank and after satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect; and

    (b) comply with and be bound by the terms of the Agreement and each Finance Document to which the Transferor is a party as if it had been an original party to such Agreement and each such Finance Document in the capacity of [*specify capacities*].

4.  The Transferee confirms that:-

    (a) it has received copies of the Agreement and each such Finance Document and each Security Document and all other documentation and information required by the Transferee in connection with the transactions contemplated by this Transfer Certificate;

    (b) it has made and will continue to make its own assessment of the adequacy, legality, enforceability and validity of the Finance Documents and this Transfer Certificate and has not relied and will not rely on the Lead Bank, the Security Agent or the Steering Committee or any statements made by any of them in that respect;

    (c) it has made and will continue to make its own credit assessment of SCC, the Borrowers, the Covenantors and the other parties to the Finance Documents and has not relied and will not rely on the Lead Bank, the Security Agent or the Steering Committee or any statements made by any of them in that respect; and

    (d) the Lead Bank, the Security Agent or the Steering Committee shall not have any liability or responsibility to the Transferee in respect of any of the foregoing matters.


5. The Transferor makes no representation or warranty and assumes no responsibility with respect to the adequacy, legality, enforceability or validity of any Finance Document and assumes no responsibility for the financial condition of SCC, the Borrowers, the Covenantors or any other party to any Finance Document or for the performance and observance by SCC, the Borrowers, the Covenantors or any other such party of any of its obligations under any Finance Document and all such conditions and warranties, whether expressed or implied by law or otherwise, are excluded.

6. Nothing in this Transfer Certificate or any Finance Document obliges the Transferor to:-

    (a) accept a re-transfer from the Transferee of any of the rights and/or obligations assigned, transferred or novated under Clause 21 (Assignments and Transfers) of the Agreement; or

    (b) support any losses incurred by the Transferee by reason of the non-performance by any Borrower of any of its obligations under any Finance Document or otherwise.

7. This Transfer Certificate and the rights and obligations of the parties under it shall be governed by and construed in accordance with English law.

NOTE: This Transfer Certificate is not a security, bond, note, debenture, investment or other similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                      SCHEDULE TO TRANSFER CERTIFICATE

                 DETAILS OF OBLIGATIONS TO BE TRANSFERRED



[All] obligations of the Transferor under or pursuant to each of the Finance Documents including, without limitation, the obligations of the Transferor in respect of its Commitment or Overall Commitment referred to below.


Commitment                                        Portion of or Overall
Transferor's Commitment under:                    Transferred
Commitment

[*details to   ] Facility                         $[***]    $[***]
[  be inserted*] Facility                         $[***]    $[***]


                  ADMINISTRATIVE DETAILS OF TRANSFEREE


Name of Transferee:

Lending Office:

Address for service of
notices (if different):

Account for payments:


Telephone:

Telex:

Attention:


Dated: ......................            Dated: ......................

SIGNED by ...................            SIGNED by ...................
for and on behalf of                     for and on behalf of
[Transferor Bank]                        [Transferee Bank]


                             SCHEDULE VIII

                            GROUP STRUCTURE

                           (Details Omitted)






                               SCHEDULE IX

                     CAPITAL EXPENDITURE PROJECTIONS



STANDARD COMMERCIAL CORPORATION
SUMMARY OF CAPITAL EXPENDITURE
DOLLARS IN THOUSANDS
1995/96

                    MAJOR                ROUTINE               TOTAL
                      $                     $                    $


Tobacco             6,972                 4,021                 10,993
Wool                1,563                 1,816                  3,379
Other                   0                     5                      5
TOTAL               8,535                 5,842                 14,377



NOTE: Major capital expenditure for tobacco includes $5.5 million for curing barns which will be financed locally in Turkey.




                                   SCHEDULE X

                                     PART I

                             CONDITIONS PRECEDENT



(a) AGREEMENT: this Agreement duly signed on behalf of each of the parties.

(b)      COMPANY DOCUMENTS

         (i) CONSTITUTIONAL DOCUMENTS: certified copies of the certificate of incorporation, certificate of incorporation on change of name (if any) and current memorandum and articles of association of each Obligor;


         (ii) MEMBERS' RESOLUTIONS: in respect of each of SCTC, TCLC, Standard Wool Inc, Advhus Gestion SNC and Werkhof GmbH, a certified copy of the minutes of the meeting of its members or a written consent of the beneficial owners of all shares of such company approving the terms of the Finance Documents to which it is a party, together with a certificate of two of its directors confirming that (where a meeting of members has been held) the resolutions set out in the relevant minutes were duly and properly passed and confirming that such resolutions are still in effect and have not been varied or rescinded unless local legal counsel to the Lead Bank and the Security Agent advises that this is not necessary.

         (iii) CERTIFICATE OF AUTHORISATION: in relation to each Obligor, a certificate of two of its directors to the effect that the requisite resolution of its board of directors, in the Agreed Terms, has been duly and properly passed:-

                 (aa)   authorising its execution, delivery and
                        performance of the Finance Documents to
                        which it is a party; and

                 (bb)   authorising a named person or persons
                        specified in such documents and whose
                        specimen signatures appear there to sign
                        (where appropriate, as a Deed) the Finance
                        Documents to which it is a party and any amendments and renewals thereof and to give any notices or certificates required in connection with such documents,

                 and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agent considers to be satisfactory;

         (iv) AUTHORISING BOARD RESOLUTIONS: a certified copy of the resolutions of the board of directors of each Obligor referred to in paragraph (b)(iii) above unless local legal counsel to the Lead Bank and the Security Agent advises that this is not necessary;

         (v) AUTHORISED PERSONS: in respect of each Borrower, a list of the persons authorised to operate each Facility and enclosing specimen signatures;

         (vi)    CHANGE OF ARTICLES:


        (aa)   in respect of Trans-Continental Leaf Tobacco
               Corporation Limited, a certified copy of the resolutions of the members of such company adopting new Articles in the Agreed Terms;

        (bb)   in respect of Standard Commercial Tobacco Company
               (UK) Limited, a certified copy of the resolutions of the members of such company adopting new articles of association in the Agreed Terms;

(c) BUDGETS, ACCOUNTS AND REPORTS

    (i)     BUDGET: the Budget;

    (ii)    THE CASH FLOW FORECAST:  The Cash Flow Forecast;

(D) SECURITY DOCUMENTS


    (i) DEBENTURES: a full guarantee and debenture duly executed by Trans-Continental Leaf Tobacco Corporation Limited and a first guarantee and debenture duly executed by Standard Commercial Tobacco Company (UK) Limited;

    (ii) CHARGE: a duly executed charge by Standard Wool Inc. of its shares in Standard Wool France S.A.;

    (iii) CHARGE: a duly executed charge by Advhus Gestion SNC of its shares in Standard Wool France S.A.;

    (iv) CHARGE: a duly executed charge by SCC of its shares in each of the First Tier Subsidiaries;

(e) INSURANCE ARRANGEMENTS: a letter from the Principal Borrower's insurance brokers addressed to the Lead Bank (on behalf of itself and the other Finance Parties) setting out in relation to each Group Company the insurance arrangements which will be in effect as at Completion and showing that the resulting level and extent of insurance cover are sufficient to enable the Borrowers to comply with the covenant in Clause 14.16 (Insurance);

(f) LEGAL OPINIONS: legal opinions of each of:-


    Robinson, Bradshaw & Hinson, (North Carolina)
    Narron, Holdford, Babb, Harrison & Rhodes, P.A. (North Carolina) Lovell White Durrant, Paris, (France)
    Dr Dr Batliner & Partner, (Liechtenstein)
    Secretan Troyanov & Partners, (Switzerland)
    Blake, Cassels & Graydon, (Canada)
    Dr Nielsen of Deutsche Bank AG, (Germany)
    Morris, Nichols, Arsht & Tunnell, (Delaware);

(g) US FACILITY: receipt by the Lead Bank of a facsimile addressed to the Lead Bank from NationsBank of Georgia, N.A. as agent to the providers of the US Facility stating:-

    (i) that the US Facility and the security for that facility have been entered into on the terms contemplated in the terms sheet dated 16 December 1994; and

    (ii) either the US Facility has become unconditionally available to SCT (US) or that it will become so available upon satisfaction (either by delivery or by waiver by the Lead Bank (acting on the instructions of the Majority Banks)) of the conditions precedent set out in Schedule X, Part I of this Agreement;

(h) RELEASE: a release and discharge by the senior noteholders in SCC of their pledge on the shares of the First Tier Subsidiaries;

(i) RELEASE: a release and discharge by the Banks participating in the syndicated revolving credit facilities led by NationsBank, N.A. (Carolinas) as agent, as described in the Loan Agreement and the Reimbursement Agreement, both dated August 10,1994 by and among Standard Commercial Tobacco Co., Inc., the Banks and NationsBank, N.A., (Carolinas) as Agent of their lien on the fixed assets of Standard Commercial Tobacco Co., Inc. and W.A. Adams Company;

(j) AUDITORS' LETTER: the Auditors' Letter duly signed by the Auditors;


(k) NEGATIVE PLEDGES: Consent from the Non-Committed Banks and (if applicable) any US banks to the creation of the security contemplated in this Agreement, unless local legal counsel to the Lead Bank and the Security Agent advise that such consent is not required;

(l) APPOINTMENT OF COOPERS & LYBRAND: the letter of appointment of Coopers & Lybrand in the Agreed Terms;

(m) REPAYMENT SCHEDULES: copies of the letters setting out the new repayment schedules agreed with the Non-Committed Banks and the Reducing Banks and evidence that those repayment schedules have been accepted by the relevant Banks as replacing or overriding any rights of repayment they may have under their respective facility documents;

(n) DIRECTORS' CERTIFICATES: a certificate (signed in each case by two directors) of each of the Obligors certifying that, after making diligent enquiry, the directors are not aware that the entry into or performance by such company or any other Group Company of any Finance Document will constitute a breach of any negative pledge or other agreement binding on the relevant company and all requisite consents and waivers had been obtained to enable the Finance Documents to be executed, delivered and performed in accordance with their terms;


(o) PAYMENT OF FEES: all fees payable to the Lead Bank, the Security Agent and their respective legal advisers or any Consultant (together with any disbursements and any applicable taxes) shall have been paid in full no later than 5 days following the date of execution of this Agreement;

(p) ACCOUNT DESIGNATION BANK, CONFIRMATION: a duly executed confirmation from each Account Designation Bank in the Agreed Terms;

(q) SCC DIRECTORS' CERTIFICATE: a certificate signed by two directors of SCC setting out details of each person who is an "Existing Borrower" under Clause 6.2 (Existing Facilities, Other Borrowers) and confirming that the requirements of Clause 6.2 (Existing Facilities, Other Borrowers) have been fully complied with;

(r) New articles of Spierer Freres & Cie S.A. in the Agreed Terms;

(s) A certified copy of the resolutions of the members of Spierer Freres & Cie S.A. adopting the new articles referred to in (r) above;


(t) New articles of Trans-Continental Leaf Tobacco Corporation Limited in the Agreed Terms;

(u) A certified copy of the resolutions of the members of Trans-Continental Leaf Tobacco Corporation Limited adopting the new articles referred to in (t) above;

(v) New Articles of Standard Commercial Tobacco Company (UK) Limited in the Agreed Terms;

(w) A certified copy of the resolutions of the members of Standard Commercial Tobacco Company (UK) Limited adopting the new articles referred to in (v) above;

(x) OTHER DOCUMENTATION: such other documentation as the Lead Bank may specify in writing.





                                   PART II

                         CONDITIONS SUBSEQUENT


(a) A second (full) Debenture duly executed by Standard Commercial Tobacco Company (UK) Limited ("SCTC"), accompanied either by documentary evidence (in form and substance satisfactory to the Security Agent) demonstrating that the creation by SCTC of the guarantee and security constituted by such Debenture will not cause or contribute to any breach of Section 151 of the Companies Act 1985, or by the following alternative documents:-

         (i) a certificate addressed to the Security Agent from the Auditors in the Agreed Terms, confirming, inter alia, that the requirements of Section 155(2) of the Act are satisfied as at the date of the creation of such Debenture;

         (ii) a certified copy of a statutory declaration by all of the directors of SCTC as required by Section 155(6) of the Act in relation to such financial assistance, such statutory declaration to be in the prescribed form and having attached thereto the report addressed by the Auditors complying with the provisions of Section 156(4) of the Act;

         (iii) a certified copy of the resolutions of the board of directors of SCTC approving the matters and things required to be done by SCTC pursuant to this paragraph (a) and in particular the giving of such financial assistance and authorising the execution of such Debenture on behalf of SCTC;

         (iv) a certified copy of the resolutions of the members of SCTC approving the execution of such Debenture on behalf of SCTC and the matters and things required to be done by SCTC pursuant to this paragraph (a);

         (v) such other documents (if any) as the Lead Bank may request to demonstrate that SCTC has complied with the requirements of Sections 155 to 158 of the Act prior to the giving of such financial assistance.

(b) SUPPLEMENTAL AGREEMENT: the supplemental agreement referred to in Clause 37.2 (Agreement) duly executed on behalf of TCLC before a Notary Public;


(c) Evidence that Advhus Gestion SNC has received payment of a fee in consideration of the grant by Advhus Gestion SNC to the Security Agent for itself and as agent and trustee for the Finance Parties of a charge over its shareholding in Standard Wool France S.A. or that such fee has been left outstanding on inter-company account but is payable upon demand;

(d) Such other documentation or evidence as the Lead Bank may specify in writing.





                                    SCHEDULE XI

                                       PART I

                                 EXISTING SECURITY




BANK                              DETAILS

Deutsche Bank A.G.                Import Finanzierung (Mantelvertrag)
                                  mit Sicherheitenbestellung of Trans-
                                  Continental Leaf Tobacco Corporation
                                  Limited.

The Royal Bank of Scotland plc    All money first legal charge by
                                  Standard Commercial Tobacco Company
                                  (UK) Limited over office premises in
                                  Godalming, Surrey, England.

Joh. Berenberg, Gossler & Co      Importsicherungsvertrage mit
                                  Sicherheitenstellung
                                  (Waren/Forderungen) of
                                  Trans-Continental Leaf Tobacco
                                  Corporation Limited


Berliner Handels-Und              Import security agreement to be
Frankfurter Bank                  entered into to cover import
                                  transactions of Trans-Continental Leaf
                                  Tobacco Corporation Limited

MeesPierson N.V.                  The Bank's general terms and
                                  conditions provide for a pledge on all
                                  goods and documents of title which are
                                  in the possession or will come into
                                  possession of the Bank or a third
                                  party on the Bank's behalf from or for
                                  the benefit of the customer.

Westdeutsche Landesbank           Importsicherungsvertrag of
Girozentrale                      Trans-Continental Leaf Tobacco
                                  Corporation Limited.


Norddeutsche Landesbank           The Bank's general terms and
Girozentrale                      conditions provide for a pledge on all
                                  the Borrowers' assets (e.g. goods,
                                  money, securities, etc.) which are in
                                  the possession or will come into the
                                  possession of the Bank



Thai Farmers Bank Public          Sicherungsvereinbarung Import-Kredite
Company Limited                   of Trans-Continental Leaf Tobacco
                                  Corporation Limited dated 18 May 1978



ABN Amrobank                      Charge over assets of Exelka Greece

ABN Amrobank                      Charge over assets of SPI Turkey

Barclays                          Charge over assets of Exelka Greece

Barclays                          Charge over assets of Stancom Malawi

Citibank                          Charge over assets of Exelka Greece

Egnatia Bank                      Charge over assets of Exelka Greece

Ioman Bank                        Charge over assets of Exelka Greece

Midland Bank                      Charge over assets of Exelka Greece

National Bank of Greece           Charge over assets of Exelka Greece

Xkebank                           Charge over assets of Exelka Greece

Toronto Dominion                  Charge over assets of SCTC Canada

Chemical Bank                     Charge over assets of SPI Turkey

MeesPierson                       Charge over assets of SPI Turkey

T. Ekonomi Bank                   Charge over assets of SPI Turkey

UOB Geneva                        Charge over assets of SPI Turkey

Commercial Bank of Malawi         Charge over assets of Stancom Malawi

Equator Bank                      Charge over assets of Stancom Malawi

Indebank                          Charge over assets of Stancom Malawi

Merchant Bank of C.A.             Charge over assets of Stancom Zimbabwe

National Merchant Bank            Charge over assets of Stancom Zimbabwe

Stanble                           Charge over assets of Stancom Zimbabwe

Syfrets                           Charge over assets of Stancom Zimbabwe

Thai Farmers Bank                 Charge over assets of Stec Thailand

Assic Edila                       Charge over assets of Transacatab Italy

Banco di Napoli                   Charge over assets of Transacatab Italy

Monte dei Paschi                  Charge over assets of Transacatab Italy

Asefa                             Charge over assets of WWY Spain

Banca Commerciale Italiana        Charge over assets of WWY Spain

Banca Nazionale del Lavoro        Charge over assets of WWY Spain

Banco Bilbao Vizcaya              Charge over assets of WWY Spain

Banco Extrenadura                 Charge over assets of WWY Spain

Banco Centra Hispana              Charge over assets of WWY Spain

Banco Popular                     Charge over assets of WWY Spain

Bancato                           Charge over assets of WWY Spain

Maofre                            Charge over assets of WWY Spain

NationsBank                       Charge over assets of Standard
                                  Commercial Tobacco Inc.

National Bank of Australia        Charge over assets of Standard Wool
                                  Australia

Bank West                         Charge over assets of Standard Wool
                                  Australia

BHF Bank                          Charge over assets of Standard Wool
                                  Germany

Bremer Bank                       Charge over assets of Standard Wool
                                  Germany

Bremer Landesbank Girozentrale    Charge over assets of Standard Wool
                                  Germany

Commerzbank A.G.                  Charge over assets of Standard Wood
                                  Germany

Westdeutsche Landesbank           Charge over assets of Standard Wool
Girozentrale                      Germany




                                 PART II


                            EXISTING GUARANTEES



Deutsche Bank A.G.                     Unlimited guarantee of SCC regarding the
                                       Outstandings of:-

                                        -   Spierer Freres & Cie S.A.;
                                        -   Trans-Continental Leaf Tobacco
                                            Corporation Limited;
                                        -   Werkhof GmbH;
                                        -   T.T. Trading Company;


Commerzbank A.G.                       Unlimited guarantee of SCC regarding
                                       the Outstandings of:-

                                       -    Trans-Continental Leaf Tobacco
                                            Corporation Limited;
                                       -    Spierer Freres & Cie S.A.;


The Royal Bank of Scotland plc         (i)  Two guarantees from Standard
                                            Commercial Tobacco Company (UK)
                                            Limited dated respectively 12
                                            February 1992 and 30 June 1994

                                       (ii) All money guarantee of Standard
                                            Commercial Corporation dated 6
                                            March 1981

Bank of America NT & SA                Unlimited Guarantee of Standard
                                       Commercial Corporation

Berliner Bank A.G.                     Unlimited Guarantee of Standard
                                       Commercial Corporation regarding the
                                       outstandings of:

                                       -    Trans-Continental Leaf Tobacco
                                            Corporation Limited;
                                       -    Spierer Freres & Cie S.A.;
                                       -    Standard Commercial Tobacco
                                            Company (UK) Limited
                                       -    Werkhof GmbH;

BfG Bank A.G.                          Guarantee of Standard Commercial
                                       Corporation Limited up to $25,000,000
                                       together with interest and any and all
                                       legal and other costs and expenses
                                       regarding the outstandings of Spierer
                                       Freres & Cie S.A. and Trans-Continental
                                       Leaf Tobacco Corporation Limited

MeesPierson N.V.                       Guarantee of Standard Commercial
                                       Corporation limited to $27,500,000.

NationsBank, N.A. (Carolinas)          Unlimited Guarantee of Standard
                                       Commercial Corporation

Norddeutsche Landesbank                Unlimited Guarantee of Standard
                                       Commercial GirozentraleCorporation
                                       relating to the outstandings of
                                       Trans-Continental Leaf Tobacco
                                       Corporation Limited, Spierer Freres
                                       & Cie S.A., Standard Commercial Tobacco
                                       Company (UK) Limited and Werkhof GmbH.

Schroder Munchmeyer                    Unlimited  Guarantee of Standard
                                       Commercial Hengst & Co.Corporation

Joh. Berenberg Grossler & Co.          Unlimited Guarantee of Standard
                                       Commercial Corporation regarding
                                       the Outstandings of Trans- Continental
                                       Leaf Tobacco Corporation Limited

Berliner Handels-und Frankfurter Bank  Guarantee of Standard Commercial
                                       Corporation limited to $10,000,000.
                                       Guarantee of Standard Commercial
                                       Corporation limited to DM12,000,000.
                                       Import security agreement to be entered
                                       into to cover import transactions of
                                       Trans-Continental Leaf Tobacco
                                       Corporation Limited.

Bank Julius Baer & Co. Ltd             (i)  Unlimited guarantee dated 1 July
                                            1981 of SCC covering credit
                                            facilities granted to Standard
                                            Commercial Tobacco Company (UK)
                                            Limited

                                       (ii) Guarantee limited to $8,000,000
                                            dated 28 April 1988 of SCC
                                            covering credit facilities granted
                                            to Standard Commercial Tobacco
                                            Company (UK) Limited;

                                      (iii) Unlimited Guarantee of SCC
                                            covering credit facilities granted
                                            to Trans-Continental Leaf Tobacco
                                            Corporation Limited, Werkhof GmbH
                                            and Spierer Freres & Cie S.A. dated
                                            6 January 1988;

Westdeutsche Landesbank                Guarantee of Standard Commercial
Girozentrale                           Corporation Limited to $30,000,000
                                       relating to TCLC





                                   PART III


                            EXISTING INDEBTEDNESS



             (As at 31 March 1995, expressed net of any cash balances)
                               (Details Omitted)






                             SCHEDULE XII

                         NON-COMMITTED BANKS



BANK                              BORROWER                         TYPE OF FACILITY   OUTSTANDINGS AS AT 25 APRIL 1995

Banque Indosuez Belgique S.A.     Trans-Continental Leaf Tobacco   Current account                  195,252 Pesetas CT
                                  Corporation Limited
                                                                   Advance Loan                        US$2,510,000 DT

                                                                   Current Account               40,000,000 Pesetas CT

                                                                   Standby Letter               250,000,000 Pesetas DT
                                                                    of Credit

                                                                   VAT Guarantee                      BEF 3,000,000 DT

                                  Standard Commercial Tobacco (UK) VAT Guarantee                      BEF 3,000,000 DT
                                  Ltd

                                  Spierer Freres & Cie S.A.        VAT Guarantee                      BEF 3,000,000 DT


Bank                              Borrower                         Type of facility   Outstandings as at 21 April 1995

Trinkaus & Burkhardt              Trans-Continental Leaf Tobacco   Overdraft                              US$5,753,000
                                  Corporation Limited



N.B.   "C/V"     means the countervalue in US Dollars where the amount is
                 denominated in a different currency;
       "DT"      means debit balance; and
       "CT"      means credit balance.





                              SCHEDULE XIII

                              REDUCING BANKS




                                                                        MAXIMUM AMOUNT OF
    BANK                                BORROWER                           REDUCING
                                                                        OUTSTANDINGS $
BfG Bank AG                         Trans-Continental Leaf               $1,700,000.00
                                    Tobacco Corporation Limited


Bank Julius Baer & Co. Ltd          Trans-Continental Leaf Tobacco       $  992,000.00
                                    Corporation Limited

Westdeutsche Landesbank             Trans-Continental Leaf Tobacco       $  940,487.00
Girozentrale                        Corporation Limited

Norddeutsche Landesbank             Trans-Continental Leaf               $3,000,000.00
Girozentrale                        Tobacco Corporation Limited


Bank of America NT & SA             Standard Commercial Tobacco          $1,482,403.67
                                    Company (UK) Limited and
                                    Trans-Continental Leaf Tobacco
                                    Corporation Limited

Berliner Bank A.G.                  Trans-Continental Leaf Tobacco       $1,320,000.00
                                    Corporation Limited

Commerzbank A.G.                    Trans-Continental Leaf Tobacco       $  110,000.00
                                    Corporation Limited

Schroeder Munchmeyer Hengst & Co    Trans-Continental Leaf Tobacco       $  690,000.00
                                    Corporation Limited



N.B. If and insofar as Reducing Outstandings are denominated in a currency or currencies other than US Dollars, the Lead Bank shall (prior to allocating any funds distributable amongst Reducing Banks in respect of Reducing Outstandings under this Agreement) adjust the amounts stated above in order to allow for any exchange rate fluctuation since the date on which the above figures were supplied to the Lead Bank.




                                 SCHEDULE XIV

                              LITIGATION DETAILS


SCC is unaware of any current litigation proceedings against any company in the group, other than a tax assessment demand on Stancom Tobacco Company (Malawi) Limited of Malawi Kwacha 27,700,000 (US$1,819,770). The assessment was challenged by the Company and the matter was subsequently brought before a special arbitrator appointed by the High Court in Malawi. The arbitrator issued his judgment on 2nd March 1995 and found against the Company and in favour of the Commissioner of Taxes. The Company's counsel advises the judgment is faulty in law and has filed notice of appeal.



                              SCHEDULE XV

                    DETAILS OF GROUP JOINT VENTURES


From time to time SCC has entered into joint venture transactions, principally with other Leaf Dealers. Typically these joint ventures last the length of a given transaction.

At the present time, the only joint ventures in existence are those with Messrs Frana S.A. a wholly-owned subsidiary of SOCOTAB, an American privately owned Leaf Tobacco Dealer, specialising in Oriental tobaccos.

The transactions are conducted through an independent company, SEAKENS LIMITED, who finance, purchase and process quantities of Oriental tobacco purchased from the Turkish Tobacco Monopoly (TEKEL). Frana and Trans-Continental have entered into a Joint Venture Agreement which, inter alia, provides for the following:-


(a) they have contracted to purchase all the tobaccos purchased by Seakens;

(b) they have guaranteed the bank borrowings of Seakens on a 50:50 basis;

(c) they will pool the profits earned on the re-sale of the tobacco and share such profits on a 50:50 basis.

The Joint Venture Agreement covers a series of transactions as follows:-

(a) the purchase in 1994 of approximately 45,000 tons of tobacco with a purchase value of $80 million. This tobacco is all sold and is currently being delivered;

(b) the purchase in 1995 of 6,000 tons of tobacco with a purchase value of $11 million. This tobacco is all sold and is being delivered between May and September 1995 (the profit split on this transaction will be Frana 33_:Trans-Continental 66_);


(c) the purchase in 1995 of 18,300 tons of tobacco with a purchase value of $32 million which will be delivered between October 1995 and March 1996;

(d) the purchase in 1995 of 1,800 tons of tobacco with a purchase value of $3,500,000 which will be delivered between October and December 1995;

(e) Negotiations are in progress to purchase an additional 60,000 tons but these negotiations are not yet concluded. It is expected this transaction will be a continuation of the existing joint venture.



                                 SCHEDULE XVI

                             INSURANCE POLICIES



      COVERAGE            CARRIER         EFF. DATE       LIMIT                        DESCRIPTION

      Property            Kemper          6-1-94          $122,782,438                 All Risks Blanket Property insurance
                                                                                       for U.S. properties.

      Aircraft            Cigna           4-1-95          $200,000,000                 Legal Liability on company aircraft.

      General             Hartford        4-1-95          $1,000,000 occurrence        Comprehensive General Liability and
      Liability/                                          $2,000,000 aggregate         Auto Liability for U.S. operations.
      Automobile                                                                       Health Hazard exclusion on Products
      Liability                                                                        coverage.

      Workers'            Hartford        4-1-95          Statutory State              Workers' Compensation coverage for
      Compensation                                        Benefits                     U.S. employees.

      Excess Liability    Hartford        4-1-95          $10,000,000                  Excess limits over Primary U.S.
                                                                                       Liability coverages.

      Excess Liability    Pacific         4-1-95          $10,000,000                  Excess of Hartford.
                          Insurance

      Excess Liability    Stonewall       4-1-95          $5,000,000                   Excess of Pacific.

      Marine              Cigna           4-1-95          $10,000,000                  Warehouse Legal Liability (U.S.
                                                                                       warehouses).

      Directors &         Chubb           4-1-95          $15,000,000                  D&O cover for Standard Group.
      Officers

      Fiduciary           Chubb           4-1-95          $1,000,000                   Protects Pension Plans from E&O
      Liability                                                                        losses.

      Crime               Chubb           4-1-95          $10,000,000                  Worldwide Corporation Crime
                                                                                       coverage.

      Foreign
      Property            Hartford        4-1-95          $10,000,000                  Foreign Difference-in-Conditions
                                                                                       cover over local placements.  All
                                                                                       Risks cover.

      Foreign             Hartford        4-1-95          $5,000,000                   Provides Difference-in-Conditions
      General                                                                          and Difference-in-Limits over local
      Liability/Auto                                                                   foreign placements.
      Liability

      Excess Foreign      Cigna           4-1-95          $5,000,000                   Excess Foreign Liability over
      Liability                                                                        Hartford.

      Global Stock        Pacific         4-1-95          $15,000,000 each loss        All Risk Ocean Marine and Worldwide
      Program             Employers                                                    storages/transits.  Covers wool and
                          Group                                                        tobacco.

      Political Risk      Lloyds and      6-1-94          $40,000,000 warehouse        Political Risk exposures in Malawi.
                          London                          $ 3,000.000 bank
                          Companies                       $ 1,000,000 transit

      Political Risk      Lloyds and      11-1-94         $12,675,600                  Contract Frustration in Argentina.
                          London
                          Companies

      Political Risk      Lloyds and      3-31-95         $24,519,993                   Political Risk coverages on
                          London          expiration                                    cigarettes in Petersburg.
                          Companies

      Export Credit        Exporters       10-1-94         $6,000,000 some sublimits    Supplements covers unavailable to
                           Insurance                                                    group Entities from their local
                           Company, Ltd                                                 Export Credit agencies.

      Political Risk       Lloyds and      2-1-95          $10,000,000                  Political Risk coverages on leaf
                           London                                                       tobacco in Russia.
                           Companies


Named Insured:    Standard Commercial Corporation and all subsidiary companies and/or all affiliated or joint venture or associated companies that now exist or are hereafter constituted.




                                   SCHEDULE XVII

                          FIRST TIER SUBSIDIARY BANK ACCOUNTS


    TRANS-CONTINENTAL LEAF TOBACCO                       Bank Julius Baer, Zurich
    CORPORATION/SPIERER FRERES & CIE S.A.                Berliner Bank, Hamburg
                                                         Joh. Berenberg, Gossler & Co, Hamburg
                                                         BfG Bank, Hamburg
                                                         BHF Bank, Hamburg
                                                         Bank of America, New York/London
                                                         BFCE, London
                                                         Commerzbank, Hamburg
                                                         Deutsche Bank, Hamburg
                                                         Banque Indosuez Belgique, Brussels
                                                         MeesPierson N.V., Rotterdam
                                                         NationsBank, N.A. (Carolinas) Charlotte NC
                                                         Nord/LB, Hamburg
                                                         Schroder Munchmeye Hengst & Co, Hamburg
                                                         Thai Farmers Bank, Hamburg & London
                                                         Trinkaus & Burkhart, Hamburg
                                                         United Overseas Bank, Geneva
                                                         West/LB, Hamburg

    STANDARD COMMERCIAL TOBACCO                          Bank Julius Baer, London
    COMPANY (UK) LIMITED                                 Bank of America, London
                                                         BFCE, London
                                                         Deutsche Bank, Hamburg
                                                         The Royal Bank of Scotland, London
                                                         Standard Chartered Bank, London

    STANDARD COMMERCIAL TOBACCO                          Lloyds Bank, Godalming
    SERVICES (UK) LIMITED

    WERKHOF GMBH                                         Deutsche Bank, Hamburg
                                                         Bank Julius Baer, Zurich

    STANDARD COMMERCIAL TOBACCO                          Toronto Dominion Bank, Brantford
    COMPANY (CANADA) LIMITED

    TRANSCONTI SRL                                       No bank accounts




                               SCHEDULE XVIII

              DISTRIBUTION OF RECOVERIES BETWEEN FINANCE PARTIES


1. The Security Agent shall hold the Recoveries received by it on trust for distribution in accordance with the provision of this Schedule. Each other Finance Party shall, promptly on request from the Security Agent, pay to the Security Agent all Recoveries held by such Finance Party or apply the same as the Security Agent may direct.

2. Recoveries shall be distributed by the Security Agent between the Finance Parties in the following order of priority:-

    (a) FIRST, to pay to the Security Agent and the Lead Bank the amount of any fees due from the Group Companies pursuant to Clause 18 (Fees) of this Agreement and to reimburse each of them for all costs (including legal costs) charges and expenses incurred by it in connection with the Finance Documents and in addition such sums as shall be sufficient to indemnify the Security Agent, the Lead Bank and the Steering Committee fully against any obligations or liabilities incurred in their respective capacities as such (except if and insofar as incurred as a result of their own gross negligence or wilful misconduct);

    (b) SECOND, to pay to the Banks the amount of any losses incurred by them in respect of any foreign exchange transaction which the relevant Bank has agreed not to close out on the Enforcement Date at the request of a receiver of the relevant Group Company and with the approval of the Lead Bank (acting with the consent of all the Banks);

    (c) THIRD, to pay to the Banks pro rata pari passu all Principal Indebtedness then due, owing or incurred under the Facilities (up to the level of each Bank's Overall Commitment) and to create Reserves for any such indebtedness as is unmatured (as adjusted, where applicable, to take into account any Equalisation Payments made under Clause 26 (Equalisation)), together with all Interest Indebtedness accrued thereon, until all such matured indebtedness has been repaid and full Reserves have been made for all such unmatured liabilities;

    (d) FOURTH, to pay to the Banks pro rata pari passu all other money and liabilities (if any) due, owing or incurred by the Obligors to the Finance Parties under or in connection with the Facilities and/or the Finance Documents and to create Reserves for any such liabilities as are unmatured, until all such matured liabilities have been paid in full and full Reserves have been created for all such unmatured liabilities;

    (e) FIFTH, to pay to the Finance Parties pro rata pari passu all other money and liabilities (if any) due, owing or incurred by the Obligors to the Finance Parties not already provided for in Clauses (a) to (d) above;

    (f)    SIXTH, to pay any surplus to whomsoever is entitled to it;

    where the expression "pro rata" means: -

    (i) in relation to paragraph 2(c) above, the proportion which a Bank's Overall Commitment as at the Enforcement Date bears to the aggregate amount of all Overall Commitments of the Banks as at the Enforcement Date; and

    (ii) in relation to paragraph 2(d) above, the proportion which the amount of indebtedness of the Obligors to each Finance Party under or in connection with the Facilities and/or the Finance Documents at such time bears to the aggregate amount of indebtedness of the Obligors to all Finance Parties under or in connection with the Facilities and/or the Finance Documents at such time; and

  (iii) in relation to paragraph 2(e) above, the proportion which the amount of the Indebtedness described in paragraph 2(e) above of the Obligors to each Finance Party at such time bears to the aggregate amount of such Indebtedness of the Obligors to all Finance Parties at such time.

    For the purpose of this Schedule there shall be no double counting. Where there are two claims for the same debt (for example a guarantee of a Facility) only one such claim shall be taken into account.

3. For the purposes of calculating the claim of each Finance Party under this Schedule and calculating the amount of Indebtedness outstanding to each of them for the purposes of this Schedule:-

    (a) the provisions of Clause 29 (Further Security, Set-Off and Excess Cash Cover) shall be applied, where applicable, before establishing Indebtedness for such purpose;

    (b) any claim made by a Bank in respect of any foreign exchange transaction shall be limited to the amount of the loss which that Bank would have incurred on that transaction if it had closed out that transaction on the Enforcement Date or (if that is not a Business Day) on the next succeeding Business Day, or on such other basis as may be approved by the Lead Bank (acting with all Bank consent) if such Bank is asked by a receiver of the relevant Group Company not to close out the transaction or not to do so immediately;

    (c) sums received by a Finance Party and passed or to be passed to the Security Agent pursuant to Clauses 29.1 (Sureties, Set-Off and Excess Cash Cover) or 30 (Third Party Security) shall be disregarded, so that as between the Finance Parties for such purpose, the outstanding Indebtedness of the Group Companies to a Finance Party shall be deemed to be the amount of the indebtedness of the Group Companies to such Finance Party before the sums to be passed to the Security Agent are received by such Finance Party.

4. Where any Finance Party receives funds pursuant to this Schedule it shall (unless required by law) apply such funds in or towards satisfaction of the relevant debt or liability or (if so directed by the Security Agent with the consent of the Majority Banks) instead place the funds on an interest-earning suspense account until otherwise specified by the Security Agent.

5. If any calculation or estimate made by the Security Agent (or any other person) in order to determine directly or indirectly the distributions hereunder shall prove to be inaccurate when made or becomes inaccurate, whether through the passage of time or otherwise, then the amounts received by each Finance Party shall be adjusted to take account of such inaccuracy and such Finance Party shall forthwith upon notice by the Security Agent pay to the Security Agent such funds as may be required to achieve such correction.

6. If requested by the Security Agent, a Finance Party shall purchase for cash such portion of the monetary amounts and claims owing to one or more of the other Finance Parties from the Group Companies, or to sell for cash such portion of the monetary amounts and claims owing to it from Group Companies, or adopt such alternative method as the Security Agent may reasonably require (on the basis of legal advice received by it) to give effect to the provisions of Clauses 26 (Equalisation), 27 (Interim Distributions of Recoveries and Creation of Reserves), 29 (Further Security, Set-Off and Excess Cash Cover) or 30 (Third Party Security), having regard to the law applicable in the relevant jurisdiction.

7. Where the amount of any unmatured liability is to be estimated for the purpose of this Schedule, the Finance Party to which such liability is owing shall provide such information to the Security Agent as it may reasonably require to agree or determine the amount of such estimate and the amount so agreed or determined by the Security Agent shall apply for such purpose.



                           SCHEDULE XIX


                 EXISTING INTRA-GROUP INDEBTEDNESS



                RECEIVABLES AS AT 28 FEBRUARY 1995



 TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED - FROM:

 SCC                                             1,154,000

 Std Wool (Aust.) Pty. Ltd                       2,958,000

 Std. Wool South Africa (Pty) Ltd                4,217,000

 Std. Wool Argentina SA                          1,496,000

 Std Wool UK Ltd                                 6,555,000

 Std Wool Inc.                                   1,126,000

 SH Allen                                          443,000

 STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED - FROM:

 Std Wool (Aust.) Pty. Ltd                       2,716,000

 Mascot                                          1,322,000

 Std Wool UK                                     5,300,000

 SH Allen                                        1,180,000




                               SCHEDULE XX

                            SECURITY PROGRAMME




DATE FOR DELIVERY       SECURITY

12 May 1995             Full Debenture of SCTC in the Agreed Terms

30 May 1995             (a)   charges/pledges by TCLC over:-

                              (i)  book and other debts receivable from
                                   its most valuable debtors (as
                                   notified by the Security Agent);

                              (ii) its tobacco held in warehouses in
                                   Antwerp;

                              (iii)its shares in StanCom (Private) Ltd
                                   and Tobacco Processors (Zimbabwe)
                                   Limited and Trans Hellenic Tobacco
                                   S.A.

                        (b) Acknowledgment Agreement by warehouses in Antwerp relating to the pledge by TCLC over its tobacco referred to in (a)(ii) above;

                        (c)   Charges by SCTC over its shares in
                              Siemssen Threshie (Malawi) Ltd, and
                              Stancom Tobacco Co. (Malawi) Ltd;

                        (d) Charge by StanCom Tobacco Co. (Malawi) Ltd of its shares in Tobacco Processors
                              (Malawi) Ltd;


                        (e)   Pledge by SCTC of its tobacco held in
                              warehouses in Antwerp;

                        (f) Acknowledgment Agreement by warehouses in Antwerp relating to the pledge by SCTC referred to in (e) above.



    THE BORROWERS

    TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED
    FL-9490 Vaduz,
    Liechtenstein


    Facsimile No:                (0)75 236 5555
    Attention:                   The Finance Director

    By:                          Alec Murray and David Andrews




    STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED
    Standard House
    Weyside Park
    Godalming
    Surrey GU7 1XE
    England

    Facsimile No:                01483 860176
    Attention:                   The Finance Director

    By:                          Alec Murray and David Andrews


    THE COVENANTORS



    SPIERER FR RES & CIE S.A.
    7 Rue Versonnex, 1207
    Geneva, Switzerland


    Facsimile No:                (0)75 236 5555
    Attention:                   The Finance Director

    By:                          Alec Murray and David Andrews


    WERKHOF GMBH
    An der Alster 18
    2000 Hamburg
    Germany


    Facsimile No:                00 49 40 280 363
    Attention:                   The Finance Director


    By:                          Alec Murray and David Andrews



SCC

STANDARD COMMERCIAL CORPORATION

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:           00 1 919 237 1109
Attention:              The Finance Director


By:                     Alec Murray and David Andrews




THE LEAD BANK


DEUTSCHE BANK A.G. IN HAMBURG
F/Kreditbearbeitung 3
Alter Wall 37
20457 Hamburg, Germany

Facsimile No:           00 49 40 3701 4784
Attention:              Mrs Monika Nickel


By:                     Bernd Wilken and Nielsen




THE SECURITY AGENT

MEESPIERSON N.V.
Camomile Court
23 Camomile Street
London EC3A 7PP

Facsimile No:           0171 444 8810
Attention:              Walter Gibson Esq


By:                     Walter Gibson and Iain Lappin-Smith



 THE STEERING COMMITTEE

 COMMERZBANK A.G.
 Ness 7-9
 20457 Hamburg, Germany

 Facsimile No:                00 49 40 368 33305
 Attention:                   Mr Weidner

 By:                          Hermann Loeck


 NORDDEUTSCHE LANDESBANK GIROZENTRALE
 Brodschrangen 4
 20457 Hamburg, Germany

 Facsimile No:                00 49 40 3765 5304
 Attention:                   Mrs Barbara Grammel

 By:                          Feldhaus and Scheer




 WESTDEUTSCHE LANDESBANK GIROZENTRALE
 Domstrasse 10, 20095 Hamburg,
 Germany


 Facsimile No:                00 49 40 339 68265
 Attention:                   Mr T. Richter

 By:                          T Richter and Stefan Hofman



 DEUTSCHE BANK A.G. IN HAMBURG
 F/Kreditbearbeitung 3
 Alter Wall 37
 20457 Hamburg, Germany

 Facsimile No:                00 49 40 3701 4784
 Attention:                   Mrs Monika Nickel

 By:                          Bernd Wilken and Nielsen





MEESPIERSON N.V.
Coolsingel 93, P O Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:           00 31 10 401 6929
Attention:              Jaap van Beveren

By:                     Walter Gibson and Iain Lappin-Smith




THE ROYAL BANK OF SCOTLAND PLC
5-10 Great Tower Street
London EC3P 3HX

Facsimile No:           0171 626 5407
Attention:              T J Smith Esq
                        Julia H Peasley

By:                     T J Smith



THE BANKS

JOH. BERENBERG, GOSSLER & CO.
Neuer Jungfernstieg 20
20354 Hamburg,
Germany

Facsimile No:           00 49 40 354 248
Attention:              Mr Schroder

By:                     Klaus Schroeder



BFG BANK
Valentinskamp 89-90
20354 Hamburg, Germany

Facsimile No:           00 49 40 349 52308
Attention:              Regionalburo

By:                     Stahler-Kantel and Hans-Peter Plass


BERLINER HANDELS-UND FRANKFURTER BANK
Paulstrasse 5
20095 Hamburg, Germany

Facsimile No:                00 49 40 324 014
Attention:                   Dr Saft

By:                          Keith Wallis





BERLINER BANK AKTIENGESELLSCHAFT
Niederlassung Hamburg
Domstrasse 21
20095 Hamburg, Germany

Facsimile No:                00 49 40 3020 5319
Attention:                   Mr v. Lobbecke

By:                          Vicky Hartley




COMMERZBANK A.G.
Ness 7-9
20457 Hamburg, Germany

Facsimile No:                00 49 40 368 33305
Attention:                   Mr Weidner

By:                          Hermann Loeck




NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg, Germany

Facsimile No:                00 49 40 376 55304
Attention:                   Mrs Barbara Grammel

By:                          Feldhaus and Scheer


SCHRODER MUNCHMEYER HENGST & CO.
Ballindamm 33
20095 Hamburg, Germany

Facsimile No:                00 49 40 329 5275
Attention:                   Mr Stockmann

By:                          Hahlbrook




THE THAI FARMERS BANK PUBLIC COMPANY LIMITED
Gansemarkt 24
20354 Hamburg, Germany

Facsimile No:                00 49 40 346 206
Attention:                   Mr Heidebrecht

By:                          Pipat Visuttiporn





WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10, 20095 Hamburg,
Germany

Facsimile No:                00 49 40 339 68265
Attention:                   Mr T Richter

By:                           T Richter and Stefan Hofman




BANK JULIUS BAER & CO. LIMITED
Bahnhofstrasse 36
8001 Zurich
Switzerland

Facsimile No:                00 411 202 1016
Attention:                   Dr Zollinger

By:                          Timothy Pereira





NATIONSBANK, N.A. (CAROLINAS)

Facsimile No:                00 1 704 386 1270
Attention:                   Mr Greg Powell

By:                          Richard G Parkhurst





BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
Bank of America House
1 Alie Street
London E1 8DE

Facsimile No:                0171 634 4707
Attention:                   Mr Keith Thomas

By:                          Keith Thomas




THE ROYAL BANK OF SCOTLAND PLC
5-10 Great Tower Street
London EC3P 3HX

Facsimile No:                0171 626 5407
Attention:                   T J Smith Esq
                             Julia H Peasley

By:                          T J Smith